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TABLE OF CONTENTS 3

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-240157

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 29, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 29, 2020)

$690,000,000

Federal Express Corporation

2020-1AA Pass Through Trust
Pass Through Certificates, Series 2020-1AA

         Federal Express Corporation ("FedEx Express") is creating a pass through trust, which will issue FedEx Class AA Pass Through Certificates, Series 2020-1AA (the "Certificates").

         The Certificates will represent undivided interests in the assets of the pass through trust. The proceeds from the sale of the Certificates will be used by the pass through trust on the date of issuance of the Certificates to acquire equipment notes to be issued by FedEx Express on a full recourse basis. Payments on the equipment notes held in the pass through trust will be passed through to the holders of the Certificates. Distributions on the Certificates will be subject to certain subordination provisions described herein. The Certificates do not represent interests in, or obligations of, FedEx Express or any of its affiliates.

         The payment obligations of FedEx Express in respect of the equipment notes will be fully and unconditionally guaranteed by the parent corporation of FedEx Express, FedEx Corporation ("FedEx").

         FedEx Express may in the future cause the creation of other pass through trusts that issue other classes of Pass Through Certificates, Series 2020-1. Any such other classes of Pass Through Certificates, Series 2020-1 would be subordinated to the Certificates, subject to the distribution provisions under the Intercreditor Agreement described herein.

         The equipment notes to be held by the pass through trust will finance 14 Boeing aircraft, each delivered new to FedEx Express between September 2015 and June 2020, with the equipment notes issued in respect of each aircraft being secured by a security interest in such aircraft. Interest on the issued and outstanding equipment notes will be payable semiannually on February 20 and August 20 of each year, commencing on February 20, 2021, and principal on the equipment notes is scheduled for payment on February 20 and August 20 of each year, commencing on February 20, 2021.

         BNP Paribas, acting through its New York branch, will provide a separate liquidity facility for the Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Certificates.

         The Certificates will not be listed on any national securities exchange.

Investing in the Certificates involves risks. See "Risk Factors" beginning on page S-17.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)

Class AA	$690,000,000%		February 20, 2034	100%

(1)
Plus accrued interest, if any, from the date of issuance.

         The underwriters will purchase all of the Certificates if any are purchased. The aggregate proceeds from the sale of the Certificates will be $690,000,000. FedEx Express will pay the underwriters a commission of $            . Delivery of the Certificates in book-entry form will be made on or about                        , 2020 against payment in immediately available funds.

Joint Structuring Agents and Lead Bookrunners

Citigroup	Deutsche Bank Securities	Morgan Stanley

Joint Bookrunner

BNP PARIBAS

The date of this prospectus supplement is                , 2020.

        We have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus supplement or the related prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, regardless of the date of delivery of this prospectus supplement or any sales of securities made in connection herewith. In the case of information contained in documents FedEx files with the SEC and incorporate by reference in this prospectus supplement, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, liquidity, results of operations and prospects, as well as the affairs of the Trust and the Liquidity Provider, may have changed since those dates.

Prospectus
About This Prospectus	1
Forward-Looking Statements	1
Where You Can Find More Information	2
About Our Company	2
Risk Factors	3
Supplemental Financial Information	3

S-i

Use of Proceeds	3
Description of Pass Through Certificates	3
Plan of Distribution	6
Legal Matters	6
Experts	7

S-ii

CERTAIN VOLCKER RULE CONSIDERATIONS

        The Trust is structured so as to, immediately following the issuance of the Certificates pursuant to the Pass Through Trust Agreement, not constitute a "covered fund" for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the "Volcker Rule." In reaching this conclusion, although other statutory or regulatory bases or exclusions may be available to the Trust, we are relying on the determination that the Trust is excluded from the definition of "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), by Rule 3a-7 under the Investment Company Act.

PRESENTATION OF INFORMATION

        These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Certificates that we are currently offering and information about us, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Certificates that we are currently offering. This prospectus supplement contains information that supplements or replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See "About this Prospectus" in the accompanying prospectus.

        In this prospectus supplement, references to "we," "us," "our" and "FedEx Express" and all similar references are to Federal Express Corporation. References to "FedEx" are to our parent company, FedEx Corporation.

        We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The "Index of Defined Terms" attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

        At various places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus (including the information incorporated by reference in this prospectus supplement and the accompanying prospectus) may contain "forward-looking" statements within the meaning of the federal securities laws with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words "will," "may," "could," "would," "should," "believes," "expects," "anticipates," "plans," "estimates," "targets," "projects," "intends" or similar expressions.

        These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, such as statements relating to management's views with respect to future events and financial performance and underlying assumptions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the negative impacts of the COVID-19 pandemic; economic conditions in the global markets in which FedEx operates; anti-trade measures and additional changes in

S-iii

international trade policies and relations; a significant data breach or other disruption to FedEx's technology infrastructure; FedEx's ability to successfully integrate the businesses and operations of FedEx Express and TNT Express B.V. in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses; FedEx's ability to successfully implement its business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions; FedEx's ability to maintain its strong reputation and the value of the FedEx brand; changes in fuel prices or currency exchange rates; FedEx's ability to match capacity to shifting volume levels; the impact of intense competition; evolving or new U.S. domestic or international government regulation or regulatory actions; future guidance, regulations, interpretations or challenges to FedEx's tax positions, including FedEx's ability to defend its interpretations of the Tax Cuts and Jobs Act; FedEx's ability to effectively operate, integrate, leverage and grow acquired businesses; legal challenges or changes related to service providers engaged by FedEx Ground Package System, Inc. and the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service; the impact of any international conflicts or terrorist activities; FedEx's ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; and other factors which can be found in FedEx's and its subsidiaries' press releases and FedEx's filings with the Securities and Exchange Commission ("SEC"). Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        FedEx files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that FedEx files electronically with the SEC at sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto.

        The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC will automatically update and, where applicable, modify and supersede previous information contained in documents filed earlier with the SEC or contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and all of FedEx's future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC) prior to the termination of this offering .

FedEx SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended May 31, 2020
Current Reports on Form 8-K	Filed on June 19, 2020

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding

S-iv

exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting us in writing, by telephone or email at:

FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com

        You can also access FedEx's SEC filings through the Investor Relations page of FedEx's website at investors.fedex.com. The information on our website, however, is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights basic information about our company and this offering. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the sections entitled "Risk Factors" and "Forward-Looking Statements" in this prospectus supplement, as well as the materials filed by FedEx with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related free writing prospectus before making an investment decision. See "Where You Can Find More Information" in this prospectus supplement.

Summary of Terms of Certificates

Certificates
Aggregate face amount	$690,000,000
Interest rate	%
Initial loan to Aircraft value ratio (cumulative)(1)(2)	54.9%
Expected maximum loan to Aircraft value ratio (cumulative)(2)	54.9%
Expected principal distribution window (in years from Issuance Date)	0.5 - 13.5
Weighted initial average life (in years from Issuance Date)	8.8
Regular Distribution Dates	February 20 and August 20
Final Expected Regular Distribution Date(3)	February 20, 2034
Final Legal Distribution Date(4)	August 20, 2035
Minimum denomination(5)	$2,000
Section 1110 protection	Yes
Liquidity Facility coverage	3 semiannual interest payments

(1)
These percentages are calculated as of the Issuance Date. In calculating these percentages, we have assumed that the aggregate appraised value of all such Aircraft is $1,257,885,984 as of the Issuance Date. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals—The Appraisals." For additional information on the Appraisals, a description of the methodology for calculating the aggregate appraised value of the Aircraft can be found under "—Equipment Notes and the Aircraft" in this prospectus supplement summary.

(2)
See "—Loan to Aircraft Value Ratios" in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(3)
The Equipment Notes issued with respect to an Aircraft will mature on or prior to the final expected Regular Distribution Date for the Certificates issued by the Trust. See "Description of the Equipment Notes—Principal and Interest Payments."

(4)
The Final Legal Distribution Date for the Certificates is the date which is 18 months from the final expected Regular Distribution Date for the Certificates, which represents the period corresponding to the Liquidity Facility coverage of three successive semiannual interest payments.

(5)
The Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

        The Trust will hold Equipment Notes issued for, and secured by, each of 10 Boeing 767-300F aircraft and 4 Boeing 777F aircraft, each as described in further detail in the table below, delivered new to FedEx Express between September 2015 and June 2020 (each an "Aircraft" and, collectively, the "Aircraft"). Each Aircraft is owned and is being operated by FedEx Express. See "Description of the Aircraft and the Appraisals" for a description of each Aircraft. Set forth below is certain information about the Equipment Notes to be held in the Trust and each of the Aircraft that will secure such Equipment Notes.

        On and subject to the terms and conditions of the Indenture and the Participation Agreement relating to each Aircraft, FedEx Express will issue on the Issuance Date the Equipment Notes relating to such Aircraft to be held in the Trust. See "Description of the Aircraft and the Appraisals."

Aircraft Type	Registration Number	Manufacturer's Serial Number	Month of Delivery	Initial Principal Amount of Equipment Notes	Appraised Value(1)
Boeing 767-300F	N126FE	42718	September 2015	$32,709,000	$59,630,000
Boeing 767-300F	N130FE	42720	February 2016	33,532,000	61,130,000
Boeing 767-300F	N135FE	42722	June 2016	34,223,000	62,390,000
Boeing 767-300F	N138FE	42723	July 2016	34,393,000	62,700,000
Boeing 767-300F	N144FE	42726	February 2017	35,246,000	64,253,478
Boeing 767-300F	N151FE	43630	October 2017	36,693,000	66,891,393
Boeing 767-300F	N153FE	63095	December 2017	36,811,000	67,108,060
Boeing 767-300F	N155FE	43631	February 2018	37,299,000	67,996,303
Boeing 767-300F	N168FE	63100	November 2018	38,844,000	70,812,754
Boeing 767-300F	N172FE	63103	January 2019	39,415,000	71,854,111
Boeing 777F	N897FD	42705	November 2017	76,487,000	139,437,146
Boeing 777F	N891FD	41440	June 2018	80,295,000	146,380,000
Boeing 777F	N876FD	40682	June 2019	84,097,000	153,310,000
Boeing 777F	N845FD	66255	June 2020	89,956,000	163,992,739

Total:				$690,000,000	$1,257,885,984

(1)
The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. ("AISI"), Avitas, Inc. ("Avitas") and mba Aviation ("MBA", and together with AISI and Avitas, the "Appraisers")). Each appraisal indicates the appraised base value of each Aircraft, adjusted for the actual technical status and maintenance conditions as described in such appraisal. The AISI, Avitas and MBA appraisals are each dated July 24, 2020 and the appraised values provided by AISI, Avitas and MBA are presented as of July 1, 2020, June 26, 2020 and June 30, 2020, respectively. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies, and do not purport to, and do not, reflect the current market value of the Aircraft. See "Description of the Aircraft and the Appraisals—The Appraisals." An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft."

Loan to Aircraft Value Ratios

        The following table provides loan to Aircraft value ratios ("LTVs") for the Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table assumes that an Aircraft ceases to be included in the collateral pool as of the latest Final Maturity Date of the Equipment Notes issued in respect of such Aircraft. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft."

        We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under "Description of the Equipment Notes—Security." The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform the obligations of FedEx Express under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(1)	Pool Balance of Certificates(2)	LTV of Certificates(3)
At Issuance	$1,257,885,984	$690,000,000	54.9%
February 20, 2021	1,237,584,807	671,551,947	54.3%
August 20, 2021	1,217,283,632	653,103,894	53.7%
February 20, 2022	1,196,982,455	634,655,840	53.0%
August 20, 2022	1,176,681,280	616,207,787	52.4%
February 20, 2023	1,156,380,101	597,759,734	51.7%
August 20, 2023	1,136,078,927	579,311,681	51.0%
February 20, 2024	1,115,777,752	560,863,628	50.3%
August 20, 2024	1,095,476,573	542,415,574	49.5%
February 20, 2025	1,075,175,397	523,967,521	48.7%
August 20, 2025	1,054,874,220	505,519,468	47.9%
February 20, 2026	1,034,573,045	487,071,415	47.1%
August 20, 2026	1,014,271,869	468,623,361	46.2%
February 20, 2027	993,970,690	450,175,308	45.3%
August 20, 2027	973,669,515	431,727,255	44.3%
February 20, 2028	953,368,339	413,279,202	43.3%
August 20, 2028	933,067,162	394,831,149	42.3%
February 20, 2029	912,765,988	376,383,095	41.2%
August 20, 2029	892,464,810	357,935,042	40.1%
February 20, 2030	872,163,637	339,486,989	38.9%
August 20, 2030	851,862,459	321,038,936	37.7%
February 20, 2031	831,210,516	302,590,883	36.4%
August 20, 2031	810,205,223	284,142,829	35.1%
February 20, 2032	788,489,189	265,694,776	33.7%
August 20, 2032	766,414,199	247,246,723	32.3%
February 20, 2033	743,971,676	228,798,670	30.8%
August 20, 2033	720,045,142	210,350,617	29.2%
February 20, 2034	694,963,330	—	0.0%

(1)
In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under "Description of the Aircraft and the Appraisals" declines in accordance with the Depreciation Assumption described under "Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes." Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft."

(2)
The "pool balance" for the Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of the Certificates that has not been distributed to the Certificateholders.

(3)
We obtained the LTVs for the Certificates for the Issuance Date and each Regular Distribution Date by dividing (i) the expected outstanding pool balance of the

  Certificates after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date could change if, among other things (x) any Equipment Notes are redeemed or purchased, or (y) there is a default in payment on any Equipment Notes occurs.

Cash Flow Structure

        Illustrates the structure for the offering of the Certificates and certain cash flows.

(1)
FedEx Express will issue Equipment Notes in respect of each Aircraft. The Equipment Notes will be issued under a separate Indenture with respect to each Aircraft.

(2)
The payment obligations of FedEx Express in respect of the Equipment Notes will be fully and unconditionally guaranteed by FedEx.

(3)
The Liquidity Facility for the Certificates is expected to cover up to three semiannual interest distributions on the Certificates. Certain distributions to the Liquidity Provider for the Certificates will be made prior to distributions on the Certificates, as discussed under "Description of the Intercreditor Agreement—Priority of Distributions."

FedEx Express

        FedEx Express is a wholly owned subsidiary of FedEx. FedEx provides a broad portfolio of transportation, e-commerce and business services through companies competing collectively, operating independently and managed collaboratively, under the respected FedEx brand. FedEx Express, including TNT Express B.V., is the world's largest express transportation company, offering time-definite delivery to more than 220 countries and territories, connecting markets that comprise more than 99% of the world's gross domestic product.

        The mailing address of our principal executive offices is 3610 Hacks Cross Road, Memphis, Tennessee 38125. Our main telephone number is (901) 369-3600.

        The address of FedEx's website is fedex.com. The information on the FedEx website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

 The Offering

Trust	The Trust will be formed pursuant to a trust supplement to be entered into between FedEx Express and Wilmington Trust Company and a basic pass through trust agreement between FedEx Express and Wilmington Trust Company, as Trustee. The Certificates will represent fractional undivided interests in the Trust.
Certificates Offered	FedEx Class AA Pass Through Certificates, Series 2020-1AA.
Use of Proceeds

The proceeds from the sale of the Certificates will be used by the Trust on the Issuance Date to acquire from FedEx Express the Equipment Notes to be issued with respect to each Aircraft under the related Indenture.

The Equipment Notes will be full recourse obligations of FedEx Express, and the payment obligations of FedEx Express thereunder will be fully and unconditionally guaranteed by FedEx. FedEx Express will use the proceeds from the issuance of the Equipment Notes with respect to the Aircraft to pay fees and expenses relating to this offering and for general corporate purposes.

Subordination Agent, Trustee and Loan Trustee	Wilmington Trust Company.
Liquidity Provider for the Certificates	Initially, BNP Paribas, acting through its New York branch.
Trust Property	The property of the Trust will include:
• subject to the Intercreditor Agreement, the Equipment Notes and related Parent Guarantee acquired by the Trust, all monies at any time paid thereon and all monies due and to become due thereunder;
• the rights of the Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);
• all monies receivable under the Liquidity Facility for the Trust; and
• funds from time to time deposited with the Trustee in accounts relating to the Trust.
Parent Guarantee	FedEx will unconditionally guarantee the payment obligations of FedEx Express under the Equipment Notes pursuant to a guarantee (the "Parent Guarantee").
Regular Distribution Dates	February 20 and August 20 of each year, commencing on February 20, 2021.
Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions

The Trustee will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in the Trust to the holders of the Certificates of the Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,
• Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•

other payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days' notice to Certificateholders.

Intercreditor Agreement

The Trustee, the Liquidity Provider and the Subordination Agent will enter into the Intercreditor Agreement. The Intercreditor Agreement will prescribe how payments made on the Equipment Notes held by the Subordination Agent and made under the Liquidity Facility will be distributed. The Intercreditor Agreement also will set forth agreements among the Trustee and the Liquidity Provider relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:
• first, to the holders of the Certificates to make distributions in respect of interest payments on the Certificates; and
• second, to the holders of the Certificates to make distributions in respect of the Pool Balance of the Certificates.

Certain distributions to the Liquidity Provider will be made prior to distributions on the Certificates, as discussed under "Description of the Intercreditor Agreement—Priority of Distributions." In addition, if any Additional Certificates are issued, the priority of distributions will be revised. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

Control of Loan Trustee

The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:
• if Final Distributions have not been paid in full to the holders of the Certificates, the Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

• under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.
Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of FedEx Express, the Controlling Party may not, without the consent of the Trustee (unless all of the Certificates are held or beneficially owned by FedEx Express or FedEx Express's affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See "Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies" for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates

If FedEx Express is in bankruptcy and certain other specified events have occurred and Additional Certificates subordinated to the Certificates offered hereby have been issued, the holders (other than FedEx Express or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Certificates and, if applicable, any other class of Additional Certificates generally ranking senior in priority of payment to such class of Additional Certificates. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

The purchase price, in each case described above, of the Certificates will be the outstanding Pool Balance of the Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders.

Liquidity Facility

Under the Liquidity Facility, the Liquidity Provider will be required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on the Certificates) at the interest rate for such Certificates. Drawings under the Liquidity Facility cannot be used to pay any amount in respect of the Certificates other than such interest. See "Description of the Liquidity Facility" for a description of the terms of the Liquidity Facility, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, if Additional Certificates that are subordinated to the Certificates are issued in the future that have the benefit of a liquidity facility, the holders of such Additional Certificates will be entitled to receive and retain the proceeds of interest drawings under the liquidity facility for the applicable trust and Additional Certificates.

Upon each drawing under the Liquidity Facility, or an additional liquidity facility entered into in connection with any Additional Trust, to pay interest distributions on the Certificates or any Additional Certificates that may be issued in the future, as applicable, the Subordination Agent will be obligated to reimburse the Liquidity Provider, or such related additional liquidity provider, for the amount of such drawing, together with interest on that drawing at the interest rate provided for in the applicable liquidity facility. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facility (or to the liquidity provider under an additional liquidity facility) and certain other agreements will rank senior to all of the Certificates and any Additional Certificates in right of payment. Any such obligations relating to any additional liquidity facility will, with the consent of the Liquidity Provider, rank equally with comparable obligations owed to the Liquidity Provider.

Possible Issuance of Additional Certificates

One or more classes of subordinated additional pass through certificates, referred to herein as Additional Certificates, may be issued at any time and from time to time. Each class of Additional Certificates will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for the Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any Additional Certificates in compliance with such conditions will not require the consent of the Trustee or any holder of the Certificates. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Certificates. See "Description of the Certificates—Certificate Buyout Right of Certificateholders." In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Certificates. In addition, the Additional Certificates may have the benefit of credit support (including a liquidity facility). See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

Equipment Notes
(a) Issuer	FedEx Express will issue Equipment Notes under the Indentures, which will be acquired by the Trust.
(b) Parent Guarantor	The payment obligations of FedEx Express in respect of the Equipment Notes will be fully and unconditionally guaranteed by the parent corporation of FedEx Express, FedEx Corporation.
(c) Interest

The issued and outstanding Equipment Notes held in the Trust will accrue interest at the Stated Interest Rate for the Certificates issued by the Trust. Interest on the issued and outstanding Equipment Notes will be payable on February 20 and August 20 of each year, commencing on February 20, 2021, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(d) Principal

Principal payments on the issued and outstanding Equipment Notes are scheduled to be paid in specified amounts on February 20 and August 20 of each year, commencing on February 20, 2021 and ending on certain dates depending on the applicable Aircraft related to the Equipment Notes as specified under "Description of the Equipment Notes—Principal and Interest Payments."

(e) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures with respect to potential future issuances of Additional Equipment Notes:

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if FedEx Express issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see "Possible Issuance of Additional Certificates and Refinancing of Certificates"); and

•

the indebtedness evidenced by the Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Additional Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See "Description of the Intercreditor Agreement—Priority of Distributions."

(f) Redemption	Airframe Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Airframe or the Airframe and one or more Engines of an Aircraft, FedEx Express will either:

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substitute for such Airframe (and any such Engines) under the related financing agreements an airframe (and a number of engines equal to the number of Engines, if any, with respect to which the Event of Loss occurred) meeting certain requirements; or

• redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.
The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption.    FedEx Express may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, FedEx Express may elect to redeem all of the outstanding Additional Equipment Notes of any series in connection with a refinancing of such series or without refinancing. See "Possible Issuance of Additional Certificates and Refinancing of Certificates." The redemption price in each such case will be the unpaid principal amount of such Additional Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See "Description of the Equipment Notes—Redemption."

(g) Security and cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under "Description of the Equipment Notes—Security" and "Description of the Equipment Notes—Subordination." This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of Title 11 of the United States Code, the U.S. Bankruptcy Code (the "Bankruptcy Code")) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code ("Section 1110").

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(h) Airframe Substitution

FedEx Express may, at any time and from time to time, with respect to any Aircraft, substitute for the related Airframe an airframe of the same model or improved model of the manufacturer of the Aircraft, free and clear of all liens (other than permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

• no Indenture Event of Default has occurred and is continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Equipment Notes under such related Indenture; and

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the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted has been maintained in accordance with such related Indenture).

See "Description of the Equipment Notes—Security—Substitution of Airframe."
(i) Cross-default

There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the outstanding Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all such Aircraft.

(j) Section 1110 Protection	Davis Polk & Wardwell LLP, as counsel for FedEx Express, will provide an opinion to the Trustee that the benefits of Section 1110 will be available for each of the Aircraft.
Material U.S. Federal Income Tax Consequences

It is intended that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences."

Certain ERISA Considerations	Each person who purchases or holds a Certificate or an interest therein will be deemed to have:

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represented that either (a) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein; or (b) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of any Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law or otherwise will not constitute or result in a prohibited transaction under ERISA or the Code or a violation of any Similar Law; and

•

directed the Trustee to invest in the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein and in the Pass Through Trust Agreement and any other agreement or document governing the Trust (as each term is defined below).

See "Certain ERISA Considerations."
Governing Law	The Certificates and the Equipment Notes will be governed by the laws of the State of New York.
Risk Factors

Investing in the securities offered hereby involves risks that are described in the "Risk Factors" section of FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2020 and beginning on page S-17 of this prospectus supplement.

RISK FACTORS

        Investing in the Certificates offered hereby involves risks. In connection with any investment in the Certificates, you should consider carefully (i) the factors identified in the "Risk Factors" section of FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2020, (ii) the factors set forth below related to the Certificates, and (iii) the other information set forth elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent the coronavirus ("COVID-19") pandemic adversely affects FedEx's business and financial results, it may also have the effect of heightening many of the other risks described in this section and in the "Risk Factors" section of FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2020.

Risk Factors Relating to the Certificates and the Offering

Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.

        Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. Each of the AISI, Avitas and MBA appraisals are each dated July 24, 2020 and the appraised values are presented as of July 1, 2020, June 26, 2020 and June 30, 2020, respectively. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account "base value", which is the theoretical value for an aircraft assuming a balanced market, while "current market value" is the value for an aircraft in the actual market. In particular, each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. Appraisals that are more current or are based on other assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. In particular, the appraised values provided by MBA were determined on the assumption that the COVID-19 pandemic would not adversely affect the market for freighter aircraft because the use of such aircraft has not been diminished by the pandemic. As the pandemic evolves, its effect on the freighter aircraft market could change and this assumption could prove to be inaccurate. Separately, because large cargo aircraft are operated by relatively few carriers, secondary market opportunities for the Aircraft are uncertain and limited by the small operator base and geographic distribution, further contributing to the limitations of the appraised values. See "Description of the Aircraft and the Appraisals—The Appraisals."

        An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and express transportation industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block. Moreover, FedEx Express and one other air carrier make up a large portion of the market for large cargo aircraft, making the market for the Aircraft more limited than that of certain other aircraft types, which may negatively affect the resale value of the Aircraft.

        Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

The value of the Aircraft may deteriorate.

        To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If FedEx Express fails to perform these responsibilities adequately, the Aircraft may not be airworthy and/or the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be a lesser amount of proceeds than anticipated to repay the holders of Equipment Notes. See "Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance; Operation; Alterations, Modifications and Additions."

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

        To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, FedEx Express is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. However, inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See "Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance."

Repossession of Aircraft may be difficult, time-consuming and expensive.

        There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, subject to the terms and conditions of the related Indenture and Participation Agreement, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange, pooling, borrowing or other similar arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the U.S., is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or another domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See "Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession."

        In addition, some foreign jurisdictions may allow for other liens or other third-party rights to have priority over a Loan Trustee's security interest in an Aircraft to a greater extent than is permitted under U.S. law. As a result, the benefits of a Loan Trustee's security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the U.S.

        In connection with the repossession of an Aircraft, FedEx Express may be required to pay outstanding mechanics' liens, hangarkeepers' liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft. Moreover, FedEx Express or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third-party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third-party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds from which to repay the holders of the Equipment Notes.

        Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If FedEx Express fails to transfer title to engines not owned by FedEx Express that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Provider, the Subordination Agent and the Trustee will receive certain payments before the Certificateholders.

        Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the Certificates, before the holders of the Certificates receive any funds. In addition, the Subordination Agent and the Trustee will receive certain payments before the holders of the Certificates receive distributions. See "Description of the Intercreditor Agreement—Priority of Distributions."

        Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under an Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on the Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see "Description of the Intercreditor Agreement—Priority of Distributions."

        In addition, if any Additional Certificates are issued in the future, the subordination provisions applicable to the Certificates permit certain distributions to be made on all such Additional Certificates prior to making distributions in full on the Certificates. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

        If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See "Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default."

        The Controlling Party will be:

  •
  if Final Distributions have not been paid in full to holders of the Certificates, the Trustee;

  •
  if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

  •
  under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

        As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

        Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies." The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders may receive a smaller amount of principal distributions than anticipated and may not have any claim for the shortfall against FedEx Express (except in circumstances described in the second bullet point below), the Loan Trustee, the Liquidity Provider or the Trustee if the Controlling Party takes the following actions:

  •
  it sells any Equipment Notes for less than their outstanding principal amount; or

  •
  it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

        The Equipment Notes will be cross-collateralized to the extent described under "Description of the Equipment Notes—Security" and "Description of the Equipment Notes—Subordination" and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

        Any credit rating assigned to the Certificates is not a recommendation to purchase, hold or sell the Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of FedEx Express, FedEx or the Liquidity Provider) so warrant. Moreover, any change in a rating agency's assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Certificates.

        Any credit ratings assigned to the Certificates would be expected to be based primarily on the default risk of the Equipment Notes and the Guarantee, the availability of the Liquidity Facility for the benefit of the holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Airframe or Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date.

        The reduction, suspension or withdrawal of any credit ratings assigned to the Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

        The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting FedEx, FedEx Express or any of their respective affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

        The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase our common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell the Certificates.

        The Certificates are a new issue of securities. Prior to this offering of the Certificates, there has been no trading market for the Certificates. Neither FedEx Express nor the Trust intends to apply for listing of the Certificates on any national securities exchange. The Underwriters may assist in resales of the Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

        The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of FedEx Express's or FedEx's financial performance and prospects. See also "—The market for Certificates could be negatively affected by legislative and regulatory changes."

The market for Certificates could be negatively affected by legislative and regulatory changes.

        The Certificates are sold to investors under an exemption to the Investment Company Act that permits the Trust to issue the Certificates to investors generally without registering as an investment company; provided that the Certificates have an investment grade credit rating at the time of original issuance. Events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Trust to sell the Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or otherwise modifies it, or if other legislative or regulatory changes are enacted that affect the ability of the Trust to issue the Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Certificates, or to resell their Certificates to other investors generally and, in each case, the Trust is unable to rely on, or satisfy, such modified exemption or changes, or is unable to rely on an alternative exemption (if any), the secondary market for the Certificates could be negatively affected and, as a result, the market price of the Certificates could decrease.

Delivery of income tax return information may be delayed.

        The Trustee will provide you with a statement containing certain information necessary for you to prepare your United States federal income tax returns within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law (without extensions). It is possible that the Trustee will not be able to deliver such information to you prior to the applicable due date for your income tax returns (determined without extensions), and it is therefore possible that you will need to apply for extensions of time to file your tax returns.

Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Certificates.

        In Europe, there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities and may thereby affect the price and liquidity of such securities.

        Neither FedEx Express nor any of its affiliates: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the "EU Securitization Regulation"), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, the Draft Regulatory Technical Standards relating to risk retention published by the European Banking Authority on 31 July 2018 (the "Draft Securitization RTS") or any other delegated regulations of the European Commission (including the final enacted form of the Draft Securitization RTS) in each case as amended from time to time (the "EU Securitization Laws"), or any regulations, guidelines or other regulatory materials in respect of similar matters in the United Kingdom that are introduced following an exit of the United Kingdom from the European Union (the "UK Securitization Laws"), or regarding the regulatory capital treatment of the investment in the Certificates on the Issuance Date or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Certificate is relevant to any investor's decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Certificates considered to be a "securitization position" for the purposes of the EU Securitization Laws or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws or UK Securitization Laws, including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor's ability to resell the Certificates and may also affect the price and liquidity of the Certificates in the secondary market. Investors must be prepared to bear the risk of holding Certificates until maturity.

        Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Certificates, which, in turn, may adversely affect the ability of investors in the Certificates who are not subject to those provisions to resell their Certificates in the secondary market. No representation is made as to the proper characterization of the Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Certificates for such purposes or under such restrictions.

        Investors are themselves responsible for monitoring and assessing any changes to European risk retention laws and regulations (including UK Securitization Laws). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws, the UK Securitization Laws, the EU Securitization Regulation (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Certificates.

USE OF PROCEEDS

        The proceeds from the sale of the Certificates of the Trust will be used by the Trust on the Issuance Date to acquire from FedEx Express the Equipment Notes to be issued with respect to each Aircraft under the related Indenture.

        The Equipment Notes will be full recourse obligations of FedEx Express, and the payment obligations of Federal Express thereunder will be fully and unconditionally guaranteed by FedEx. FedEx Express will use the proceeds from the issuance of the Equipment Notes with respect to the Aircraft to pay fees and expenses relating to this offering and for general corporate purposes.

DESCRIPTION OF THE CERTIFICATES

        The following summary describes certain material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the form of which was filed with the SEC as an exhibit to FedEx's Registration Statement on Form S-3 on July 29, 2020 and to all of the provisions of the Certificates, the Trust Supplement, the Liquidity Facility and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by FedEx with the SEC.

General

        Each pass through certificate offered hereby (each, a "Certificate" and, collectively, the "Certificates") will represent a fractional undivided interest in the FedEx Pass Through Trust 2020-1AA (the "Trust"). The Trust will be formed pursuant to a pass through trust agreement between FedEx Express and Wilmington Trust Company, as trustee, to be entered into prior to the issuance of any Certificates (the "Basic Agreement"), and a separate supplement thereto (the "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreement"). The trustee under the Trust is referred to herein as the "Trustee." The Trust will purchase all of the Equipment Notes. The holders of the Certificates are referred to herein as the "Certificateholders." The sum of the initial principal balance of the Equipment Notes held by the Trust will equal the initial aggregate face amount of the Certificates issued by the Trust.

        Each Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement. The property of the Trust (the "Trust Property") will consist of:

  •
  subject to the Intercreditor Agreement, the Equipment Notes acquired by the Trust and the related Parent Guarantee, all monies at any time paid thereon and all monies due and to become due thereunder;

  •
  the rights of the Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

  •
  all monies receivable under the Liquidity Facility for the Trust; and

  •
  funds from time to time deposited with the Trustee in accounts relating to the Trust. (Trust Supplement, Section 1.01)

        The Certificates of the Trust represent fractional undivided interests in the Trust only, and all payments and distributions thereon will be made only from the Trust Property of the Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplement, Section 3.01) The Certificates do not represent indebtedness of the Trust, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplement, Section 3.01) The Certificates do not represent an interest in or obligation of FedEx Express, FedEx, the Trustee, the Subordination Agent, the Loan Trustee or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

        The Certificates will be issued in fully registered form only and will be subject to the provisions described below under "—Book-Entry Registration; Delivery and Form." The Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. (Trust Supplement, Section 4.01(a))

Payments and Distributions

        The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "—Subordination" and "Description of the Intercreditor Agreement."

        Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in the Trust will be distributed by the Trustee to Certificateholders of the Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

        February 20 and August 20 of each year, commencing on February 20, 2021, are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date").

  Interest

        The issued and outstanding Equipment Notes held in the Trust will accrue interest at the rate per annum applicable to the Certificates to be issued by the Trust, payable on each Regular Distribution Date commencing on the first Regular Distribution Date, except as described under "Description of the Equipment Notes—Redemption." The rate per annum applicable to the Certificates is set forth on the cover page of this prospectus supplement. The interest rate applicable to the Certificates, as shown on the cover page of this prospectus supplement, is referred to as the "Stated Interest Rate" for the Trust. Interest payments on the Equipment Notes will be distributed to Certificateholders of the Trust on each Regular Distribution Date until the final Distribution Date for the Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

        Distributions of interest on the Certificates will be supported by a Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of the Certificates. The Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the Certificates at the Stated Interest Rate for the Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on the Certificates). The Liquidity Facility for the Certificates will not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to the Certificates, any interest with respect to the Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the certificates of any other class. Therefore, only the holders of the Certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility. See "Description of the Liquidity Facility."

  Principal

        Payments of principal on the issued and outstanding Equipment Notes are scheduled to be paid in specified amounts on February 20 and August 20 of each year, commencing on February 20, 2021, and ending on certain dates depending on the applicable Aircraft related to such Equipment Notes as specified under "Description of the Equipment Notes—Principal and Interest Payments."

  Distributions

        Payments of interest on or principal of the Equipment Notes (including drawings made under the Liquidity Facility in respect of a shortfall of interest payable on any Equipment Note) scheduled to be made on a Regular Distribution Date are referred to herein as "Scheduled Payments." See

"Description of the Equipment Notes—Principal and Interest Payments." The "Final Legal Distribution Date" for the Certificates is August 20, 2035.

        Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee will distribute to the Certificateholders of the Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of the Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date, and each Certificateholder of the Trust will be entitled to receive its proportionate share, based upon its fractional interest in the Trust, of such distribution. Each such distribution of Scheduled Payments will be made by the Trustee to the Certificateholders of record of the Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a)) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01)

        Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the "Collateral") other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption, a purchase or a prepayment of any Equipment Note, the date of such early redemption, purchase or prepayment (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplement, Section 7.01(d))

        The Trustee will send a notice to the Certificateholders of the Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption, purchase or prepayment of the Equipment Notes held in the Trust, such notice will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC's applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be sent as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplement, Section 7.01(d)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for the Trust will be made by the Trustee to the Certificateholders of record of the Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See "—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" and "Description of the Equipment Notes—Redemption."

        The Pass Through Trust Agreement will require that the Trustee establish and maintain, for the Trust and for the benefit of the Certificateholders of the Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by the Trustee. (Basic Agreement, Section 4.01(a)) The Pass Through Trust Agreement will require that the Trustee establish and maintain, for the Trust and for the benefit of the Certificateholders of the Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by the Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01(b) and Section 4.04; Trust Supplement, Section 7.01(c)) Pursuant to the terms of the Pass Through Trust Agreement, the Trustee will be required to deposit any Scheduled Payments relating to the Trust so received by it in the Certificate Account of the Trust and to deposit any Special Payments so received by it in the Special Payments Account of the Trust. (Basic Agreement, Section 4.01; Trust Supplement, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

        The Final Distribution for the Trust will be made only upon presentation and surrender of the Certificates for the Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See "—Termination of the Trust" below. Distributions in respect of Certificates issued in global form will be made as described in "—Book-Entry Registration; Delivery and Form" below.

        If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplement, Sections 3.02(c) and 3.02(d))

        "Business Day" means, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Wilmington, Delaware, or, so long as any Certificate is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings or payments under the Liquidity Facility, which is also a "Business Day" as defined in the Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

        The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See "Description of the Intercreditor Agreement—Priority of Distributions."

Pool Factors

        The "Pool Balance" of the Certificates issued by the Trust indicates, as of any date, the original aggregate face amount of the Certificates of the Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of the Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by the Trust as of any date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by the Trust or payment with respect to other Trust Property held in the Trust and the distribution thereof to be made on such date. (Trust Supplement, Section 1.01; Intercreditor Agreement, Section 1.01)

        The "Pool Factor" for the Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of the Trust by (ii) the original aggregate face amount of the Certificates of the Trust. The Pool Factor for the Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by the Trust or payments with respect to other Trust Property held in the Trust and the distribution thereof to be made on that date. (Trust Supplement, Section 1.01) The Pool Factor of the Trust will be 1.0000000 on the date of issuance of the Certificates (the "Issuance Date"); thereafter, the Pool Factor for the Trust will decline as described herein to reflect reductions in the Pool Balance of the Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of the Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of the Trust by the Pool Factor for the Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for the Trust will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC's applicable procedures) to Certificateholders of the Trust on each Distribution Date. (Trust Supplement, Section 5.01(a))

        The following table sets forth the expected aggregate principal amortization schedule (the "Assumed Amortization Schedule") for the Equipment Notes to be held in the Trust and resulting Pool Factors with respect to the Trust. The actual aggregate principal amortization schedule applicable to the Trust and the resulting Pool Factors with respect to the Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for the Trust may be affected if, among other things, (i) any Equipment Notes held in the Trust are redeemed or purchased, or (ii) a default in payment on any Equipment Note occurs.

	Certificates
Date	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000
February 20, 2021	18,448,053.21	0.9732637
August 20, 2021	18,448,053.21	0.9465274
February 20, 2022	18,448,053.21	0.9197911
August 20, 2022	18,448,053.21	0.8930548
February 20, 2023	18,448,053.21	0.8663185
August 20, 2023	18,448,053.21	0.8395821
February 20, 2024	18,448,053.21	0.8128458
August 20, 2024	18,448,053.21	0.7861095
February 20, 2025	18,448,053.21	0.7593732
August 20, 2025	18,448,053.21	0.7326369
February 20, 2026	18,448,053.21	0.7059006
August 20, 2026	18,448,053.21	0.6791643
February 20, 2027	18,448,053.21	0.6524280
August 20, 2027	18,448,053.21	0.6256917
February 20, 2028	18,448,053.21	0.5989554
August 20, 2028	18,448,053.21	0.5722191
February 20, 2029	18,448,053.21	0.5454827
August 20, 2029	18,448,053.21	0.5187464
February 20, 2030	18,448,053.21	0.4920101
August 20, 2030	18,448,053.21	0.4652738
February 20, 2031	18,448,053.21	0.4385375
August 20, 2031	18,448,053.21	0.4118012
February 20, 2032	18,448,053.21	0.3850649
August 20, 2032	18,448,053.21	0.3583286
February 20, 2033	18,448,053.21	0.3315923
August 20, 2033	18,448,053.21	0.3048560
February 20, 2034	210,350,616.54	0.0000000

        If the Pool Factor and Pool Balance of the Trust differ from the Assumed Amortization Schedule for the Trust, notice thereof will be provided to the Certificateholders of the Trust as described hereafter. The Pool Factor and Pool Balance of the Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in the Trust, as described in "—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default", "Possible Issuance of Additional Certificates and Refinancing of Certificates" and "Description of the Equipment Notes—Redemption." Promptly following the date of any such redemption, purchase or default, notice of such recomputed Pool Factors and Pool Balances will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC's applicable procedures) to the Certificateholders of the Trust. (Trust

Supplement, Sections 5.01(c) and 5.01(d); Basic Agreement, Section 4.03) See "—Reports to Certificateholders" and "—Certificate Buyout Right of Certificateholders."

Reports to Certificateholders

        On each Distribution Date, the Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3) below):

  (1)
  the aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the Liquidity Provider;

  (2)
  the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

  (3)
  the amount of such distribution under the Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the Liquidity Provider; and

  (4)
  the Pool Balance and the Pool Factor for the Trust. (Trust Supplement, Section 5.01(a))

        As long as the Certificates are registered in the name of The Depository Trust Company ("DTC") or its nominee (including Cede & Co. ("Cede")), on the record date prior to each Distribution Date, the Trustee will request that DTC post on its Internet bulletin board (or otherwise provide in accordance with its applicable procedures) a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the Trustee will send electronically, in accordance with DTC's applicable procedures, to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplement, Section 5.01(a))

        In addition, within a reasonable period of time after the end of each calendar year (but not later than the latest date permitted by law (without extension)), the Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplement, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplement, Section 5.01(b))

        At such time, if any, as Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of the Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

        Wilmington Trust Company will be the initial Trustee under the Trust. (Basic Agreement, Sections 7.08 and 7.09)

        Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder (including, subject to certain limitations, the foreclosure and sale of the Aircraft and other Collateral under such Indenture). In addition, under such circumstances, the Controlling Party may sell all (but not less than all) of such Equipment Notes to any person, subject to certain limitations. See "Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies." The proceeds of any such sale of the Aircraft, other Collateral or Equipment Notes will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to the Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplement, Sections 7.01(c) and 7.01(d))

        The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against FedEx Express (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), the Liquidity Provider or the Trustee. Neither the Trustee nor the Certificateholders, furthermore, can take action with respect to any remaining Equipment Notes held in the Trust as long as no Indenture Event of Default exists with respect thereto.

        Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of the Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in the Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for the Trust and will be distributed to the Certificateholders of the Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplement, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

        Any funds representing payments received with respect to any defaulted Equipment Notes, other than Scheduled Payments received on the applicable Regular Distribution Date or within five days thereafter, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for the Trust will, to the extent practicable, be invested by the Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) "Permitted Investments" are defined as obligations of the U.S. or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the U.S. and which mature in not more than 365 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

        The Pass Through Trust Agreement will provide that the Trustee will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders by mail (or in the case of Global Certificates, by electronic transmission in accordance with DTC's applicable procedures) of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, the Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term "default" with respect to the Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to the Trust or a Triggering Event under the Intercreditor Agreement, and the term "event of default" with respect to the Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

        "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) certain bankruptcy or insolvency events involving FedEx Express. (Intercreditor Agreement, Section 1.01)

        The Pass Through Trust Agreement will contain a provision entitling the Trustee of the Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

        Subject to certain qualifications to be set forth in the Pass Through Trust Agreement and to certain limitations to be set forth in the Intercreditor Agreement, the Certificateholders of the Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or pursuant to the terms of the Intercreditor Agreement or the Liquidity Facility, or exercising any trust or power conferred on the Trustee under the Pass Through Trust Agreement, the Intercreditor Agreement, or the Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See "Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party."

        Subject to the Intercreditor Agreement, the Certificateholders of the Trust evidencing fractional undivided interests aggregating not less than a majority in interest of the Trust may on behalf of all Certificateholders of the Trust waive any past Indenture Event of Default or "default" under the Pass Through Trust Agreement and its consequences or, if the Trustee is the Controlling Party, may direct the Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of the Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of the Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See "Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party."

Certificate Buyout Right of Certificateholders

        After the occurrence and during a continuation of a Certificate Buyout Event, if any Additional Certificates are issued, the holders of such Additional Certificates (other than FedEx Express or any of its affiliates) will have the right (the "Additional Holder Buyout Right")—regardless of the exercise of purchase rights by any Senior Additional Certificateholder (if any)—to purchase all but not less than all of the Certificates and each Senior Additional Certificates (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of such Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor.

        If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced or otherwise replaced. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

        In each case, the purchase price will be equal to the Pool Balance of the Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders under the Pass Through Trust Agreement, the Intercreditor Agreement, any Equipment Note held as part of the Trust Property or the Indenture, the Parent Guarantee and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after the record date under the Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date).

        Such purchase right may be exercised by any holder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other holder(s) of the same class notifies the purchasing holder that such other holder(s) (other than FedEx Express or any of its affiliates) want(s) to participate in such purchase, then such other holder(s) may join with the purchasing holder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing holder of such class. Upon consummation of such a purchase, no other holder of the same class as the purchasing holder(s) will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If FedEx Express or any of its affiliates is a holder, it will not have the purchase rights described above. (Trust Supplement, Section 6.01)

        A "Certificate Buyout Event" means that a FedEx Express Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the "60-Day Period") has expired and (ii) FedEx Express has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, FedEx Express has abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

        "Junior Additional Certificateholder" means each holder of Junior Additional Certificates.

        "Junior Additional Certificates" means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

        "Senior Additional Certificateholder" means each holder of Senior Additional Certificates.

        "Senior Additional Certificates" means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

        A "PTC Event of Default" with respect to the Pass Through Trust Agreement and the Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

  •
  the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

  •
  the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

        Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

Merger, Consolidation and Transfer of Assets

        FedEx Express will be prohibited from consolidating with or merging into any other entity where FedEx Express is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

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  the successor or transferee entity is organized and validly existing under the laws of the U.S. or any state thereof or the District of Columbia;

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  the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

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  the successor or transferee entity expressly assumes all of the obligations of FedEx Express contained in the Basic Agreement and the Trust Supplement, the Equipment Notes, the Indentures and the Participation Agreements;

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  if the Aircraft are, at the time, registered with the FAA or such person is located in a "Contracting State" (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

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  FedEx Express has delivered a certificate indicating that such transaction, in effect, complies with such conditions.

        In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplement, Section 8.01; Participation Agreements, Section 6.02(e))

        None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of FedEx Express.

Modification of the Pass Through Trust Agreement and Certain Other Agreements

        The Pass Through Trust Agreement will contain provisions permitting FedEx Express and the Trustee thereof and, if applicable, FedEx, to enter into one or more agreements supplemental to the Pass Through Trust Agreement or, at the request of FedEx Express, permitting or requesting the execution of amendments or agreements supplemental to the Intercreditor Agreement, any of the Participation Agreements, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or any Parent Guarantee, without the consent of any Certificateholder of the Trust to, among other things:

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  evidence the succession of another corporation or entity to FedEx Express and the assumption by such corporation or entity of the covenants of FedEx Express contained in the Pass Through Trust Agreement or of FedEx Express's obligations under the Intercreditor Agreement, any Participation Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or, if applicable, to evidence the succession of another corporation or entity to FedEx and the assumption by any such corporation or entity of the covenants of FedEx contained in the Pass Through Trust Agreement or of FedEx's obligations under the Parent Guarantee;

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  add to the covenants of FedEx Express or FedEx for the benefit of holders of any Certificates or surrender any right or power conferred upon FedEx Express or FedEx in the Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or the Parent Guarantee;

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  cure any ambiguity or correct any mistake or inconsistency contained in, any Certificate, the Basic Agreement, the Trust Supplement, the Intercreditor Agreement, any Participation Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or the Parent Guarantee;

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  make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, the Trust Supplement, the Intercreditor Agreement, any Participation Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or the Parent Guarantee as FedEx Express may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the Certificates;

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  comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

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  modify, eliminate or add to the provisions of the Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or the Parent Guarantee, to the extent necessary to establish, continue or obtain the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, any Participation Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or the Parent Guarantee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or

    the Parent Guarantee, such other provisions as may be expressly permitted by the Trust Indenture Act;

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  evidence and provide for the acceptance of appointment by a successor Trustee under the Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or the Parent Guarantee, (ii) evidence the substitution of the Liquidity Provider with a replacement liquidity provider, (iii) provide for any Replacement Liquidity Facility or incorporate appropriate mechanics for multiple instruments for a Replacement Liquidity Facility for a single Trust, all as provided in the Intercreditor Agreement, or (iv) add to or change any of the provisions of the Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or the Parent Guarantee as necessary to provide for or facilitate the administration of the Trust under the Pass Through Trust Agreement by more than one trustee or to provide multiple Liquidity Facilities with respect to one or more Trusts;

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  provide certain information to the Trustee as required in the Pass Through Trust Agreement;

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  add to or change any provision of any Certificates, the Basic Agreement or the Trust Supplement to the extent necessary to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

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  provide for the delivery of any agreement supplemental to the Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

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  correct or supplement the description of any property of the Trust;

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  modify, eliminate or add to the provisions of the Basic Agreement, the Trust Supplement or any Participation Agreement to reflect the substitution of a substitute airframe for any Airframe; or

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  make any other amendments or modifications to the Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more classes to be hereafter issued;

provided, however, that no such supplemental agreement shall cause the Trust to fail to qualify as a "grantor trust" for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplement, Section 8.02). See "Description of the Equipment Notes—Security—Substitution of Airframe" for a description of the requirements for giving effect to the substitution of any Airframe pursuant to the related Indenture.

        The Pass Through Trust Agreement will also contain provisions permitting FedEx Express and the Trustee and, if applicable, FedEx, to enter into one or more agreements supplemental to the Pass Through Trust Agreement or, at the request of FedEx Express, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the Intercreditor Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or any Parent Guarantee, without the consent of the Certificateholders of the Trust, to provide for the issuance of any Additional Certificates or Refinancing Certificates, the formation of the related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Refinancing Certificates, and other matters incidental thereto or as otherwise contemplated by the Pass Through Trust Agreement, all as provided in, and subject to certain terms and conditions set forth in, the Intercreditor Agreement. (Trust Supplement, Section 8.02) See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

        The Pass Through Trust Agreement will also contain provisions permitting the execution, with the consent of the Certificateholders of the Trust evidencing fractional undivided interests aggregating not less than a majority in interest of the Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Trust Agreement, the Intercreditor Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or any Parent Guarantee to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under the Pass Through Trust Agreement, the Intercreditor Agreement, the Liquidity Facility (or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates) or any Parent Guarantee, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

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  reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in the Trust, or distributions in respect of any Certificate of the Trust, or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of the Trust to institute suit for the enforcement of any such payment or distribution when due;

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  permit the disposition of any Equipment Note held in the Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in the Pass Through Trust Agreement, the Intercreditor Agreement or the Liquidity Facility;

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  alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

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  modify certain amendment provisions in the Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the Trust provided for in the Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in the Pass Through Trust Agreement, or to provide that certain other provisions of the Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder of such class affected thereby; or

  •
  cause the Trust to be treated as other than a "grantor trust" for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplement, Section 8.03)

        Notwithstanding any other provision, no amendment or modification of the buyout rights described in "—Certificate Buyout Right of Certificateholders" shall be effective unless the Trustee of the Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplement, Section 8.04)

        If the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note, the Parent Guarantee or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the Trust registered on the register of the Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

  •
  whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

  •
  whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

  •
  how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

        Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

  •
  other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

  •
  as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

        For purposes of the immediately preceding paragraph, a Certificate is deemed "actually voted" if the applicable Certificateholder thereof has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

        Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the Trustee or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the Trust. The Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of the Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment

Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See "—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of the Trust to direct the Trustee in such circumstances. In addition, see "Description of the Equipment Notes—Security—Substitution of Airframe" for a description of the requirements for giving effect to the substitution of any Airframe pursuant to the related Indenture.

Termination of the Trust

        With respect to the Trust, the obligations of FedEx Express and the Trustee and, if applicable, FedEx, will terminate upon the distribution to the Certificateholders and to the Trustee of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the disposition of all property held in the Trust. The Trustee will mail (or in the case of Global Certificates, will send electronically in accordance with DTC's applicable procedures) to each Certificateholder, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of the Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for the Trust and certain other information. The Final Distribution to any Certificateholder will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

        In the event that all of the Certificateholders do not surrender their Certificates for cancellation within six months after the date specified in such written notice, the Trustee will give a second written notice to the remaining Certificateholders to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money or property held by the Trustee for the payment of distributions on the Certificates issued by the Trust shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from FedEx Express, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee will pay to each Loan Trustee the appropriate amount of money or property relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to FedEx Express. (Basic Agreement, Section 11.01)

The Trustee

        The Trustee initially will be Wilmington Trust Company. The Trustee's address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Adam Vogelsong (Reference: FedEx 2020 EETC).

        With certain exceptions, the Trustee make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplement, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, the Liquidity Facility or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplement, Sections 7.03 and 7.04) The

Trustee of the Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) The Pass Through Trust Agreement provides that the Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with FedEx Express with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

General

        On the Issuance Date, the Certificates will each be represented by one or more fully registered global Certificates (each, a "Global Certificate") will be deposited with the Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

DTC

        DTC has informed FedEx Express as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

        FedEx Express expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

        So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreement. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided or under the Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a "Certificate Owner" and collectively as the "Certificate Owners." DTC has advised FedEx Express that it will take any action permitted to be taken by a Certificateholder under the Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised FedEx Express that in the event any action requires approval by a certain percentage of the Certificateholders, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

        Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book-entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and Cede in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants' respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

        Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Pass Through Trust Agreement, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

        Neither FedEx Express nor the Trustee, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplement, Section 4.03(f))

        FedEx Express expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. FedEx Express also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

        As long as Certificates are registered in the name of DTC or its nominee, all payments made by FedEx Express to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

        Any Certificates registered in the name of DTC or its nominee will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

        Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form ("Definitive Certificates") only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) FedEx Express, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in the Trust advise the Trustee, FedEx Express and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders' best interest. Neither FedEx Express nor the Trustee will be liable if FedEx Express or the Trustee is unable to locate a qualified successor clearing system. (Trust Supplement, Section 4.03(b))

        In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustee will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner's beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. (Trust Supplement, Section 4.03(d)) FedEx Express, the Trustee and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplement, Section 4.03(f))

        Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the Trustee, in accordance with the procedures set forth in the Pass Through Trust Agreement, directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

        Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer on the books of the Trustee in accordance with the terms of the Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE LIQUIDITY FACILITY

        The following summary describes certain material terms of the Liquidity Facility and certain provisions of the Intercreditor Agreement relating to the Liquidity Facility. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facility and the Intercreditor Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by FedEx with the SEC.

General

        The liquidity provider for the Trust (the "Liquidity Provider") will enter into a separate revolving credit agreement with the Subordination Agent with respect to the Trust (the "Liquidity Facility"). Under the Liquidity Facility, the Liquidity Provider will be required, if necessary, to make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Trust, the Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider may be replaced by one or more other entities under certain circumstances. The initial Liquidity Facility shall not apply to any Refinancing Certificates or Additional Certificates.

Drawings

        Except as otherwise provided below, the Liquidity Facility will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates at the Stated Interest Rate for the Certificates to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Certificates will not exceed the then Maximum Available Commitment under the Liquidity Facility. The "Maximum Available Commitment" at any time under the Liquidity Facility is an amount equal to the then Maximum Commitment of the Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under the Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of the Liquidity Provider if any such Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable Threshold Rating for such Rating Agency), a Special Termination Advance, a Final Drawing or a Non-Extension Drawing under the Liquidity Facility, the Maximum Available Commitment under the Liquidity Facility shall be zero.

        "Maximum Commitment" means for the Liquidity Facility for the Trust initially $            , as the same may be reduced from time to time as described below.

        "Required Amount" means, with respect to the Liquidity Facility or the Cash Collateral Account for the Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on the Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of the Certificates on such day and without regard to expected future distributions of principal on the Certificates.

        The Liquidity Facility for the Certificates will not provide for drawings thereunder to pay for principal of, or Make-Whole Amount (if any) on, the Certificates or any interest with respect to the

Certificates in excess of the Stated Interest Rate for the Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount (if any) with respect to, the Certificates. (Liquidity Facility, Section 2.02; Intercreditor Agreement, Section 3.05)

        Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the Liquidity Facility; provided, however, that the Maximum Available Commitment of the Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Advance or Non-Extension Drawing shall have occurred with respect to the Liquidity Facility. With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facility, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) Promptly following each date on which the Pool Balance for the Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for the Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facility, Section 2.04; Intercreditor Agreement, Section 3.05(j))

        "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which FedEx Express is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facility

        If at any time the Liquidity Provider is downgraded, or any applicable rating of the Liquidity Provider is suspended or withdrawn, by Moody's Investor Service, Inc. ("Moody's") or Standard & Poor's Rating Services, a Standard and Poor's Financial Services LLC business ("S&P" and, together with Moody's, the "Rating Agencies") such that after such downgrading, suspension or withdrawal the Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of "Threshold Rating" as the applicable Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a "Downgrade Event"), then the Liquidity Facility may be replaced with a Replacement Liquidity Facility. If the Liquidity Facility is not so replaced with a Replacement Liquidity Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), such Liquidity Facility will become a "Downgraded Facility" and the Subordination Agent will draw the then Maximum Available Commitment under the Liquidity Facility (the "Downgrade Drawing"), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of the Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the "Cash Collateral Account") for the Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to the Liquidity Facility, the Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable Threshold Rating for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and FedEx Express, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to the Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of the Liquidity Provider to make advances shall be reinstated in an amount equal to the amount that has been reimbursed to the Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to the Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facility, Sections 2.02(b)(ii) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(f))

        "Threshold Rating" means: (a) in the case of Moody's, a Long-Term Rating of Baa2 and (b) in the case of S&P, a Long-Term Rating of A- with respect to the Liquidity Provider for the Trust. (Intercreditor Agreement, Section 1.01)

        "Long-Term Rating" means, for any entity: (a) in the case of Moody's, the long-term senior unsecured debt rating of such entity and (b) in the case of S&P, the long-term issuer credit rating of such entity. (Intercreditor Agreement, Section 1.01)

        A "Replacement Liquidity Facility" for the Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties), or any combination thereof, as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which the Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of the Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of "Liquidity Threshold Rating" as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider or providers of any Replacement Liquidity Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

        The Liquidity Facility will provide that the Liquidity Provider's obligations thereunder will expire on the earliest of:

  •
  the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

  •
  the date on which the Subordination Agent delivers to the Liquidity Provider a certification that all of the Certificates have been paid in full or provision has been made for such payment;

  •
  the date on which the Subordination Agent delivers to the Liquidity Provider a certification that a Replacement Liquidity Facility has been substituted for the Liquidity Facility;

  •
  the fifth Business Day following receipt by the Subordination Agent and to the extent permitted by applicable law, FedEx Express of a Termination Notice from the Liquidity Provider (see "—Liquidity Events of Default"); and

  •
  the date on which no amount is or may (including by reason of reinstatement) become available for drawing under the Liquidity Facility. (Liquidity Facility, Section 1.01)

        The Liquidity Facility will provide, in the event that before the 60th day prior to any anniversary date of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date for the Certificates, the Liquidity Provider shall have notified the Subordination Agent and FedEx Express in writing that its obligations to make advances under the Liquidity Facility shall not be extended beyond the immediately following anniversary date of the Issuance Date (the "Non-Extension Notice") and the Liquidity Provider shall not have been replaced on or before the 25th day prior to such anniversary date, such Liquidity Facility will become a "Non-Extended Facility" and the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under the Liquidity Facility (the "Non-Extension Drawing"). (Liquidity Facility, Sections 2.02(b)(i) and 2.10) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d)(iii))

        Subject to certain limitations, FedEx Express may, at its option, arrange for a Replacement Liquidity Facility at any time to replace the Liquidity Facility (including without limitation any Replacement Liquidity Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)) In addition, if the Liquidity Provider shall determine not to extend the Liquidity Facility, then the Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under the Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) The Liquidity Provider may also arrange for a Replacement Liquidity Facility to replace the Liquidity Facility at any time after a Downgrade Drawing under the Liquidity Facility so long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Advance under the Liquidity Facility, the funds with respect to the Liquidity Facility on deposit in the Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

        Upon receipt by the Subordination Agent of a Termination Notice with respect to the Liquidity Facility from the Liquidity Provider as described below under "—Liquidity Events of Default", the Subordination Agent shall request a final drawing (a "Final Drawing") or a special termination advance (the "Special Termination Advance"), as applicable, under the Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Advance into the Cash Collateral Account for the Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

        Drawings under the Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by the Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under the Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under the Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facility, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

        The Subordination Agent must reimburse amounts drawn under the Liquidity Facility by reason of an Interest Drawing, Special Termination Advance, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facility, Sections 2.05 and 2.09) See "Description of the Intercreditor Agreement—Priority of Distributions."

Interest Drawings and Final Drawings

        Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the Liquidity Provider's receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 2.50% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period provided for in the Liquidity Facility plus 2.50% per annum. (Liquidity Facility, Section 3.07)

        "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to FedEx Express) plus (b) one-quarter of one percent (0.25%). (Liquidity Facility, Section 1.01)

        "LIBOR" means, with respect to any interest period, the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if a Benchmark Replacement Event has occurred (or an applicable Benchmark Replacement Rate has otherwise been established with agreed effectiveness prior to such Benchmark Replacement Event), LIBOR shall be the lower of (a) the Base Rate and (b) the Benchmark Replacement Rate (if then established and effective), provided, further, that, if LIBOR determined as provided above with respect to any interest period would be less than zero percent per annum, then LIBOR for such interest period shall be deemed to be zero percent per annum. (Liquidity Facility, Section 1.01)

        "Benchmark Replacement Event" means, in respect of the London Interbank Offered Rate or any successor Benchmark Replacement Rate, an event where the applicable administrator (or other applicable source) for such rate permanently or indefinitely ceases to provide such rate, without any successor administrator (or other applicable source) continuing to provide such rate. (Liquidity Facility, Section 1.01)

        "Benchmark Replacement Rate" means, following the occurrence of a Benchmark Replacement Event (with respect to the London Interbank Offered Rate or any then applicable successor Benchmark Replacement Rate (the "Terminating Rate")), or at the request of FedEx Express or the Liquidity Provider in anticipation thereof following any applicable public statement from the administrator or regulatory supervisor (or other applicable authority or source) identifying a specific date for occurrence of such Benchmark Replacement Event, an applicable alternate rate of interest (including any relevant adjusting spread) to such Terminating Rate that gives due consideration to (i) the then prevailing market convention for determining a rate of interest for U.S. dollar-denominated credit facilities at such time (as the applicable market replacement for such Terminating Rate) and (ii) the requirements under proposed U.S. Treasury regulations section 1.1001-6 and any successor regulations or guidance relating thereto, to the extent applicable, for the replacement of such Terminating Rate with such alternate rate of interest and any associated alteration not to be treated as a taxable exchange for U.S. federal income tax purposes, as determined pursuant to mutual written agreement of FedEx Express and the Liquidity Provider, each acting reasonably. (Liquidity Facility, Section 1.01)

        If at any time, the Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally (other than a Benchmark Replacement Event), the LIBOR rate determined or to be determined for the current or next succeeding interest period will not adequately and fairly reflect the cost to the Liquidity Provider (as conclusively certified by the Liquidity Provider, absent manifest error) of making or maintaining advances, the Liquidity Provider shall give facsimile or telephonic notice thereof (a "Rate Determination Notice") to the Subordination Agent and FedEx Express. If such notice is given, then the outstanding principal amount of the LIBOR advances under the Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). The Liquidity Provider shall withdraw a Rate Determination Notice given under the Liquidity Facility when the Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facility, Section 3.07(g))

Downgrade Drawings, Special Termination Advances, Non-Extension Drawings and Final Drawings

        The amount drawn under the Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Advance, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

  •
  such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

  •
  any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

  •
  the balance of such amount will be invested in certain specified eligible investments. (Intercreditor Agreement, Section 3.02)

        Any Downgrade Drawing, Special Termination Advance or Non-Extension Drawing under the Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Downgrade Drawing, Special Termination Advance or Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Advance or Non-Extension Drawing is converted into a Final Drawing as described below under "—Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "—Reimbursement of Drawings—Interest Drawings and Final Drawings", the Base Rate) plus 2.50% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Advance as described below under "—Liquidity Events of Default", at the rate applicable to Special Termination Advances as described in clause (a) above.

Liquidity Events of Default

        Events of default under the Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

  •
  the acceleration of all of the Equipment Notes; or

  •
  certain bankruptcy or similar events involving FedEx Express. (Liquidity Facility, Section 1.01)

        If (i) any Liquidity Event of Default under the Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity Facility (a "Final Termination Notice"). With respect to the Liquidity Facility, if the Pool Balance of the Certificates is greater than the aggregate outstanding principal amount of the Equipment Notes (other than any such series of Equipment Notes previously sold by the Subordination Agent or with respect to which the Aircraft related to the Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of the Trust may, in its discretion, give a notice of special termination of the Liquidity Facility (a "Special Termination Notice" and, together with the Final Termination Notice, a "Termination Notice"). The Termination Notice will have the following consequences:

  •
  the obligation of the Liquidity Provider to make advances under the Liquidity Facility will terminate at the close of business on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and, to the extent the giving of such Termination Notice was permitted by applicable law, FedEx Express;

  •
  the Subordination Agent will promptly request, and the Liquidity Provider will honor, a Final Drawing or Special Termination Advance, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

  •
  in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under the Liquidity Facility;

  •
  in the event a Special Termination Notice is given, any Drawing remaining unreimbursed as of the date of such Special Termination Notice will be treated as a Special Termination Advance under the Liquidity Facility; and

  •
  in the event of a Final Drawing, all amounts owing to the Liquidity Provider will be automatically accelerated. (Liquidity Facility, Section 6.01)

        Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement—Priority of Distributions." (Liquidity Facility, Section 2.09) Upon the circumstances described below under "Description of the Intercreditor Agreement—Intercreditor Rights", the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

        The initial Liquidity Provider will be BNP Paribas, acting through its New York branch, a société anonyme organized under the laws of France.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

        The following summary describes certain material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") to be entered into among the Trustee, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the "Subordination Agent"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by FedEx with the SEC.

Intercreditor Rights

  General

        The Equipment Notes relating to the Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

  Controlling Party

        The Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See "—Voting of Equipment Notes" below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustee for which the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

        After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, the Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of the Trust to direct the Trustee. (Intercreditor Agreement, Section 2.06(a))

        The "Controlling Party" will be:

  •
  if Final Distributions have not been paid in full to the holders of the Certificates, the Trustee;

  •
  if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

  •
  under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

        At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under the Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Advance or a

Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under the Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, in the event of a bankruptcy proceeding under the Bankruptcy Code in which FedEx Express is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider (so long as it has not defaulted in its obligations to make any drawing under the Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

        For purposes of giving effect to the rights of the Controlling Party, the Trustee (if not the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustee and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "—Limitation on Exercise of Remedies" and "Description of the Equipment Notes—Remedies."

        "Final Distributions" means, with respect to the Certificates of the Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of the Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

  Limitation on Exercise of Remedies

        So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of a FedEx Express Bankruptcy Event, without the consent of the Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by FedEx Express or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

        "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

        "Excess Liquidity Obligations" means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to the Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Equipment Notes, (ii) interest on any Special Termination Advance, Downgrade Drawing or Non-Extension Drawing payable under the Liquidity Facility, in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by FedEx Express exists with respect to interest on any Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Advance that is used to pay interest on the Certificates) or Final Drawing payable under the Liquidity Facility plus certain other amounts payable under the Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by FedEx Express on the overdue scheduled interest on the Equipment Notes in respect of which such Drawing was made (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Advance was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under the Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Liquidity Facility or if any Additional Certificates with credit support similar to the Liquidity Facility are issued. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

        "Note Target Price" means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

        Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including FedEx Express) so long as the Loan Trustee in doing so acts in a "commercially reasonable" manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

        If following certain events of bankruptcy, reorganization or insolvency with respect to FedEx Express described in the Intercreditor Agreement (a "FedEx Express Bankruptcy Event") and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of FedEx Express to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, the Trustee and the Liquidity Provider, to the extent there has not been a Final Drawing notice, of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of the Trustee will post such terms and conditions of such restructuring proposal on DTC's Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor the Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of the Trustee and the Liquidity Provider, to the extent there has not been a Final Drawing, enter into any term sheet, stipulation or other agreement (a "Restructuring Arrangement") (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of FedEx Express unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and the Liquidity Provider, to the extent there has not been a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an "Interim Restructuring Arrangement")). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

        In the event that any holder of Additional Certificates gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in "Description of the Certificates—Certificate Buyout Right of Certificateholders") prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or the Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

        Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain a desktop appraisal from each of the three appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an "Appraisal" and the current market value appraisals being referred to herein as the "Post Default Appraisals"). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a FedEx Express Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of the Trustee) post such Appraisals on DTC's Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

        "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

        All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the

Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

  •
  to the Subordination Agent, the Trustee and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or the Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or the Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the "Administration Expenses");

  •
  to the Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses owed to the Liquidity Provider or (b) in the case of a Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, accrued and unpaid Liquidity Expenses then overdue, plus the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Section 2.04 Fraction;

  •
  to the Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on all Liquidity Obligations or (b) in the case of Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Section 2.04 Fraction and (ii) if a Special Termination Advance has been made under the Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Advance under the Liquidity Facility;

  •
  to, first, (i) if any Cash Collateral Account had been previously funded or any Liquidity Facility becomes a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under the Liquidity Facility or (y) a Final Drawing shall have occurred under the Liquidity Facility or an Interest Drawing for the Liquidity Facility shall have been converted into a Final Drawing, the funding of the Cash Collateral Account with respect to the Certificates up to the Required Amount for the Certificates and (ii) if clause (i) is not applicable, the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and, second, if any amounts are distributed pursuant to clause (i), the Liquidity Provider will be paid the excess of the aggregate outstanding amount of unreimbursed Advances (whether or not then due) over the Required Amount for the relevant Cash Collateral Account;

  •
  to the Subordination Agent, the Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

  •
  to the Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Certificates or (b) in the case of Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) any other accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Equipment Notes held in the Trust being redeemed, purchased or prepaid; and

  •
  to the Trustee to the extent required to pay Expected Distributions on the Certificates.

        If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Certificates, including the requirement to pay Expected Distributions. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

        "Section 2.04 Fraction" means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of "Section 2.04 Fraction" may be revised if any Additional Certificates or Refinancing Certificates are issued. See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

        "Liquidity Obligations" means, with respect to the Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

        "Liquidity Expenses" means, with respect to the Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facility. (Intercreditor Agreement, Section 1.01)

        "Expected Distributions" means, with respect to the Certificates of the Trust on any Distribution Date (the "Current Distribution Date"), the difference between:

  (A)
  the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the Issuance Date, the original aggregate face amount of the Certificates of such Trust), and

  (B)
  the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in the Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in the Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

        For purposes of calculating Expected Distributions with respect to the Certificates of the Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

        "Adjusted Interest" means, with respect to any class of certificates as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for such class for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible Pool

Balance of such class on such Distribution Date and (y) the sum of interest for each Equipment Note of the related series with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series of Equipment Notes), determined at the Stated Interest Rate for such class for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such series of Equipment Notes or Aircraft, as the case may be, on the principal amount of such series of Equipment Notes calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible Pool Balance. (Intercreditor Agreement, Section 1.01)

        "Eligible Pool Balance" means, with respect to any class of Certificates, as of any date of determination, the excess of (A) the Pool Balance of the Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of such class) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Equipment Note of the related series, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Equipment Note relates, the outstanding principal amount of such Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Equipment Note, (iii) if such Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Equipment Note over (y) the purchase price received with respect to such sale of such Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Equipment Note, the outstanding principal amount of such Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Equipment Note. (Intercreditor Agreement, Section 1.01)

        "Deemed Disposition Event" means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

        "Actual Disposition Event" means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

        Interest Drawings under the Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Trust will be distributed to the Trustee, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for the Certificates that are in excess of the Required Amount will be paid to the Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

        In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of the Liquidity Provider, reduce the amount of principal or interest payable by FedEx Express under any Equipment Note. In addition, see "Description of the Certificates—Modification of the Pass Through Trust Agreement and Certain Other Agreements", for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communication with Certificateholders

        If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives notice of (i) substitution of a related Airframe, as described under "Description of the Equipment Notes—Security—Substitution of Airframe" or (ii) replacement of related Airframe, as described under "Description of the Equipment Notes—Certain Provisions of the Indenture—Events of Loss", the Subordination Agent shall promptly (a) provide a copy of such notice to the Trustee, the Liquidity Provider and each Rating Agency and (b) direct the Trustee to post such notice on DTC's Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

        Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC's books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

        Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of FedEx Express to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Provider, the Rating Agencies and FedEx Express a statement setting forth the following information:

  •
  after a FedEx Express Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period of Section 1110, (ii) subject to an election by FedEx Express under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

  •
  to the best of the Subordination Agent's knowledge, after requesting such information from FedEx Express, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. FedEx Express has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Participation Agreements, Section 6.02(g));

  •
  the current Pool Balance of Certificates, the Eligible Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

  •
  the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

  •
  the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

  •
  details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

  •
  if the Subordination Agent has made a Final Drawing or a Special Termination Advance under the Liquidity Facility;

  •
  the amounts currently owed to the Liquidity Provider;

  •
  the amounts drawn under the Liquidity Facility; and

  •
  after a FedEx Express Bankruptcy Event, any operational reports filed by FedEx Express with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

        Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. FedEx Express and its affiliates may from time to time enter into banking, credit card processing, trustee and other relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Adam Vogelsong.

        The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. FedEx Express (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a)).

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

        The Trust will hold Equipment Notes issued for, and secured by the Aircraft, consisting of 10 Boeing 767-300F aircraft and 4 Boeing 777F aircraft, delivered new to FedEx Express between September 2015 and June 2020. The airframe constituting part of an Aircraft is referred to herein as an "Airframe", and each engine constituting part of an Aircraft is referred to herein as an "Engine." Each Aircraft is owned and is being operated by FedEx Express. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the U.S. with respect to the Aircraft for aircraft noise abatement.

        The Boeing 767-300F, which is also referred to in certain of the appraisal letters in Appendix II as the 767-300ERF, is a medium-widebody medium and long-haul aircraft with an upper and lower deck handling system to maximize cargo capacity, possessing intercontinental range and leading fuel efficiency. The 767-300F aircraft are powered by two Model CF6-80C2-BF6 jet engines manufactured by General Electric.

        The Boeing 777F, which is also referred to in certain of the appraisal letters in Appendix II as the 777-200LRF, is a fuel-efficient long-haul freighter aircraft, capable of flying routes of up to over 9,000 km at maximum capacity. The 777F aircraft are powered by two Model GE90-115B jet engines manufactured by General Electric.

The Appraisals

        The table below sets forth the appraised values of the Aircraft, as determined by AISI, Avitas and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

				Appraiser's Valuations
	Registration Number	Manufacturer's Serial Number	Month of Delivery				Appraised Value(1)
Aircraft Type				AISI	Avitas	MBA
Boeing 767-300F	N126FE	42718	September 2015	$65,940,000	$54,100,110	$59,630,000	$59,630,000
Boeing 767-300F	N130FE	42720	February 2016	68,060,000	56,896,434	61,130,000	61,130,000
Boeing 767-300F	N135FE	42722	June 2016	70,270,000	60,551,959	62,390,000	62,390,000
Boeing 767-300F	N138FE	42723	July 2016	69,090,000	60,731,529	62,700,000	62,700,000
Boeing 767-300F	N144FE	42726	February 2017	70,910,000	56,930,433	64,920,000	64,253,478
Boeing 767-300F	N151FE	43630	October 2017	72,060,000	61,014,180	67,600,000	66,891,393
Boeing 767-300F	N153FE	63095	December 2017	72,040,000	61,014,180	68,270,000	67,108,060
Boeing 767-300F	N155FE	43631	February 2018	72,910,000	62,138,909	68,940,000	67,996,303
Boeing 767-300F	N168FE	63100	November 2018	73,700,000	66,608,262	72,130,000	70,812,754
Boeing 767-300F	N172FE	63103	January 2019	74,750,000	67,982,333	72,830,000	71,854,111
Boeing 777F	N897FD	42705	November 2017	138,940,000	139,437,146	145,340,000	139,437,146
Boeing 777F	N891FD	41440	June 2018	146,380,000	143,849,991	150,410,000	146,380,000
Boeing 777F	N876FD	40682	June 2019	153,310,000	153,125,581	159,460,000	153,310,000
Boeing 777F	N845FD	66255	June 2020	161,682,547	163,992,739	169,300,000	163,992,739

Total:							$1,257,885,984

(1)
The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal.

        According to the International Society of Transport Aircraft Trading, appraised "base value" is defined as each Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

        Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft. The AISI, Avitas and MBA appraisals are each dated July 24, 2020 and the appraised values provided by AISI, Avitas and MBA are presented as of July 1, 2020, June 26, 2020, and June 30, 2020, respectively. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions (which may not reflect current market conditions) and methodologies which vary among the Appraisers. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. Appraisals that are more current or are based on different assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

        The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. The Avitas appraisal in Appendix II presents the appraised values rounded to the nearest $100,000; the Avitas appraised values in the table above are presented without rounding. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

        An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and express transportation industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

        Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft."

DESCRIPTION OF THE EQUIPMENT NOTES

        The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the form of Equipment Notes, the form of Indenture and the form of Participation Agreement, copies of which will be filed as exhibits to a Current Report on Form 8-K to be filed by FedEx with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

General

        Pursuant to the terms of a participation agreement among FedEx Express, the Trustee, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a "Participation Agreement"), the Trust will purchase from FedEx Express the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued with respect to each Aircraft (the "Equipment Notes"). FedEx Express may elect to issue one or more series of Additional Equipment Notes with respect to any or all Aircraft at any time (including, for the avoidance of doubt, multiple issuances at the same or different time resulting in more than one series of Additional Equipment Notes being outstanding at any time), which will be funded from sources other than this offering. See "Possible Issuance of Additional Certificates and Refinancing of Certificates." The Equipment Notes with respect to each Aircraft will be issued under a separate indenture and security agreement (each, an "Indenture") between FedEx Express and Wilmington Trust Company, as loan trustee thereunder (each, a "Loan Trustee"). The Equipment Notes will be direct, full recourse obligations of FedEx Express. FedEx will fully and unconditionally guarantee the payment obligations of FedEx Express under the Equipment Notes pursuant to the Parent Guarantee.

Subordination

        The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

  •
  if FedEx Express issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the most senior ranking series of Additional Equipment Notes described in clause (i)) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see "Possible Issuance of Additional Certificates and Refinancing of Certificates"); and

  •
  the indebtedness evidenced by the Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to the prior payment in full under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

        By the acceptance of its Equipment Notes issued under any Indenture, each holder of Equipment Notes (each, a "Noteholder") will agree that:

  •
  if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in such Indenture; and

  •
  if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to the Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

        By acceptance of its Equipment Notes under any Indenture, each Noteholder will also:

  •
  agree to and shall be bound by the subordination provisions in such Indenture;

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  authorize and direct the Loan Trustee under all Indentures on such Noteholder's behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

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  appoint the Loan Trustee under all Indentures as such Noteholder's attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

        By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

        During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in "—Remedies", then after payment in full of first, the persons indemnified under "—Indemnification" and certain other expenses with respect to such Indenture; second, the Equipment Notes under such Indenture; and, if applicable, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent ("Related Equipment Notes"). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under "—Indenture Events of Default, Notice and Waiver" has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the Loan Trustee has notified FedEx Express that it intends to exercise remedies under such Indenture (see "—Remedies") (each such Indenture, a "Defaulted Operative Indenture") in the following order of priority: first, to Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the Loan Trustee as additional collateral for such Related Equipment Notes (see "—Security"). (Indentures, Section 3.03)

Principal and Interest Payments

        Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in the Trust will be passed through to the Certificateholders on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for the Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in the Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date.

        Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on February 20 and August 20 of each year, commencing on February 20, 2021. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under the Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to the Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

        Principal payments on the issued and outstanding Equipment Notes are scheduled to be made in specified amounts on February 20 and August 20 of each year, commencing on February 20, 2021 and ending on the date the last principal payment is scheduled to be made for the particular series of Equipment Notes, and with respect to the particular Aircraft, in each case as specified in Appendix IV to this prospectus supplement (each such date for a particular series of Equipment Notes and with respect to a particular Aircraft, a "Final Maturity Date"). See "Description of the Certificates—Pool Factors" for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

        If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

        FedEx Express is also required to pay under each Indenture the pro rata share allocated thereto of (i) the fees, the interest payable on drawings under the Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under the Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

        If an Event of Loss occurs with respect to an Airframe or the Airframe and one or more Engines of an Aircraft under any Indenture, and such Airframe and such Engine(s), if any, are not replaced by FedEx Express with an airframe and a number of engines equal to the number of Engines, if any, with respect to which the Event of Loss occurred meeting certain requirements under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

        All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of FedEx Express; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, FedEx Express may elect to redeem all of the outstanding Additional Equipment Notes of any series, in each case, either in connection with a refinancing of such series or without any such refinancing. See "Possible Issuance of Additional Certificates and Refinancing of Certificates." The redemption price in the case of any optional redemption of outstanding Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

        Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from FedEx Express to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

        "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by FedEx Express (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus        % (such percentage, a "Make-Whole Spread"), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

        For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15 Page or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15 Page, such weekly average yield to maturity as reported in such H.15 Page. "H.15 Page" means the H.15 Page published by the Board of Governors of the Federal Reserve System on its website (or successor publication of such information by such Board of Governors). The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15 Page" means the H.15 Page published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

        "Average Life Date" for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

  Aircraft

        The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures. (Indentures, Granting Clause) In addition, with respect to each Aircraft, either (i) FedEx Express shall grant an assignment for security purposes of certain of FedEx Express's existing warranty rights under its applicable purchase agreement with the manufacturer of such Aircraft or, (ii) pursuant to an agreement with respect to airframe warranties for such Aircraft, the Loan Trustee will be named the "controlling party" for purposes of making claims with respect to such airframe warranties and will have certain rights with respect to such airframe warranties.

        Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under "—Subordination" above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

        If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

  Substitution of Airframe

        FedEx Express may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the manufacturer of such Aircraft, free and clear of liens (other than permitted liens), and release the Airframe being substituted from the liens of the related Indenture, so long as:

  •
  no Indenture Event of Default under such Indenture shall have occurred and be continuing at the time of substitution;

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  the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of issuance of Equipment Notes under such Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such Aircraft);

  •
  the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with such related Indenture).

        If FedEx Express elects to substitute an Airframe, FedEx Express will, among other things, provide to the Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute airframe. (Indentures, Section 7.04(e))

Cash

        Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by the Loan Trustee, at the direction of FedEx Express, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

        The tables in Appendix III to this prospectus supplement set forth the LTVs for the Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date thereafter.

        The LTVs for the Issuance Date and each Regular Distribution Date listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed aircraft value (the "Assumed Aircraft Value") on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

        The tables in Appendix III are based on the assumption (the "Depreciation Assumption") that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer and by approximately 4% per year thereafter for the next 5 years. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under "Prospectus Supplement Summary—Equipment Notes and the Aircraft" and "Description of the Aircraft and the Appraisals—The Appraisals."

        Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft."

Limitation of Liability

        Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Reports

        The Indentures will provide that, so long as any Equipment Notes remain unpaid, FedEx Express agrees to furnish to the Loan Trustee, within 60 days after the end of each of the first three quarterly periods and within 120 after the close of each fiscal year, in the sole discretion of FedEx Express, either (x) a consolidated balance sheet of FedEx Express and its consolidated subsidiaries as of the close of such period, together with the related consolidated statements of income for such period, or (y) a report by FedEx on Form 10-Q or Form 10-K, as the case may be, in respect of such fiscal period, in the form filed with the SEC. (Indentures, Section 7.03(b)

Indenture Events of Default, Notice and Waiver

        "Indenture Events of Default" under each Indenture will include:

  •
  the failure by FedEx Express to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

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  the failure by FedEx Express to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related operative document for more than 30 days after FedEx Express receives written notice from the Loan Trustee or any Noteholder under such Indenture;

  •
  the failure by FedEx Express to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

  •
  the failure by FedEx Express to perform or observe any other covenant, condition or agreement to be performed or observed by it in a material respect under any related operative document that continues for a period of 60 days after FedEx Express receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by FedEx Express so long as FedEx Express is diligently proceeding to remedy such failure;

  •
  any representation or warranty made by FedEx Express in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after FedEx Express receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by FedEx Express so long as FedEx Express is diligently proceeding to remedy such incorrectness;

  •
  the occurrence of certain events of bankruptcy, reorganization or insolvency of FedEx Express or FedEx; or

  •
  the occurrence and continuance of an "Indenture Event of Default" under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of FedEx Express to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of "Event of Loss" so long as FedEx Express is continuing to comply with all terms set forth under "—Certain Provisions of the Indentures—Events of Loss." (Indentures, Section 4.01)

        Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

        The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

        If an Indenture Event of Default occurs and is continuing under an Indenture, the Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to FedEx Express, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

        Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See "Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies."

        In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to "equipment" (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in "equipment" to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor's obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of the type required to be cured under Section 1110. "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

        It is a condition to the Trustee's obligations to purchase Equipment Notes with respect to each Aircraft that FedEx Express provide an opinion of counsel to the Trustee that, if FedEx Express were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

        The opinion of counsel to be provided on behalf of FedEx Express will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon, among other things, the contemporaneous delivery of an opinion of counsel to the effect that the Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See "—Certain Provisions of the Indentures—Events of Loss." Such opinion of counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by FedEx Express.

        In certain circumstances following the bankruptcy or insolvency of FedEx Express where the obligations of FedEx Express under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facility, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against FedEx Express on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against FedEx Express available to the Trustee for the most junior classes.

        If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

        Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

        In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to FedEx Express and the assumption by any such successor of the covenants of FedEx Express contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of FedEx Express for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon FedEx Express under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of the Liquidity Provider with a replacement liquidity provider and the replacement of the Liquidity Facility with a Replacement Liquidity Facility and, if a Replacement Liquidity Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Liquidity Facility for the Trust; (xiii) provide for the issuance of one or more series of Additional Equipment Notes or any Refinancing Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes or Refinancing Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different series of Additional Equipment Notes) and provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Refinancing Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a "Liquidity Facility" and the provider of any such credit support as a "Liquidity Provider" and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust)); provided that such Additional Equipment Notes or Refinancing Equipment Notes, as the case may be, are issued in accordance with the applicable Participation Agreement and the Intercreditor Agreement; or (xiv) whether or not any Additional Equipment Notes or Refinancing Equipment Notes are then being issued under such Indenture, provide for the issuance of one or more series of

Additional Equipment Notes or Refinancing Equipment Notes under any and all other Indentures and other matters incidental or relating thereto. (Indentures, Section 9.01) See "Possible Issuance of Additional Certificates and Refinancing of Certificates."

        Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under "—Subordination" or this clause (iii) or deprive any holder of an Equipment Note of the benefit of the lien of such Indenture upon the Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

        FedEx Express will indemnify each Loan Trustee, the Liquidity Provider, the Subordination Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and the Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

        No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from FedEx Express's failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

        Each of the Indentures will provide for the following with respect to the Aircraft and, as applicable, the related Airframe and Engines subject thereto.

  Maintenance; Operation; Alterations, Modifications and Additions

        FedEx Express will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than (i) during temporary periods of storage, maintenance, testing or modification; (ii) during periods of grounding by applicable governmental authorities; (iii) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft; (iv) with respect to minor or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof; and (v) to the extent FedEx Express (or any lessee) is promptly contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine and does not materially adversely affect the Loan Trustee's interest in the Aircraft or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

        FedEx Express will agree not to use or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except, (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof by FedEx Express (or any lessee), or (ii) to the extent FedEx Express (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

        FedEx Express will (or cause a lessee to) make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by FedEx Express (or any lessee) upon discovery thereof and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by FedEx Express (or any lessee) in any manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee's interest in the Aircraft under the Indenture. FedEx Express (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as FedEx Express (or any such lessee) deems desirable in the proper conduct of its business, including without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that FedEx Express (or any such lessee) deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. FedEx Express (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to FedEx Express or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

        Except as set forth above, or in certain cases of Event of Loss, FedEx Express will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

  Registration, Leasing and Possession

        Although FedEx Express has certain re-registration rights, as described below, FedEx Express generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, FedEx Express will register the "international interests" created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the "Cape Town Treaty"). (Indentures, Section 7.02(e)). Although FedEx Express

has no current intention to do so, FedEx Express will be permitted to register the Aircraft in certain jurisdictions outside the U.S., subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) FedEx Express also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any U.S. certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, FedEx Express (or any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by FedEx Express or any lessee in connection with certain interchange, pooling, borrowing or other similar arrangements, "wet leases", transfers in connection with maintenance or modifications and transfers to the government of the U.S., Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on FedEx Express's (or any lessee's) ability to operate the Aircraft. The extent to which the Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Mortgage Convention") or a party to the Cape Town Treaty. It is uncertain to what extent the Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered "international interest" has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

        In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the U.S. or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive."

        In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee's security interest in an Aircraft to a greater extent than is permitted under U.S. law. As a result, the benefits of the Loan Trustee's security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the U.S.

        Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If FedEx Express fails to transfer title to engines not owned by FedEx Express that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive."

  Liens

        FedEx Express is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) the rights of certain lessees in respect of leases permitted by the Indenture; (ii) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein or impair the lien of the Indenture; (iii) materialmen's, mechanics', workers', hangarkeeper's, landlord's, repairmen's, employees' or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein or materially impair the lien of the Indenture; (iv) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (v) salvage or similar rights of insurers under insurance policies maintained by FedEx Express; (vi) any other lien as to which FedEx Express (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vii) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

  Insurance

        Subject to certain exceptions, FedEx Express is required to maintain or cause to be maintained, at its or any lessee's expense, all risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk hull insurance if and to the extent the same is maintained by FedEx Express (or any permitted lessee) with respect to other similar aircraft operated by FedEx Express (or such permitted lessee) on the same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the "Loan Amount") will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $15,000,000 in the case of a Boeing 767-300F aircraft or $35,000,000 in the case of a Boeing 777F aircraft, proceeds in excess of such specified amount up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amount and proceeds in excess of the Loan Amount will be payable directly to FedEx Express unless an Indenture Event of Default exists, in which event all insurance proceeds for any loss or damage to the Aircraft, Airframe or Engine up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Sections 7.06(c) and (f))

        In addition, subject to certain exceptions, FedEx Express is obligated to maintain or cause to be maintained aircraft liability insurance at its or any permitted lessee's expense, including, without limitation, contractual, bodily injury, personal injury, property damage and products liability insurance (exclusive of manufacturer's product liability insurance and war risk, hijacking and allied perils insurance) with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines in FedEx Express's (or permitted lessee's) fleet on which FedEx Express (or permitted lessee) carries insurance and operated by FedEx Express (or permitted lessee) on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

        FedEx Express is also required to maintain or cause to be maintained war risk, hijacking and allied perils liability insurance with respect to the Aircraft if the Aircraft, the related Airframe or any related Engine is being operated in any war zone or area of recognized or, in FedEx Express's (or permitted lessee's) judgment, threatened hostilities, (i) in an amount that is not less than the aircraft liability insurance applicable to similar aircraft and engines in FedEx Express's fleet on which FedEx Express carries insurance and operated by FedEx Express (or if a lease is in effect, in such permitted lessee's fleet on which such permitted lessee carries insurance and operated by such permitted lessee) on the same or similar routes as the Aircraft, the Airframe or such Engine; provided that such liability insurance shall not be less than the minimum insurance amount specified in the Indenture, (ii) that is maintained in effect with insurers of recognized responsibility, and (iii) which shall cover the perils set forth in the insurance policies maintained in connection with the Civil Reserve Air Fleet Program (the "CRAF Program") (as such insurance policies maintained in connection with the CRAF Program may be amended from time to time). Except with respect to any war risk, hijacking or allied perils liability insurance maintained on any aircraft operated by FedEx Express in connection with the CRAF Program (or if a lease is in effect, by such permitted lessee), if war risk, hijacking or allied perils liability insurance is maintained by FedEx Express (or if a lease is in effect, by such permitted lessee) with respect to any aircraft owned or operated by FedEx Express (or such permitted lessee) of the same or similar type operated by FedEx Express (or such permitted lessee) on the same or similar routes as operated by such Aircraft, the Airframe or such Engine, then FedEx Express shall maintain or cause to be maintained with respect to the Aircraft war risk, hijacking and allied perils liability insurance in scope and coverage no less comprehensive, in an amount not less than the insurance maintained by FedEx Express (or such permitted lessee) with respect to such other aircraft, and with insurers of recognized responsibility. (Indentures, Section 7.06(b))

        FedEx Express may self-insure for the above described risks, but the amount of such self-insurance with respect to all of the aircraft and engines in the combined fleet of FedEx Express and its affiliates may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft in the combined fleets of FedEx Express and its affiliates on which FedEx Express and its affiliates carry insurance, unless an insurance broker of national standing certifies that the standard among other major U.S. express transportation companies is a higher level of self-insurance, in which case FedEx Express may self-insure the Aircraft to such higher level. In addition, FedEx Express may self-insure to the extent of (i) any applicable deductible per occurrence for an Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(d))

        FedEx Express is required to name the Loan Trustee, the Trustee, the Subordination Agent and the Liquidity Provider as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Indenture with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated by any action or inaction of FedEx Express (or any permitted lessee or any other insured (other than such additional insured)). (Indentures, Sections 7.06(a), (b) and (c))

        Subject to certain customary exceptions, FedEx Express may not operate (or permit any lessee to operate) the Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to the Aircraft and required by the Indenture or in any war zone or recognized (or, in FedEx Express's judgment, threatened) areas of hostility. (Indentures, Section 7.02(b))

  Events of Loss

        If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, FedEx Express must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued but unpaid interest thereon, but without any premium. Depending upon FedEx Express's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, FedEx Express will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If FedEx Express elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. FedEx Express is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If FedEx Express elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of FedEx Express thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by FedEx Express will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to FedEx Express. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

        If an Event of Loss occurs with respect to an Engine alone, FedEx Express will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, FedEx Express will have the right at any time and from time to time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such

Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

        An "Event of Loss" with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

  •
  the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

  •
  any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

  •
  the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

  •
  the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the U.S. or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by FedEx Express (or any permitted lessee) for a period exceeding 12 consecutive months;

  •
  the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless FedEx Express has obtained indemnity or insurance in lieu thereof from such government;

  •
  any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by FedEx Express (or a permitted lessee) for a period in excess of 180 consecutive days;

  •
  as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless FedEx Express is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

  •
  with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

        An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless FedEx Express elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

        If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

        FedEx Express may elect to issue one or more additional series of equipment notes (the "Additional Equipment Notes") with respect to any or all of the Aircraft at any time and from time to time, which Additional Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to the Equipment Notes and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. FedEx Express will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the "Additional Certificates" and, in the case of certificates generally subordinated to the Certificates, but no other Additional Certificates, the "Senior Additional Class Certificates") issued by a related pass through trust (an "Additional Trust"). (Intercreditor Agreement, Section 8.01(d))

        The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of FedEx Express and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of "Adjusted Interest" with respect to such class of Additional Certificates, before Expected Distributions on the Certificates. (Intercreditor Agreement, Section 8.01(d))

        Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of the Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

Refinancing of Certificates

        FedEx Express may, at any time and from time to time, (i) redeem all (but not less than all) of any series of Additional Equipment Notes then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) following the payment in full at maturity or otherwise of all (but not less than all) of any series of Additional Equipment Notes then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes in each case, the "Refinancing Equipment Notes"). In such case, FedEx Express will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the "Refinancing Certificates") issued by a related pass through trust (each, a "Refinancing Trust").

        The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of FedEx Express and the

Subordination Agent to provide for the subordination of the Refinancing Certificates to (i) in the case of Refinancing Certificates issued in respect of the Certificates, the Administration Expenses, the Liquidity Obligations and the Certificates and (ii) in the case of Refinancing Certificates issued in respect of any Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Refinancing Certificates, in each case in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Equipment Notes and Refinancing Certificates in compliance with the foregoing conditions will not require the consent of the Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facility

        Refinancing Certificates issued in respect of the Certificates may have the benefit of credit support similar to the Liquidity Facility or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facility, so long as the Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

        Senior Additional Class Certificates and Refinancing Certificates issued in respect of Senior Additional Class Certificates may have the benefit of credit support similar to the Liquidity Facility or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facility, so long as the Liquidity Provider shall have provided its prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

        In addition, Additional Certificates issued, and any Refinancing Certificates issued in respect thereof that are not Senior Additional Class Certificates, may have the benefit of credit support similar to the Liquidity Facility or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Certificates and any more senior class of Additional Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following are the material U.S. federal income tax consequences of owning and disposing of Certificates purchased in this offering at the offering price indicated on the cover of this prospectus supplement, and held as capital assets for U.S. federal income tax purposes.

        This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, as well as differing tax consequences that may apply if you are, for instance:

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  a financial institution;

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  a regulated investment company;

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  a dealer or trader in securities that uses a mark-to-market method of accounting;

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  holding Certificates as part of a "straddle" or integrated transaction;

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  a U.S. Certificateholder (as defined below) whose functional currency is not the U.S. dollar;

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  a tax-exempt entity ; or

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  a partnership for U.S. federal income tax purposes.

        If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

        This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below.

        The Trust, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners.

        IF YOU ARE CONSIDERING AN INVESTMENT IN CERTIFICATES, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust

        Although there is no authority addressing the classification of entities that are similar to the Trust in all respects, based upon an interpretation of analogous authorities as of the date hereof and the terms of the Pass Through Trust Agreement, the Trust Supplement, the Indentures, the Participation Agreements, the Intercreditor Agreement and the Liquidity Facility, which, in each case, are summarized in this prospectus supplement, the Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Certificate, by its acceptance of such Certificate or interest, agrees to treat the Trust as a grantor trust for U.S. federal, state and local income tax purposes. The Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under "—Taxation of

Certificate Owners—Trust Classified as a Partnership" below, the discussion below assumes that the classification of the Trust as a grantor trust is respected.

        If the Trust were not classified as a grantor trust for U.S. federal income tax purposes, the Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation, provided that at least 90% of the Trust's gross income for each of its taxable years is "qualifying income" within the meaning of Section 7704(d) of the Code (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming the Trust operates in accordance with the terms of the Pass Through Trust Agreement and the other agreements to which it is a party, income derived by the Trust from the Equipment Notes owned by the Trust will constitute "qualifying income" for these purposes.

Tax Consequences to U.S. Certificateholders

        This section applies to you if you are a U.S. Certificateholder. You are a U.S. Certificateholder if, for U.S. federal income tax purposes, you are a beneficial owner of a Certificate and are:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia ; or

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  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

  General

        You will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property considered to be owned by the Trust for tax purposes and will be required to report on your U.S. federal income tax return your pro rata share of the income (including income from such Equipment Notes and other property), expenses and other deductions attributable to the Trust (each as described further below), in accordance with your method of accounting.

        It is anticipated that the Equipment Notes will not be issued with original issue discount ("OID") for U.S. federal income tax purposes. Accordingly, it is anticipated that interest paid on an Equipment Note will be taxable to you as ordinary interest income at the time it accrues or is received by the Trust in accordance with your method of accounting for U.S. federal income tax purposes. If, however, any Equipment Note is issued with more than a de minimis amount of OID, you generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of your method of accounting and prior to your receipt of cash attributable to such income. Principal payments made on Equipment Notes will be applied against your tax basis in the relevant Equipment Note.

        If an Equipment Note held by the Trust is sold, exchanged or retired for an amount that differs from your adjusted tax basis in the Equipment Note, you will be considered to have sold your pro rata share of that Equipment Note, and you will recognize gain or loss equal to the difference between your adjusted tax basis and the amount realized from such sale or other taxable disposition (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be capital gain or loss and will be long term capital gain or loss if you have held your Certificate for more than one year. Long-term capital gains recognized by non-corporate taxpayers will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

        Except as described below, you generally will be entitled to deduct, consistent with your method of accounting, your pro rata share of fees and expenses paid or incurred by the Trust as determined for U.S. federal income tax purposes and as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificate Owners. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event you will be required to include in income and may be entitled to deduct your pro rata share of such fees and expenses. Certain U.S. Certificateholders that are individuals, estates or trusts will not be permitted to claim a U.S. federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in their ability to claim a U.S. federal income tax deduction for such expenses. In addition, if you are an individual, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

        In addition to regular U.S. federal income tax, certain U.S. Certificateholders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income", which may include all or a portion of their income from ownership or disposition of the Certificates.

  Effect of Reallocation of Payments under the Intercreditor Agreement and Liquidity Facility Payments

        In the event that FedEx Express issues Additional Certificates, certain rights relating to interest on the Additional Certificates may rank ahead of certain rights with respect to your Certificates, as described above in "Possible Issuance of Additional Certificates and Refinancing of Certificates." In this case, if the Trust receives less than the full amount of principal paid with respect to the Equipment Notes held by it because of the subordination provisions of the Intercreditor Agreement, you likely would be treated for U.S. federal income tax purposes as if you had:

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  received as distributions your full share of such principal;

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  paid over to the relevant class of owners of Additional Certificates an amount equal to your share of the amount of the shortfall; and

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  retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to you on account of the shortfall.

Under this analysis:

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  if you incur a shortfall you would be required to recognize the tax consequences of any such payment to the Trust that was a component of such shortfall, even though that amount was in fact paid to the relevant class of owners of Additional Certificates;

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  any resulting loss generally would be allowed to you only when your right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

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  reimbursement of such shortfall before a claim of worthlessness would not be recognized by you for tax purposes because the amount reimbursed would have been previously recognized.

        The Trustee, FedEx Express and each person holding or having a beneficial interest in a Certificate, by its acceptance of such Certificate or interest, agree that any amounts received by the Trust under the Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. Under this treatment, a subsequent payment on the Equipment Notes by FedEx Express to the Trust will not be treated as income to U.S. Certificateholders to the extent that such amounts are owed to the Liquidity Provider. However, there is no certainty the IRS will agree with this treatment, in which case the timing, character and amount of income you are required to recognize may differ. You should consult your tax advisor regarding the treatment of such amounts.

  Sale, Exchange or Other Disposition of Certificates

        Upon the sale, exchange or other disposition of a Certificate, you generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and your adjusted tax basis in the Equipment Notes and any other property held by the Trust. Any such gain or loss generally will be long-term capital gain or loss if such Certificate was held for more than one year (except to the extent attributable to any property held by the Trust for one year or less). Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

  Trust Classified as a Partnership

        If the Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust would be calculated at the trust level, but the Trust itself would not be subject to U.S. federal income tax, except under the limited circumstances described in the next paragraph. You would be required to report your share of the Trust's items of income and deduction on your tax return for your taxable year within which the Trust's taxable year (which we expect to be the calendar year) ends. If you are an original purchaser of a Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss from a Certificate would be reported on an accrual basis even if you otherwise use the cash method of accounting.

        Partnerships may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. If the Trust were classified as a partnership for U.S. federal income tax purposes, an audit resulting in an adjustment to any item of the Trust's income, gain, loss, deduction or credit or other applicable items (or adjustment of the allocation of any such items among the Certificate Owners), and any tax (including interest and penalties) attributable to such adjustment, may be determined at the Trust level, and any resulting deficiency may be payable from the Trust's property at the time such adjustment becomes final. If any such tax liability arises, the amounts available for distribution to Certificate Owners could be reduced.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

        This section applies to you if you are a Non-U.S. Certificateholder. You are a Non-U.S. Certificateholder if for U.S. federal income tax purposes you are a beneficial owner of a Certificate and are:

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  a nonresident alien individual;

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  a foreign corporation; or

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  a foreign estate or trust.

        You are not a Non-U.S. Certificateholder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in either of which cases you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a Certificate.

  Income and Withholding Tax

        Payments of principal, Make-Whole Amount, if any, and interest on your pro rata share of Equipment Notes held by the Trust generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

            (i)  such amount is not effectively connected with your conduct of a trade or business within the U.S. (and, if provided in an applicable income tax treaty, is not attributable to a U.S. "permanent establishment" or a "fixed base" maintained by you);

           (ii)  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of FedEx Express entitled to vote;

          (iii)  you are not a controlled foreign corporation within the meaning of the Code that is related to FedEx Express

          (iv)  you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

           (v)  the certification requirements described below are satisfied.

        The certification requirements referred to in clause (v) above generally will be satisfied if you certify, under penalties of perjury, that you are not a United States person and provide your name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or W-8BEN-E). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Certificates held through one or more intermediaries or pass-through entities.

        Any gain (not including any amount treated as interest or OID) you realize upon the sale, exchange or other disposition of a Certificate or with respect to any Equipment Notes generally will not be subject to U.S. federal income or withholding taxes if such gain is not effectively connected with your conduct of a trade or business within the U.S. and, if provided in an applicable income tax treaty, is not attributable to a U.S. "permanent establishment" or a "fixed base" maintained by you.

        Any interest (including OID, if applicable) on the Equipment Notes or gain from the sale, exchange or other disposition of a Certificate or the sale or disposition by the Trust of your pro rata share of Equipment Notes generally will be subject to regular U.S. federal income tax at graduated rates (and, if you are treated as a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax) if it is effectively connected with your conduct of a trade or business within the U.S. (and, if provided in an applicable income tax treaty, is attributable to a U.S. "permanent establishment" or a "fixed base" maintained by you), unless an applicable treaty provides an exemption. In this case, in lieu of providing an IRS Form W-8BEN or W-8BEN-E as described above, you generally are required to provide an IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

        The foregoing is subject to the discussion below under "—FATCA Legislation" and "—Information Reporting and Backup Withholding."

        If you are a prospective investor that is not a United States person, you should consult your own tax advisor regarding the income, estate and other tax consequences to you of the purchase, ownership and disposition of the Certificates under U.S. federal, state and local, and any other relevant, law in light of your own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to you, neither FedEx Express nor the Trust will be required to pay any additional amount to you.

FATCA Legislation

        Provisions commonly referred to as "FATCA" impose withholding of 30% on payments of interest on the Equipment Notes. While existing Treasury Regulations would also require withholding on payments of gross proceeds of sales or redemptions of Equipment Notes or the Certificates to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies, the U. S. Treasury department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in the Certificates.

Information Reporting and Backup Withholding

        In general, payments made on the Equipment Notes and the Certificates, and proceeds from the sale, exchange or other disposition of the Equipment Notes and Certificates to or through certain brokers, will be subject to information reporting requirements, unless you are a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrate that you are so exempt). Such payments and proceeds may also be subject to a "backup" withholding tax unless you provide appropriate documentation to the applicable withholding agent or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against your U.S. federal income tax, and may entitle you to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS if you are required to supply information but do not do so in the proper manner.

        If you are a Non-U.S. Certificateholder, the amount of interest (including OID, if applicable) paid on your pro rata share of the Equipment Notes and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and to you by the applicable withholding agent.

CERTAIN DELAWARE TAXES

        The Trustee is a national banking association headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Trustee, has advised FedEx Express that, in its opinion, under currently applicable law, assuming that the Trust will not be taxable as a corporation for U.S. federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trust nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of the Trust. In general, should a Certificateholder or the Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the U.S. or if the Trustee were located in a different jurisdiction in the U.S., the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, it is expected that a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

        A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan"), or a plan or arrangement which is a non-U.S., church or governmental plan or arrangement that is not subject to Title I of ERISA or Section 4975 of the Code but is subject to a non-U.S., federal, state, or local law or regulation which is substantially similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a "Similar Law") (in each case, including an ERISA Plan, a "Plan"), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as Plan fiduciaries are subject to certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the matters discussed above under "Risk Factors" and the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as "parties in interest" under ERISA or "disqualified persons" under the Code) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and provisions of any Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement under ERISA, the Code or any Similar Law.

Plan Assets Issues

        The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the "Plan Asset Regulation"), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan acquires an "equity interest" in the Trust, the ERISA Plan's assets will include both the equity interest and an undivided interest in each of the underlying assets of the Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. It is likely that the Certificates will be treated as "equity interests" for purposes of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a prohibited transaction statutory or administrative exemption is applicable to the transaction. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. If the Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. ERISA Plan investors are encouraged to consult with their own legal advisers concerning the effect of the possible application of the Plan Asset Regulation.

        In order to mitigate the possibility of such prohibited transactions and any other violations under ERISA, Section 4975 of the Code or any Similar Law, each investing Plan, by acquiring the Certificates (or an interest therein), will be deemed to have directed the Trustee to invest in the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein and in the Pass Through Trust Agreement and any other agreement or documents governing the Trust. Any Plan purchasing the Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Certificates (as discussed further below) also applies to such Plan's indirect acquisition and holding of the assets of the Trust.

Prohibited Transaction Issues

        In addition, whether or not the assets of the Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of a direct or indirect (i) extension of credit between an ERISA Plan and a party in interest or a disqualified person, (ii) sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person and/or (iii) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, FedEx Express, the Underwriters, the Trustee, the Liquidity Provider, the Loan Trustee, the Subordination Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and Additional Certificates of a subordinate class are issued and held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Additional Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Conversely, if Additional Certificates of a subordinate class are issued and held by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Additional Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable.

        Depending on the satisfaction of certain conditions, which may include the identity of the ERISA Plan fiduciary making the decision to purchase or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions"), or the service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or the service provider exemption or any other exemption will be available with respect to any particular transaction involving the Certificates. Further, non-U.S., church or governmental plans or arrangements that are not subject to Title I of ERISA or Section 4975 of the Code may nevertheless be subject to Similar Laws.

Investor Representations

        Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of any Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law or otherwise will not constitute or result in a prohibited transaction under ERISA or the Code or a violation of any Similar Law and (b) directed the Trustee to invest in the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein and in the Pass Through Trust Agreement and any other agreement or documents governing the Trust.

        Each Person or transferee of any Certificate or beneficial interest therein that is an ERISA Plan will be deemed to represent, warrant and agree that (i) none of FedEx, the Underwriters, the Trustee, the Liquidity Provider, the Loan Trustee, the Subordination Agent, or any of their respective affiliates or other persons that provide marketing services has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the ERISA Plan ("Plan Fiduciary"), has relied as a primary basis in connection with its decision to invest in the Certificates, and none of them is otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the ERISA Plan or the Plan Fiduciary in connection with the ERISA Plan's acquisition of the Certificates and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Certificates.

Special Considerations Applicable to Insurance Company General Accounts

        Any insurance company proposing to purchase the Certificates should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the Department of Labor in January 2000 (the "General Account Regulations"). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

        The foregoing discussion set forth in this entire "Certain ERISA Considerations" section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. Nothing in this prospectus supplement is, or should be construed as, a representation or advice as of whether an investment in the Certificates is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, Plans generally or any particular Plan.

        EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR ANY APPLICABLE SIMILAR LAW OF AN INVESTMENT IN THE CERTIFICATES.

UNDERWRITING

        Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the "Underwriting Agreement"), the underwriters named below (collectively, the "Underwriters") have severally agreed with FedEx Express to purchase from the Trustee the following aggregate face amounts of the Certificates:

Underwriter	Face Amount of Certificates
Citigroup Global Markets Inc.	$
Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
BNP Paribas Securities Corp.
Total		$690,000,000

        The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated. The offering of the Certificates by the Underwriters is subject to receipt and acceptance and subject to the Underwriters' right to reject any order in whole or in part.

        The aggregate proceeds from the sale of the Certificates will be $690,000,000. FedEx Express will pay the Underwriters a commission of $            . FedEx Express estimates that its out of pocket expenses for the offering will be approximately $            (exclusive of the ongoing costs of the Liquidity Facility and certain other ongoing costs).

        The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this prospectus supplement and to selling group members at those prices less the concession set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Concession to Selling Group Members		Discount to Brokers/Dealers
	%		%

        The Certificates are a new issue of securities with no established trading market. Neither FedEx Express nor the Trust intends to apply for listing of the Certificates on any national securities exchange. FedEx Express has been advised by one or more of the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Because there is no current market for the Certificates, holders of Certificates may have a limited ability to resell Certificates."

        FedEx Express has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

        It is expected that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the business

day following the date of pricing of the Certificates (such settlement cycle being referred to as "T+    "). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Certificates on any day prior to the second business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

        The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act with respect to the Certificates.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

        Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. Neither FedEx Express nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Certificates. The Underwriters are not required to engage in these transactions, which, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

        The Underwriting Agreement provides that FedEx and FedEx Express will not, between the date of the Underwriting Agreement and the Issuance Date, without the consent of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC, offer or sell, or enter into any agreement to sell, any public debt securities of FedEx Express (other than the Certificates offered hereby and commercial paper issued in the ordinary course of business).

Relationships

        The Underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities and commodities trading, commercial and investment banking and financial advisory, investment management, investment research, principal investment, hedging, financing, derivatives and brokerage activities. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of FedEx Express or its affiliates, including potentially the Certificates offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with FedEx Express and its affiliates, including the provision of certain advisory services, making loans to us and our affiliates and serving as counterparties to certain fuel hedging and other derivative and hedging arrangements. The Underwriters and their respective affiliates have received, and in the future may receive, customary fees and expenses and commissions for these transactions. BNP Paribas, acting through its New York branch (an affiliate of one of the Underwriters), will provide the Liquidity Facility to the Subordination Agent.

Selling Restrictions

        This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions. Standard Chartered Bank will not effect any offers or sales of any Certificates in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

    European Economic Area and UK Retail Investors

        The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or the United Kingdom. For the purposes of this paragraph:

  (a)
  a retail investor means a person who is one (or more) of:

  (i)
  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II");

  (ii)
  a customer within the meaning of Directive EU 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  a person who is not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"); and

  (b)
  the expression "offer" means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates.

        Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Certificates or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Certificate or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPS Regulation.

        This prospectus supplement has been prepared on the basis that any offer of Certificates in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Certificates. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

    Notice to Prospective Investors in Switzerland

        The Certificates may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the Certificates to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Certificates constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Certificates may be publicly distributed or otherwise made publicly available in Switzerland.

    United Kingdom

        In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order" or "FSMA") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. For the purposes of this paragraph, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the United Kingdom.

    Canada

        The Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

    Hong Kong

        The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

    Singapore

        Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may not be circulated or distributed, nor may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Certificates, debentures and units of Certificates and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Certificates are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

    Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each Underwriter has agreed that it will not offer or sell the Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

        The validity of the Certificates is being passed upon for FedEx Express by Davis Polk & Wardwell LLP, New York, New York, and certain legal matters are being passed upon for the Underwriters by Milbank LLP, New York, New York. The respective counsel for FedEx Express and the Underwriters will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Mark R. Allen, Executive Vice President, General Counsel and Secretary of FedEx, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Trust Supplement by FedEx Express.

EXPERTS

        The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation's Annual Report (Form 10-K) for the fiscal year ended May 31, 2020 (including the schedule appearing therein), and the effectiveness of FedEx Corporation's internal control over financial reporting as of May 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The references to AISI, Avitas and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

        The following is an index showing the page in this prospectus supplement where certain defined terms appear.

Section 2.04 Fraction	S-59
60-Day Period	S-33
Actual Disposition Event	S-60
Additional Certificates	S-82
Additional Equipment Notes	S-82
Additional Holder Buyout Right	S-32
Additional Trust	S-82
Adjusted Interest	S-59
Administration Expenses	S-58
Aircraft	S-1
Airframe	S-13
AISI	S-2
Appraisal	S-57
Appraised Current Market Value	S-57
Appraisers	S-2
Assumed Aircraft Value	S-70
Assumed Amortization Schedule	S-29
Average Life Date	S-68
Avitas	S-2
Bankruptcy Code	S-14
Base Rate	S-49
Basic Agreement	S-25
Benchmark Replacment Event	S-49
Benchmark Replacement Rate	S-50
Business Day	S-28
Cape Town Treaty	S-76
Cash Collateral Account	S-47
Cede	S-30
Certificate Account	S-27
Certificate Buyout Event	S-33
Certificate Owner	S-41
Certificate Owners	S-41
Certificateholders	S-30
Certificates	Front Cover
CISA	S-97
citizen of the United States	S-34
Class Exemptions	S-92
Code	S-14
Collateral	S-27
Controlling Party	S-54
COVID-19	S-17
CRAF Program	S-79
Current Distribution Date	S-59
Deemed Disposition Event	S-60
Defaulted Operative Indenture	S-66

Definitive Certificates	S-43
Depreciation Assumption	S-70
disqualified persons	S-91
Distribution Date	S-27
Downgrade Drawing	S-46
Downgrade Event	S-46
Draft Securitization RTS	S-22
Drawing	S-11
DTC	S-30
DTC Participants	S-41
DTC Rules	S-42
EEA	S-96
Eligible Pool Balance	S-60
Engine	S-63
Equipment Note Special Payment	S-58
Equipment Notes	Front Cover
ERISA	S-91
ERISA Plan	S-91
EU Securitization Laws	S-22
EU Securitization Regulation	S-22
Event of Loss	S-81
Excess Liquidity Obligations	S-55
Expected Distributions	S-59
FedEx	Front Cover
FedEx Express	Front Cover
FedEx Express Bankruptcy Event	S-56
Final Distributions	S-55
Final Drawing	S-48
Final Legal Distribution Date	S-27
Final Maturity Date	S-67
Final Termination Notice	S-51
Financial Instruments and Exchange Law	S-98
FSMA	S-97
General Account Regulations	S-93
Global Certificate	S-41
H.15 Page	S-68
Indenture	S-2
Indenture Events of Default	S-71
Indirect Participants	S-41
Insurance Distribution Directive	S-96
Intercreditor Agreement	S-54
Interest Drawings	S-45
Interim Restructuring Arrangement	S-57
Investment Company Act	S-iii
Issuance Date	S-28

A-I-1

Junior Additional Certificateholder	S-33
Junior Additional Certificates	S-33
LIBOR	S-49
Liquidity Event of Default	S-51
Liquidity Expenses	S-59
Liquidity Facility	S-10
Liquidity Obligations	S-59
Liquidity Provider	S-7
Loan Amount	S-78
Loan Trustee	S-7
Long-Term Rating	S-47
LTVs	S-3
Make-Whole Amount	S-68
Make-Whole Spread	S-68
Maximum Available Commitment	S-45
Maximum Commitment	S-45
MBA	S-2
MiFID II	S-96
Minimum Sale Price	S-55
Moody's	S-46
Mortgage Convention	S-77
most recent H.15 Page	S-68
Non-Extension Drawing	S-48
Non-Extension Notice	S-48
Note Target Price	S-56
Noteholder	S-66
Order	S-97
Parent Guarantee	S-7
Participation Agreement	S-65
parties in interest	S-91
Pass Through Trust Agreement	S-iii
Performing Equipment Note	S-46
Permitted Investments	S-31
Plan	S-91
Plan Asset Regulation	S-91
Pool Balance	S-28
Pool Factor	S-28
Plan Fiduciary	S-93
Post Default Appraisals	S-57
PRIIPs Regulation	S-96
Prospectus Directive	S-96
PTC Event of Default	S-34
PTCE	S-92
Rate Determination Notice	S-50
Rating Agencies	S-46

Refinancing Certificates	S-82
Refinancing Equipment Notes	S-82
Refinancing Trust	S-82
Regular Distribution Dates	S-26
Related Equipment Notes	S-66
relevant persons	S-97
Remaining Weighted Average Life	S-68
Replacement Liquidity Facility	S-47
Required Amount	S-45
Restructuring Arrangement	S-56
S&P	S-46
Scheduled Payments	S-26
Section 1110	S-14
Section 1110 Period	S-46
Senior Additional Certificateholder	S-33
Senior Additional Certificates	S-33
Senior Additional Class Certificates	S-82
SFA	S-98
Similar Law	S-91
SIX	S-96
Special Distribution Date	S-27
Special Payment	S-27
Special Payments Account	S-27
Special Termination Advance	S-48
Special Termination Notice	S-51
Stated Interest Rate	S-26
Subordination Agent	S-7
T+	S-95
Terminating Rate	S-50
Termination Notice	S-51
Threshold Rating	S-47
Transportation Code	S-34
Treasury Yield	S-68
Triggering Event	S-32
Trust	S-32
Trust Indenture Act	S-35
Trust Property	S-25
Trust Supplement	S-25
Trustee	S-3
UK Securitization Laws	S-23
Underwriters	S-94
Underwriting Agreement	S-94
Volcker Rule	S-iii

A-I-2

APPENDIX II

APPRAISAL LETTERS

EXTENDED DESKTOP VALUATION REPORT

NINETEEN (19) BOEING 767-300ERF AND 777F
FREIGHTER AIRCRAFT

PREPARED FOR
FEDEX CORPORATION

BY
AVITAS, INC.
14520 AVION PARKWAY, SUITE 300
CHANTILLY, VA 20151
USA

JULY 24, 2020

A-II-1

Introduction	A-II-3
Definitions	A-II-3
Aircraft Value	A-II-4
Determination of Maintenance Condition Adjustment	A-II-5
General Market Overview	A-II-8
Current Market—Boeing 767-300 Freighter	A-II-19
Background—Boeing 777	A-II-25
Current Market—Boeing 777 Freighter	A-II-27
Covenants	A-II-34
Statement of Independence	A-II-34
A-II-Appendix A—AVITAS Value Definitions
A-II-Appendix B—AVITAS Appraisal Methodology

A-II-2

Introduction

        AVITAS, Inc. has been retained by FedEx Corporation (the "Client") to provide its opinion as to the Base Value and Adjusted Base Value for nineteen (19) Boeing 767-300ERF and Boeing 777F Freighter aircraft. The subject aircraft are identified and their values are set forth in Figure 1 on page 3 of this report.

        As AVITAS has not had the opportunity to physically inspect the subject aircraft nor their related technical documentation, we have relied solely on data provided by the Client to prepare this valuation. Utilizing that information, the value of each aircraft has been adjusted from a "baseline value" according to its individual status as outlined by the Client. This baseline value assumes the following:

  •
  It is in average physical condition.

  •
  Its utilization is comparable to industry averages for its type and age.

  •
  The overhaul status of the airframe, engines, landing gear and other major time/cycle limited components is the equivalent of half-life/half-time (or benefiting from above average condition if new or nearly new).

  •
  Its specification status is comparable to that most common for an aircraft of its type and vintage.

  •
  It is in compliance with all Airworthiness Directives.

  •
  It is in standard industry configuration.

  •
  It is in service under the certificate of a major airworthiness authority.

  •
  Its technical documentation and records are in good order with back-to-birth traceability and acceptable to the major airworthiness authorities.

  •
  There is no history of accident or incident damage.

        The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

Definitions

        AVITAS's value definitions, set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT"), adopted in January 1994 and updated in November 2012, and are summarized as follows:

  •
  Base Value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

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  •
  Adjusted Base Value indicates the Base Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

Single-Unit Sale

        While not set forth in the value definitions above, our value opinions for the aircraft assume a single-unit transaction wherein the aircraft would be sold by itself, not part of a wholesale lot or a large portfolio of aircraft that would be sold en masse in a transaction where some "volume discount" might typically apply.

Aircraft Value

        AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

        AVITAS values assume a full-life maintenance status condition for new aircraft and a better than half-life/half-time maintenance status for aircraft four-years-old and younger. Maintenance adjustments are therefore phased in on a straight-line basis during the first four years. Also, for young aircraft, since AVITAS values already account for a better than half-life/half-time maintenance status, maintenance adjustments are only applied to aircraft four years of age or older.

        AVITAS believes that Market Values for passenger aircraft are under severe negative pressure given the widespread uncertainty caused by the COVID-19 pandemic. However, AVITAS does not believe freighter aircraft values are currently affected as dedicated freighters are in high demand. The full extent of the crisis is still being assessed and value opinions remain under constant review.

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Figure 1

FedEx Corporation

Aircraft Description & Summary of Aircraft Values as of 3rd Quarter 2020

in US$ Millions

No.	Aircraft Model	Serial No.	Regist.	Operator	Build Date	Engine Type	MTOW (lbs)	Base Value	Maint. Condition Adjust.	Adjusted Base Value
1	767-300ERF	42718	N126FE	Federal Express	Sep 2015	CF6-80C2B6F	408,000	$50.6	$3.5	$54.1
2	767-300ERF	42720	N130FE	Federal Express	Feb 2016	CF6-80C2B6F	408,000	52.4	4.5	56.9
3	767-300ERF	42722	N135FE	Federal Express	Jun 2016	CF6-80C2B6F	408,000	53.6	7.0	60.6
4	767-300ERF	42723	N138FE	Federal Express	Jul 2016	CF6-80C2B6F	408,000	54.8	6.0	60.7
5	767-300ERF	42726	N144FE	Federal Express	Feb 2017	CF6-80C2B6F	408,000	56.9		56.9
6	767-300ERF	43630	N151FE	Federal Express	Oct 2017	CF6-80C2B6F	408,000	61.0		61.0
7	767-300ERF	63095	N153FE	Federal Express	Dec 2017	CF6-80C2B6F	408,000	61.0		61.0
8	767-300ERF	43631	N155FE	Federal Express	Feb 2018	CF6-80C2B6F	408,000	62.1		62.1
9	767-300ERF	63100	N168FE	Federal Express	Nov 2018	CF6-80C2B6F	408,000	66.6		66.6
10	767-300ERF	63103	N172FE	Federal Express	Jan 2019	CF6-80C2B6F	408,000	68.0		68.0
11	767-300ERF	63111	N180FE	Federal Express	Nov 2019	CF6-80C2B6F	408,000	72.9		72.9
12	767-300ERF	63114	N183FE	Federal Express	Feb 2020	CF6-80C2B6F	408,000	74.5		74.5
13	767-300ERF	63115	N184FE	Federal Express	Mar 2020	CF6-80C2B6F	408,000	74.5		74.5
14	777-200LRF	40675	N869FD	Federal Express	Sep 2015	GE90-110B1L	766,000	122.0	5.2	127.2
15	777-200LRF	42705	N897FD	Federal Express	Nov 2017	GE90-110B1L	766,000	139.4		139.4
16	777-200LRF	40683	N877FD	Federal Express	Mar 2018	GE90-110B1L	766,000	141.7		141.7
17	777-200LRF	41440	N891FD	Federal Express	Jun 2018	GE90-110B1L	766,000	143.8		143.8
18	777-200LRF	40682	N876FD	Federal Express	Jun 2019	GE90-110B1L	766,000	153.1		153.1
19	777-200LRF	66255	N845FD	Federal Express	Jun 2020	GE90-110B1L	766,000	164.0		164.0

Total								$1,672.9	$26.2	$1,699.1

Note: Maintenance adjustment not applicable to aircraft younger than four years old since AVITAS values already account for a better than half-life/half-time maintenance condition.

Determination of Maintenance Condition Adjustment

        The Current Market Values for five of the subject aircraft have been adjusted to reflect the aircraft maintenance condition as of June 26, 2020 as provided by the Client. Maintenance adjustments were only applied to aircraft four years of age or older since AVITAS values already account for a better than half-life/half-time maintenance status for aircraft younger than four years.

        The airframes of the subject aircraft are maintained on a letter check system with hard time limits between the various inspections.

        The landing gear on an aircraft comprise of a nose gear and main gear with a fixed maintenance interval that is either calendar, cyclically or sometimes hourly driven, depending on which is more limiting.

        The engines are maintained on an "on condition" basis wherein they are removed only when an internal component, such as a rotor disk, reaches its own individual life limit, or when performance monitoring suggests that the engine is operating outside manufacturer's suggested parameters; however, AVITAS believes that each type of engine has an industry typical time or cycles of reliable on-wing time between shop visits. AVITAS uses this interval to determine the half-life for a specific engine, and to adjust the Current Market Value accordingly. AVITAS has also considered the aggregate life remaining for each engine's life-limited parts (LLPs), and compared this to the cost of an entire disk-stack to determine value adjustments from half-life.

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        Displayed below are the maintenance condition adjustments for the subject aircraft in further detail and the percent of life remaining for each category.

Figure 2

FedEx Corporation

Summary of Airframe Maintenance Adjustments

2020 US$ Millions

					Overhaul
No.	Aircraft Type	Serial Number	Regist.	Check	Interval	Cost	TRO	Life Rem.	Adj	Total Airframe Adj.
1	767-300ERF	42718	N126FE	C-check	24 Mo	$1.06	1 Mo	6%	$(0.47)	$(1.17)
				Hvy#1	72 Mo	2.35	15 Mo	20%	(0.70)
2	767-300ERF	42720	N130FE	C-check	24 Mo	1.06	5 Mo	20%	(0.32)	(0.85)
				Hvy#1	72 Mo	2.35	20 Mo	27%	(0.53)
3	767-300ERF	42722	N135FE	C-check	24 Mo	1.06	22 Mo	90%	0.42	0.01
				Hvy#1	72 Mo	2.35	23 Mo	33%	(0.41)
4	767-300ERF	42723	N138FE	C-check	24 Mo	1.06	23 Mo	95%	0.48	0.12
				Hvy#1	72 Mo	2.35	25 Mo	35%	(0.36)
5	777-200LRF	40675	N869FD	C-check	36 Mo	0.87	10 Mo	28%	(0.19)	(0.46)
				Hvy#1	96 Mo	2.86	39 Mo	40%	(0.27)

Total										$(2.35)

Notes Mx Adj. as of Jun 26, 2020

Figure 3

FedEx Corporation

Summary of Landing Gear Maintenance Adjustments

2020 US$ Millions

					Overhaul
No.	Aircraft Type	Serial Number	Regist.	Landing Gear	Interval	Cost	TRO	Life Rem.	Adj	Total Gear Adj.
1	767-300ERF	42718	N126FE	NLG	120 Mo	$0.19	62 Mo	52%	$0.00
				L-MLG	120 Mo	0.27	62 Mo	52%	0.00	$0.01
				R-MLG	120 Mo	0.27	62 Mo	52%	0.00
2	767-300ERF	42720	N130FE	NLG	120 Mo	0.19	67 Mo	56%	0.01
				L-MLG	120 Mo	0.27	67 Mo	56%	0.02	0.04
				R-MLG	120 Mo	0.27	67 Mo	56%	0.02
3	767-300ERF	42722	N135FE	NLG	120 Mo	0.19	71 Mo	59%	0.02
				L-MLG	120 Mo	0.27	71 Mo	59%	0.02	0.07
				R-MLG	120 Mo	0.27	71 Mo	59%	0.02
4	767-300ERF	42723	N138FE	NLG	120 Mo	0.19	72 Mo	60%	0.02
				L-MLG	120 Mo	0.27	72 Mo	60%	0.03	0.07
				R-MLG	120 Mo	0.27	72 Mo	60%	0.03
5	777-200LRF	40675	N869FD	NLG	120 Mo	0.29	63 Mo	52%	0.01
				L-MLG	120 Mo	0.42	63 Mo	52%	0.01	0.03
				R-MLG	120 Mo	0.42	63 Mo	52%	0.01

Total										$0.22

Notes Mx Adj. as of Jun 26, 2020

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Figure 4

FedEx Corporation

Summary of Engine Maintenance Adjustments

2020 US$ Millions

					Overhaul					LLP
No.	Aircraft Type	Serial Number	Engine Type	Engine S/N	Interval	Cost	TRO	Life Rem.	Adj.	Cost	Life Rem.	Adj.	Total Engine Adjust.
1	767-300ERF	42718	CF6-80C2B6F	707327	6,000 Cyc	$4.49	2,456 Cyc	41%	$(0.41)	$8.70	81%	$2.72	$2.32
				707328	6,000 Cyc	4.49	2,456 Cyc	41%	(0.41)	8.70	81%	2.72	2.32
2	767-300ERF	42720	CF6-80C2B6F	707336	6,000 Cyc	4.49	2,730 Cyc	46%	(0.20)	8.70	83%	2.85	2.65
				707337	6,000 Cyc	4.49	2,730 Cyc	46%	(0.20)	8.70	83%	2.85	2.65
3	767-300ERF	42722	CF6-80C2B6F	707363	6,000 Cyc	4.49	3,910 Cyc	65%	0.68	8.70	89%	3.39	4.07
				707343	6,000 Cyc	4.49	2,843 Cyc	47%	(0.12)	8.70	83%	2.90	2.78
4	767-300ERF	42723	CF6-80C2B6F	707346	6,000 Cyc	4.49	2,908 Cyc	48%	(0.07)	8.70	84%	2.93	2.86
				707347	6,000 Cyc	4.49	2,908 Cyc	48%	(0.07)	8.70	84%	2.93	2.86
5	777-200LRF	40675	GE90-110B1L	901276	6,000 Cyc	12.24	4,510 Cyc	75%	3.08	10.30	90%	4.08	7.16
				907006	6,000 Cyc	12.24	1,373 Cyc	23%	(3.32)	10.30	68%	1.83	(1.49)

Total													$28.17

Notes Mx Adj. as of Jun 26, 2020

Figure 5

FedEx Corporation

Summary of APU Maintenance Adjustments

2020 US$ Millions

				APU Overhaul
No.	Aircraft Type	Serial Number	Regist.	Interval	Cost	TRO	Life Rem	Adjustment
1	767-300ERF	42718	N126FE	5,898 APU Hrs	$0.22	4,130 Hrs	70%	$0.04
2	767-300ERF	42720	N130FE	5,898 APU Hrs	0.22	4,344 Hrs	74%	0.05
3	767-300ERF	42722	N135FE	5,898 APU Hrs	0.22	4,578 Hrs	78%	0.06
4	767-300ERF	42723	N138FE	5,898 APU Hrs	0.22	4,594 Hrs	78%	0.06
7	777-200LRF	40675	N869FD	3,000 APU Hrs	0.47	1,255 Hrs	42%	(0.04)

Total								$0.24

Notes Mx Adj. as of Jun 26, 2020

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General Market Overview

Executive Summary

  •
  The global impact of the COVID-19 pandemic has led to an AVITAS outlook of –8.7% growth rate for world GDP in 2020. This will likely be revised as the year continues and more data becomes available for assessment.

  •
  AVITAS currently estimates that the impact of COVID-19 will be reflected by a –62.7% passenger traffic growth rate for this year.

  •
  IATA's June assessment for the global air transport industry in 2020 is a loss of $84.3 billion. Revenues are expected to fall 50% from 2019 levels. The outlook for 2021 is a loss of $15.8 billion with revenues up to $598 billion.

  •
  Airbus cut output by one-third in April with the average production rates going forward at 40 per month for the A320 family, two per month for the A330 and six per month for the A350.

  •
  Boeing resumed production of the 737 MAX at the end of May, although a return to service timeline has yet to be determined.

  •
  The international air freight volume is estimated to have contracted during 2019, with the international FTK growth rate at –3.3%. Although volumes have continued to decline in 2020 due to the loss of belly capacity as passenger fleet have been grounded due to the pandemic, freighter aircraft utilization has been increasing steadily. Some airlines have been using their passenger aircraft in a quasi-freighter role in order to supplement cargo lift. The shortage of capacity has pushed cargo rates up by about 30% this year.

The Market Cycle

        Historically, the commercial aviation industry has been characterized by consistent growth and resiliency. Over time, the demand for air travel has grown in terms of both passenger traffic and the number of aircraft while enduring the occasional effects of business downturns or unanticipated external events. We are currently experiencing a downturn due to the coronavirus pandemic but AVITAS is confident that the industry will remain robust in the long term.

        The strong correlation between changes in world Gross Domestic Product (GDP) and changes in passenger traffic may be seen in the historical numbers of the following Figure. While the cyclicality of the airline industry generally tracks the economic cycle, there is a much greater magnitude of the effect of the current economic downturn on passenger traffic. The degree of contraction and recovery is much greater for passenger traffic compared to economic growth. The current AVITAS forecast numbers for the next ten years are included also.

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Figure 6

Source: World Bank, USDA, ICAO, and AVITAS forecasts

Trends in the World Economy and Global Air Traffic

        From 2010 to 2019, the global economy experienced steady expansion with strong growth in passenger traffic, sustained airline profitability, healthy sales of new aircraft and a low fuel price environment. The economic cycle peaked in 2018 and the aircraft value cycle in 2019. The estimate for the World GDP growth rate in 2019 is 2.5%, down from 2.9% in 2018. AVITAS expects the economy to contract in 2020 due to the impact of COVID-19, currently forecasting a –8.7% growth rate for this year. There may be adjustments throughout the year as data about the global effects of the coronavirus outbreak become available.

        In addition to the severe effects of the coronavirus outbreak limiting demand for air travel, there have been ongoing supply issues affecting the market from the Boeing 737 MAX grounding which has disrupted the GDP/RPK relationship. When the nearly 800 MAX aircraft that are currently in storage enter service, there will be a supply impact that is unrelated to economic cycle factors.

        The following Figure shows the trend in the growth of GDP by major world region since 2008 along with estimates for 2019 and the current AVITAS forecast for 2020.

Figure 7

GDP Growth By Major Region, Historic and Forecasts

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019e	2020f
World	1.8%	–1.7%	4.3%	3.1%	2.5%	2.6%	2.8%	2.8%	2.5%	3.1%	2.9%	2.5%	–8.7%
Africa	5.3%	2.8%	5.0%	1.3%	5.7%	3.9%	3.6%	3.0%	1.6%	3.0%	2.8%	3.0%	–9.8%
Asia Pacific	3.5%	2.0%	7.3%	4.7%	4.8%	4.9%	4.4%	4.5%	4.5%	4.8%	4.5%	4.2%	–7.4%
Europe	0.5%	–4.2%	2.1%	1.7%	–0.3%	0.3%	1.8%	2.3%	2.0%	2.4%	2.0%	1.5%	–9.6%
Latin America	4.0%	–1.7%	6.0%	4.4%	2.7%	2.8%	1.1%	–0.3%	–1.2%	1.0%	0.7%	0.3%	–9.1%
Middle East	3.2%	–1.4%	5.5%	7.2%	2.5%	4.2%	3.8%	3.3%	4.7%	2.8%	1.5%	–0.2%	–10.9%
North America	–0.2%	–2.8%	2.6%	1.7%	2.2%	1.9%	2.5%	2.7%	1.6%	2.3%	2.8%	2.3%	–8.8%

Source: Historical data from USDA. 2019 figures are estimates and 2020 figures are projections.

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        The next table gives world passenger traffic annual growth rates. The AVITAS outlook for 2020 shows preliminary estimates about the effects of the coronavirus crisis and the worldwide grounding of many aircraft as airlines slash capacities. This will be further adjusted as traffic data becomes available.

Figure 8

RPK Growth By World Region

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020f
World	2.4%	–1.7%	7.7%	5.9%	5.0%	5.2%	5.6%	6.3%	6.1%	7.6%	6.5%	4.2%	–62.7%
Africa	2.4%	–3.4%	10.5%	0.3%	5.9%	7.0%	0.3%	2.9%	7.4%	7.5%	2.4%	4.9%	–69.9%
Asia Pacific	1.8%	1.0%	10.6%	5.4%	6.9%	7.2%	6.9%	8.6%	8.3%	9.2%	8.6%	4.8%	–57.1%
Europe	5.3%	–3.7%	5.0%	9.0%	4.4%	3.8%	5.8%	5.1%	4.8%	8.2%	6.6%	4.2%	–64.7%
Latin America	6.0%	2.7%	15.8%	11.4%	8.6%	6.3%	6.9%	6.7%	7.4%	9.3%	6.2%	4.2%	–62.7%
Middle East	18.6%	11.8%	16.7%	8.5%	13.9%	11.2%	12.6%	10.0%	11.8%	6.6%	4.0%	2.4%	–76.0%
North America	–2.4%	–5.2%	4.1%	2.3%	1.4%	2.2%	2.7%	3.7%	2.6%	4.8%	5.0%	4.1%	–62.0%

Source: ICAO and IATA, and AVITAS 2020 forecast

        The numbers for 2020 are grim but AVITAS expects RPKs to rebound sharply next year and return to 2019 levels by 2023. The following Figure shows the projected growth of world RPK levels expected in the AVITAS forecast. The growth rate for world passenger traffic is expected to grow at an average annual rate of 4.5% from 2023 to 2039.

Figure 9

Oil Prices

        Oil prices in 2019 ranged from $46-$66 per barrel range and finished the year around $61 per barrel. Prices in 2020 thus far have fallen significantly as demand has collapsed due to the COVID-19 pandemic. Although the average price for April was less than $20 per barrel, daily prices by the end of May were over $30. The following Figure illustrates the trend in the price of crude oil (Cushing, OK, WTI Spot Price FOB) since 1986.

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Figure 10

Source: U.S. Department of Energy

U.S. Treasury Bond Yields

        Interest rates in the United States had been close to zero for seven years following the 2008 recession but were steadily increased by the Federal Reserve as the economy enjoyed a prolonged period of recovery and expansion through 2018. In 2019, there were three minor rate reductions as the economy showed signs of weakening. However, there have now been two additional cuts in March 2020, the last one a full 1% cut, as the Federal Reserve is trying to cushion the economy from the economic effects of the coronavirus pandemic. The current rate of 0%-0.25% has not been seen since 2008, during the Great Recession.

        There was a sudden spike in the Corporate Bond Yield to over 5% in March as investors panicked at the beginning of the economic lockdown.

        The following Figure compares the trend in 10-year Treasury rates with the corporate bond yield and Moody's Seasoned Baa Corporate Bond Yield.

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Figure 11

Source: U.S. Treasury and Federal Reserve Bank of St. Louis

Airline Profitability

        The COVID-19 pandemic has had a devasting impact on passenger traffic worldwide. Most airlines have grounded fleets and suspended all or most of their operations. IATA's outlook for 2020 has been under regular revision since December due to the COVID-19 pandemic and their June assessment has forecasted a loss of $84.3 billion globally for airlines this year. IATA projects that airline revenues will fall to $419 billion in aggregate, 50% of 2019 revenues. The first region to feel the brunt of the pandemic was Asia-Pacific and losses for carriers in that region are expected to be $29.0 billion.

Figure 12

Source: ATA, ICAO and IATA

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The Air Cargo Market

        Dedicated freighter aircraft are currently in high demand due to the decline in belly capacity from the grounding of much of the passenger fleet due to the COVID-19 pandemic. Although IATA's current outlook is for a drop in overall freight volumes in 2020, the shortage of capacity has led to a cargo rate increase of about 30% and a near-record level of cargo revenues.

        Another factor supporting the demand for dedicated freighters has been the explosion in e-commerce activity. The stay-at-home orders worldwide resulted in e-commerce order levels on par with peak holiday months. Even as economies open, new online buying habits will likely lead to a permanent increase in e-commerce demand.

        The following Figure shows the monthly percentage growth rates in cargo capacity as measured by available ton-kilometers (ATK), cargo traffic in freight ton-kilometers (FTK) as well as the monthly load factor (LF), all since 2007.

Figure 13

Source: IATA and ICAO

The Narrowbody Aircraft Market

        Net orders for narrowbody aircraft reached a peak of 2,501 units in 2014. Since then, the numbers have fallen with only 534 net orders placed in 2019. Deliveries in 2019 were down to 817 compared to 1,217 in 2018 as Boeing 737 MAX aircraft ceased deliveries in March. The backlog shrank for the first time as orders fell while Airbus delivered a record number of narrowbody aircraft in 2019.

        The following Figure illustrates the trend in orders, deliveries and backlog for narrowbodies since 1990.

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Figure 14

Source: Aviation Week Fleet Discovery

The Widebody Aircraft Market

        There was a steady decrease in net orders for new widebody aircraft from 2013 to 2017 but net orders totaled 268 units in 2018 and 313 in 2019. Deliveries of new aircraft in 2019 were 426 compared to 262 in 2018. The order backlog continues to decline with 1,927 aircraft orders remaining in backlog in 2019, down from 2,162 in 2018. The following Figure illustrates the trend in orders, deliveries and backlog for widebody aircraft since 1990.

Figure 15

Source: Aviation Week Fleet Discovery

The Regional Jet Aircraft Market

        In the regional jet sector, net orders fell in 2019 with 162 orders versus 173 in 2018. Deliveries decreased to 139 aircraft in 2019 compared with 142 units during the previous year. The order backlog for new aircraft was about the same at 1,121 aircraft at the end of 2019, compared to 1,118 units the year prior. These trends are illustrated in the following Figure.

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Figure 16

Source: Aviation Week Fleet Discovery

Aircraft Availability

        The total number of jet aircraft advertised as available at the end of 2019 was 360 units, only up slightly from the 357 in 2018. The 360 units were comprised of 145 narrowbodies, 92 widebodies and 123 regional jets.

        The following Figure illustrates the trend in availability for narrowbody, widebody and regional jet aircraft from 1997 to 2019.

Figure 17

Source: The Airline Monitor to 2011, Airfax from 2011 to 2019

Retirements

        In 2019, a total of 554 commercial jet aircraft were permanently withdrawn from service, which comprised 359 narrowbodies, 145 widebodies and 50 regional jets. The following Figure shows the trend in commercial jet aircraft retirements since 1990.

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Figure 18

Source: Aviation Week Fleet Discovery

Stored Aircraft

        In 2019, the total number of stored aircraft jumped to over 2,000 aircraft compared to 1,481 in 2018. This reflects the increase of stored narrowbody aircraft which was largely due to the grounding of the Boeing 737 MAX. The following Figure shows the trend in stored commercial jet aircraft since 2000.

Figure 19

Source: Aviation Week Fleet Discovery

        Figures 9-14 show the annual fleet figures through 2019 but the passenger jet fleet has been greatly impacted by the COVID-19 pandemic in 2020. Many aircraft were grounded as airlines either suspended operations completely or drastically reduced services, so that the number of parked aircraft spiked to levels not previously experienced.

        The Figure below shows the in-service passenger jet fleet figures from 2010 through April 2020.

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Figure 20

Prospects for the Commercial Aviation Market

        The outlook for the air transport sector has changed considerably due to the impact of the COVID-19 pandemic. While the full effects cannot be known yet, the pandemic has already had an enormous negative impact on the commercial aviation industry. The air transport sector will first need to stabilize its operations in the face of a huge collapse in demand before any meaningful plans for the immediate future can be set in place. The year 2020 will undoubtedly be characterized by dramatic shifts in market sentiment as the industry's major players are forced to deal with challenges never before seen in the history of aviation.

Background—Boeing 767

        In July 1978, Boeing announced its intention to develop an advanced technology, short- to medium-range, twin-aisle airliner. The new widebody was equipped with a two (optional three) crew cockpit and twin high bypass engines and was soon after designated the 767. The 767-200 accommodates 181 passengers in the manufacturer's standard three-class configuration and the initial aircraft had a range of 3,160 nautical miles. The 767-200, powered by two Pratt & Whitney JT9D-7R4D engines, made its maiden flight in September 1981. The fifth production aircraft, with General Electric CF6-80A engines, first flew in February 1982. Delivery of the first 767-200 with Pratt & Whitney engines was to United Airlines in August 1982, and the first General Electric powered aircraft was delivered to Delta Air Lines in December of the same year.

        An extended-range version, the Boeing 767-200ER, was first delivered in June 1984 to Ethiopian Airlines. The ER is the same size as basic –200 but features higher design gross weights and increased fuel capacity to provide greater range and utility. To accommodate the additional weight, the ER is powered by higher thrust variants of the CF6-80, JT9D and PW4000 engine. The ER has almost a 70% increase in range capability making it a transatlantic aircraft.

        The –200EM variant applies to 767-200 non-ER aircraft, which have been ETOPS modified and usually upgraded with a maximum takeoff weight increase. The –200EM aircraft have no center wing

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fuel tanks. The extent to which any –200 can be modified depends on the specific aircraft's build specification and date of manufacture. The installation of the ETOPS equipment and some weight increases are possible on all 767-200s without major structural changes. However, increasing an aircraft's maximum takeoff weight may require replacement of the landing gear and some structural changes at a cost of approximately $3.0 million.

        The development of a stretched version of the 767-200 was announced in 1983 by Boeing and first delivery took place in September 1986. This version, named the 767-300, features a fuselage stretch of about 21 feet plus various structural modifications such as stronger landing gear and fuselage strengthening to accommodate the additional size and weight.

        The 767-300ER is an extended range variant of the basic 767-300 with higher gross weights. Development of the aircraft began in early 1985. This version embodies further structural modifications to allow maximum gross takeoff weights up to 412,000 pounds and a fuel capacity of 24,140 U.S. gallons. It was first delivered in February 1988. This variant is approved for ETOPS operations and carries 218 passengers in a standard three-class configuration, 269 passengers in a standard two-class configuration, and up to 350 passengers in a single-class configuration. With a three-class configuration, the aircraft has a range of over 6,000 nautical miles. The 767-300ER has established the largest operator base and market penetration of the 767 family.

        The 767-300F was launched as a specialized package freighter in January 1993 by United Parcel Service. UPS ordered 30 (plus 30 options of which only two were delivered) package freighters, and Asiana ordered two freighters in November 1993. One was delivered in August 1996, and the delivery of the second one was canceled.

        The modifications to the aircraft as freighter aircraft include a reinforced landing gear and internal wing structure. The main deck floor has been strengthened to accommodate 24 cargo containers. The aircraft has no passenger windows and a (8 ft 9 in × 11 ft 1 3/4 in) forward freight door. Pilot type rating and many components are common to those of the Boeing 757 freighter. Although Rolls-Royce, Pratt & Whitney, and General Electric offer engines for the 767-300F freighter aircraft, customers to date have chosen the General Electric CF6-80C2B7F engine to power their aircraft. The 767-300 is available in two freighter configurations, the package freighter and the freighter both are based on the 767-300ER airframe. The main difference between the two configurations is found in the cargo handling system. The freighter has powered handling systems on both the main and lower decks, and an environmental control system which allows perishable goods and live animals to be transported. The main deck features a ball-mat maneuvering area near the cargo door and rollers through the entire length of the cabin.

        The 767-400ER, a stretched version of the 767-300ER, was launched in April 1997 for Delta Air Lines as a replacement for its L-1011s on domestic routes. In addition to the 21-foot stretch—11 feet forward of the wing and 10 feet aft of the wing—there are numerous changes and enhancements to the aircraft. The wing includes an all-new 7-foot raked wing tip and a strengthened wing box. The aircraft features an upgraded flight deck, new modernized 777-style interior and longer main landing gear with 777-type wheels, tires, and brakes. Unlike the 767-300ER, only Pratt & Whitney and General Electric engines are offered as powerplants for this model; however, only the GE model has been ordered to date. The upgrades and changes have reduced the commonality of this aircraft with its other family members. The aircraft can carry 304 passengers in a standard two-class configuration or 245 passengers in a standard three-class configuration. In a three-class configuration the aircraft has a range of 5,645 nautical miles. The first of these new derivatives rolled out of the factory in August 1999.

        All versions of the Boeing 767 meet the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter 3.

        A table presenting the basic characteristics of the 767 family has been provided below.

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Figure 21

Boeing 767-200/-200ER/-300/-300ER/-400

Aircraft Specifications

Model	767-200	767-200ER	767-300	767-300ER	767-400ER
Entry Into Service (Year)	1981	1982	1986	1987	1999
Engine	CF6-80 / JT9D	CF6-80 / JT9D	CF6-80 / JT9D	CF6-80 / RB211	CF6-80C2
		PW4000	PW4000	PW4000
Thrust SLS (1,000 lb)	48.0 to 52.5	50.0 to 63.3	50.0 to 61.5	50.0 to 63.3	62.1 to 63.5
Design Weights (1,000 lb)
Maximum Takeoff Weight	282 to 315	335 to 395	345 to 350	380 to 412	400 to 450
Maximum Landing Weight	257 to 272	278 to 300	300	300 to 320	350
Maximum Zero Fuel Weight	242 to 250	253 to 260	278	278 to 295	330
Design Capacities
Fuel Capacity (USG)	12,400 to 16,700	23,980	16,700	23,980	23,980
Passenger 3-Class	181	181	218	218	245
Wt Ltd Payload (1,000 lb)	67.9 to 73.4	71.9 to 78.3	91.6	84.2 to 96.5	102.6
Dimensions
Wing Span	156 ft 1 in	156 ft 1 in	156 ft 1 in	156 ft 1 in	170 ft 4 in
Length	159 ft 2 in	159 ft 2 in	180 ft 3 in	180 ft 3 in	201 ft 4 in
Fuselage Width	16 ft 6 in	16 ft 6 in	16 ft 6 in	16 ft 6 in	16 ft 6 in
Performance
Range-Full Pax, LRC (nm)	4,000	6,655	4,300	6,150	5,645
Cruise Mach	0.80	0.80	0.80	0.80	0.80

Source: Boeing

Passenger to Freighter Conversion—P2F

        IAI/Bedek offers a P2F conversion program for the 767-200ER. The 767-200BDSF features a 9g net as its cargo barrier and accommodates 19 pallets on the main deck.

        Bedek also offers two configurations of the 767-300BDSF, the rigid barrier accommodating 24 pallets on the main deck or the 9g net configuration which accommodates 23 pallets on the main deck. Conversion of the first unit commenced in February 2009.

        There is also a 767-300P2F program available through Boeing. The 767-300BCF has a rigid barrier and accommodates 24 pallets on the main deck. The first units were delivered to launch customer All Nippon Airways (ANA) in 2008. The Boeing 767-300BCF is the only 767 P2F program certified for the Aviation Partners Boeing winglets first introduced as a 767-300ER in-service retrofit in 2008.

Current Market—Boeing 767-300 Freighter

        Prior to the COVID-19 crisis, the market for the Boeing 767-300ERF was firm with low availability. This opinion has remained unchanged despite the onset of the pandemic. The removal of belly freight capacity as passenger aircraft are parked, and the increased cargo demand from medical equipment and online retailing, has supported strong demand for freighters.

        The market for 767-300ERF is currently dominated by FedEx and UPS, with FedEx having 86 aircraft in service and 43 on order followed up by UPS with 69 aircraft in service, one parked, and seven on order as of April 2020.

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Fleet Profile (as April 2020)

Production Run:	Since 1988
In-service Fleet Size:	274
Engine Type:	CF6-80C2B (265), PW4060 (9)
Firm Orders:	50 (Largest: FedEx with 43)
Operators:	23 (Largest: FedEx with 86)
Stored/Retired/Parked:	2/0/7
Available (as of July):	0

Strengths

  •
  Integral part of FedEx and UPS fleet of freighter aircraft

  •
  Inexpensive mid-market wide-body freighter

  •
  The only other direct in-production competitor is the A330-200F, which is slightly larger and as has only attracted limited orders to date

  •
  Almost a single engine type with only nine aircraft powered by PW engines

Weaknesses

  •
  Regional concentration with most of the fleet in North America

  •
  Significant concentration of the fleet with a handful of operators

  •
  Only nine aircraft are powered by PW engines

Recent Fleet Developments

2020

*Special Note*:

        AVITAS continues to closely monitor developments affecting the world's commercial aircraft fleet. However, the industry has been impacted severely by the COVID-19 pandemic and this will result in widespread changes to the fleet plans and networks of operators everywhere. We will be including mention of these changes as the need arises, and when more specific decisions are announced by airlines, lessors and manufacturers relating to individual aircraft types.

July

  •
  Amazon leased one additional 767-300F formerly operated by American Airlines from ATSG, also to be flown by Air Transport International.

June

  •
  ATSG (Cargo Aircraft Management) agreed to lease another 12 767-300Fs to Amazon with the first aircraft—formerly flown by Delta Air Lines—delivered for operation by Air Transport International. The deal brings the number of 767-300 Freighters leased from ATSG/CAM up to 31 units with the number increasing to 42 units by the end of 2021.

April

  •
  Echo Aviation Leasing has acquired four 767-300Fs from an unknown source.

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January

  •
  Cargo Aircraft Management leased a B767 to UPS, with two more are due in the year. Ten B767s were undergoing conversion or awaiting deployment as freighters at year end, including two B767s acquired during the fourth quarter. CAM purchased eleven B767s during 2019.

2019

October

  •
  UPS will lease one 767-300ERF from Cargo Aircraft Management.

  •
  Air Transport International leased one 767-300ERF (ex-Air Incheon) from Cargo Aircraft Management.

August

  •
  UPS will lease four 767-300F aircraft from ATSG beginning in Sep 2019.

  •
  Omni Air International leased one 767-300ER (ex-American) from Cargo Aircraft Management.

July

  •
  Fedex placed an order for six 767Fs.

May

  •
  DHL extended lease agreements with ATSG for 14 767Fs.

January

  •
  Cargojet will lease one 767-300ERF (ex-American).

2018

December

  •
  ATSG reached agreements with Amazon to extend wet-leases for 20 767-300Fs, plus also add another 10 767-300Fs in 2019 (5) and 2020 (5); aircraft are leased by Cargo Aircraft Management. In conjunction with deal, Amazon was granted warrant rights/incentives to lease up to seventeen additional cargo aircraft and expand its potential ownership stake in ATSG to 39.9%.

April

  •
  Air Incheon leased one 767-300ERF (ex-American / IAI-converted) from ATSG West Leasing.

February

  •
  Cargo Aircraft Management has secured purchase commitments for three more B767-300s in 2018 for freighter conversion, which are in addition to the eight already slated for conversion and deployment during 2018. Parent Air Transport Services Group expects to complete modification of two of the three additional B767s by year-end 2018.

January

  •
  Atlas Air acquired a 767-300ER (ex-EuroAtlantic). The aircraft has PW4060 engines and is expected to be converted to cargo by IAI Bedek.

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Availability

        As of July, AVITAS is not aware of any Boeing 767-300F/-300ERF aircraft being offered as available for sale or lease by a source other than the manufacturer.

Transactions & Lease Rates

        The transactions and lease rates stated below have been publicly reported; however, AVITAS may be aware of additional proprietary transactions and lease rates, which we cannot disclose in this report. The 2018 average list price for the 767-300 Freighter was $212.2 million.

  •
  In 2017, three 767-300ER passenger aircraft sold for around $13.5 million each.

  •
  In 2017, AVITAS believed a 1992 vintage passenger aircraft sold for around $8 million, and a 2002 vintage passenger aircraft sold for around $18 million

  •
  In 2016, AVITAS was aware of 767-300ER freighters costing $25 million after conversion. Conversion cost was estimated at $14 million, including P2F kit and cargo loading system.

  •
  In 2016, AVITAS was aware of an aircraft coming off lease that will be offered at a monthly lease.

  •
  In 2016, AVITAS was aware of an aircraft coming off lease that will be offered at a monthly lease rate of $400,000.

        AVITAS believes that lease rates for 767-300ERFs are in the range of approximately $160,000 for the oldest vintages to around $500,000 per month for the newest aircraft. Actual rates will depend on the length of term, aircraft vintage and lessee credit. Strong demand for dedicated freighters during the current crisis should continue to support healthy lease rates.

Current Operator Base and Backlog

        As of April 2020, there were 274 Boeing 767-300ERF aircraft in service among 24 airline operators, with 86 aircraft operated by FedEx and 69 operated by UPS. Currently a large portion of Amazon Air's cargo operations are flown by 767-300ERFs contracted to Atlas Air and Air Transport International. The backlog comprised a total of 50 firm orders and 32 options, with 43 orders held by FedEx. The following Figure lists the operators of the type as of April 2020.

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Figure 22

Boeing 767-300ERF Aircraft by Operator/Orderholder

as of April 2020

No.	Operator/Orderholder	In Service	Firm Orders	Options	Stored	Parked	Total
1	FEDERAL EXPRESS	86	43	32			161
2	UNITED PARCEL SERVICE	69	7			1	77
3	ATLAS AIR	20				1	21
4	AIR TRANSPORT INTERNATIONAL	20					20
5	CARGOJET AIRWAYS	11				1	12
6	ABX AIR	8				1	9
7	ALL NIPPON AIRWAYS	9					9
8	KALITTA AIR	8				1	9
9	SF AIRLINES	8					8
10	AMERIJET INTERNATIONAL INC.	6					6
11	LINEA AEREA CARGUERA DE COLOMBIA	5					5
12	ABSA CARGO	3					3
13	CARGO AIRCRAFT MANAGEMENT INC.				2	1	3
14	DHL AIR	3					3
15	LAN CARGO	2				1	3
16	POLAR AIR CARGO	3					3
17	STAR AIR [DENMARK]	3					3
18	NORTHERN AIR CARGO	2					2
19	UZBEKISTAN AIRWAYS	2					2
20	ASIANA AIRLINES	1					1
21	DHL AERO EXPRESO	1					1
22	EXPRESS FREIGHTERS AUSTRALIA	1					1
23	MAS AIR CARGO	1					1
24	ROYAL AIR MAROC	1					1
25	TASMAN CARGO AIRLINES	1					1

	Grand Total	274	50	32	2	7	365

Source: Aviation Week Fleet Discovery

Geographic Distribution

        The following Figure shows the regional distribution of 767-300ERF aircraft as of April 2020. While 88% of the fleet are based with carriers in North America, many of these aircraft (under UPS and FedEx) fly globally.

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Figure 23

Source:
Aviation Week Fleet Discovery

        Also, as of April 2020, all but nine of the 274 767-300ERF aircraft in service are powered by General Electric engines. The nine Pratt & Whitney powered freighters are in service with ABX Air, Atlas Air, SF Airlines and Uzbekistan Airways.

Competitive Profile

        The 767-300ERF has achieved a significant market presence with 274 aircraft in-service and 50 firm orders for factory-built freighters as of April 2020. The aircraft most closely competes with A300-600RFs and MD-10-10Fs. The latter of these aircraft, all of which are in service with FedEx, are being replaced as the airlines take delivery of its 767-300ERFs. The only other in-production aircraft on the list in the following Figure is the A330-200F, which is slightly larger and but had only had 38 aircraft in service along with three firm orders as of April 2020.

Figure 24

Boeing 767-300ERF Freighter Aircraft Competitive Profile

as of April 2020

Aircraft	EIS or Conversion Program Date	Weight Limited Payload	Range (nm)	MTOW (lbs)	In Service	Firm Orders	Options	Retired	In Storage	Parked	Total
767-200ERF	1998	92,134	3,000	351,000	9					1	10
767-200F	1998	84,734	2,900	351,000	46			2		4	52
767-300ERF	1988	119,040	3,450	412,000	274	50	32		2	7	365
A300-600RF	1988	123,131	2,950	375,888	155			10	9	6	180
A300B4-200F	1975	87,843	2,500	363,763	3			51	2	2	58
A310-200F	1982	89,005	2,300	313,056				49			49
A310-300F	1985	87,944	3,400	361,558	4			31			35
A330-200F	2009	140,320	3,100	513,677	38	3					41
MD-10-10F	1997	126,852	2,800	440,000	12			48		1	61

Source: Airbus, Boeing, Aviation Week Fleet Discovery

Outlook and Future Risk Analysis

        AVITAS is of the opinion that the market for the 767-300ERF should remain firm for the medium term and is likely to remain so. Dedicated freighter aircraft have been enjoying robust demand and this is likely to continue while passenger schedules remain greatly reduced during the current crisis.

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Widebody passenger units are being used in some instances since they offer substantial belly capacity, while many other aircraft have had their cabins modified to accommodate low-density cargo loads.

        The existing backlog is mainly held by one operator, FedEx, and it is scheduled to be delivered over the next several years. The few remaining orders are with UPS (7). The future secondary market for this aircraft will be highly dependent on the operators other than FedEx and UPS. These aircraft are currently an integral part of both their operations and will remain active in these fleets for many years.

        The A330-200/-300 passenger to freighter (P2F) conversion is now available but to date the program has only six converted aircraft are in operation for DHL and Egyptair, with another three currently in process of being converted. Looking ahead the A330-200/300P2F program is expected to have minimal impact to the 767-300ERF market.

        Fleet cutbacks announced as the result of the near total collapse of demand for passenger lift will lead to large numbers of aircraft becoming available for cargo conversion. However, given the volume of aircraft involved it would appear likely that not all of them will successfully transition to the freighter role.

Background—Boeing 777

        Sized to fill the range/capacity gap in Boeing's product line between the 767-300 and the 747-400, the internal go-ahead for the 777 program came in late 1990 and major assembly began in early 1993. The first Boeing 777 was rolled out of the Everett production facility in April 1994 and flight testing began in June of the same year. Certification of the initial 777-200A model occurred in early 1995 with the first delivery taking place to United Airlines in May 1995.

        The 777 is a very large, twin-engined, two-crew cockpit, Stage 3 noise-compliant airliner. It was designed with considerable collaboration between Boeing and its initial customers to address operational and maintenance concerns. The 777 uses fly-by-wire control systems, has an advanced wing design and incorporates advanced lightweight alloys and composites in the structure. The cabin design offers substantial flexibility in seating, galley and lavatory configurations.

        Boeing also worked with its customers, engine manufacturers and regulatory authorities in order to achieve 180-minute ETOPS certification of the aircraft upon introduction into service, a key requirement to capitalize on the range capability of this twin-engine aircraft. The reliability has to date exceeded expectations and in general outperformed its four-engine rival, the A340. In March 2000, the FAA enacted rules that, on a case-by-case basis, allow for 207-minute ETOPS operations on some transpacific routes.

        The following Figure summarizes the design specifications of the six models currently offered: the 777-200, 200ER, –200LR and –200LRF (known as the 777 Freighter), and the stretched 777-300 and 777-300ER.

A-II-25

Figure 25

Boeing 777 Family

Aircraft Specifications

Model	777-200	777-200ER	777-200LR	777-200LRF	777-300	777-300ER
Entry Into Service (Year)	1995	1997	2006	2008	1998	2004
Engine	PW4000	PW4000	n/a	n/a	PW4000	n/a
Thrust SLS (1,000 lb)	74.4 - 77	84.4 - 97.9			90 - 97.9
Engine	GE90	GE90	GE90-110B1	GE90-110B1	GE90	GE-115B
Thrust SLS (1,000 lb)	77	84.7 - 93.7	110.1	110.1	93.7	115.3
Engine	Trent 800	Trent 800	n/a	n/a	Trent 800	n/a
Thrust SLS (1,000 lb)	73.4 - 76	83.6 - 93.4			83.6 - 93.4
Design Weights (1,000 lb)
Maximum Takeoff Weight	506 - 545	580 - 656	710 - 766	766	580 - 660	700 - 759.6
Maximum Landing Weight	445	460 - 470	492	575	524	554
Maximum Zero Fuel Weight	420	430 - 440	461	545	495	524
Design Capacities
Fuel Capacity (USG)	31,000	45,220	47,890 - 53,440	47,890	45,220	47,890
Passenger 3-Class	305	301	301	27+10 Pallets	368	365
Passenger—Max Egress Limit	440	440	440	n/a	550	550
Wt Ltd Payload (1,000 lb)	123	133 - 142	118	240	143	154
Dimensions
Wing Span	199 ft 11 in	199 ft 11 in	212 ft 7 in	212 ft 7 in	199 ft 11 in	212 ft 7 in
Length	209 ft 1 in	209 ft 1 in	209 ft 1 in	209 ft 1 in	242 ft 4 in	242 ft 4 in
Fuselage Width (interior)	19 ft 3 in	19 ft 3 in	19 ft 3 in	19 ft 3 in	19 ft 3 in	19 ft 3 in
Performance
Range-Full Pax, LRC (nm)	4,100 - 5,210	6,225 - 7,730	8,240 - 9,420	4,965	4,050 - 5,955	6,240 - 7,525
Cruise Mach	0.84	0.84	0.84	0.84	0.84	0.84

Source: Boeing

        The 777-200 (initially dubbed the –200A) was the first model, designed primarily for U.S. domestic and transatlantic routes. The variant replaced aircraft such as the DC-10-10 and L-1011-1 and competed most directly with the A330-300 and A340-300. It has sufficient range to service routes such as New York-Athens and London-Dallas/Fort Worth. However, the engines available at the time provided insufficient takeoff thrust to fulfill the new twin's inherent performance potential. With the engine manufacturers' successful development of a 90,000 lb thrust engine, the 777-200ER was the logical progression.

        The 777-200ER, formerly known as the 777-200IGW (increased gross weight), and dubbed the intercontinental model, was first delivered to British Airways in February 1997. The model has sufficient range to service routes such as New York-Beijing, London-Singapore and Tokyo-London.

        In June 1995, the Boeing Board of Directors approved production of the 777-300. The stretched derivative of the 777-200 accommodates 63 more passengers in a typical three-class configuration. Boeing launched the 777-300 with orders (some being 777-200 conversions) from four airlines: Cathay Pacific Airways, Thai Airways International, Korean Air, and All Nippon Airways. The first 777-300 aircraft was delivered to Cathay Pacific in May 1998. The 777-300 can be compared to the 747-100/-200 models in terms of passenger capacity and range capability. However, the 777-300 burns one-third less fuel and has 40% lower maintenance costs.

        In February 2000, Boeing and GE launched two new derivatives of the 777, the 777-300ER and 777-200LR. Japan Airlines was the launch customer for the 777-300ER and the model entered service in 2004. The aircraft type replaces early 747 aircraft and is capable of servicing routes such as Los Angeles-Sydney and Chicago-Hong Kong. The 777-200LR was launched by Boeing as a countermove to the ultra- long-range A340-500, which is capable of missions up to 8,500 nautical miles. The 777-200LR can serve routes such as Dallas/Fort Worth-Singapore nonstop and was launched by EVA Airways. The first production aircraft was delivered to Pakistan International Airlines in February 2006. To date, the GE90 engine is the only engine choice available for these two 777 models.

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        Boeing launched a freighter version of the 777 in May 2005 with an order from Air France. The aircraft is a development of the 777-200LR and it entered commercial service in 2009.

        The next generation 777, initially known as the 777X, was launched in 2013 and is being offered in two variants—the 777-8 and 777-9—with first deliveries planned for 2020. However, the program was subsequently delayed and the first flight of the 777-9 did not take place until late January 2020 with the first customer delivery likely to occur about a year later.

        A freighter conversion program for the 777-300ER was announced in October 2019, with GECAS as the launch customer for the Israel Aerospace Industries (IAI) conversion program with firm orders for 15 units. Certification is expected in late 2022.

Current Market—Boeing 777 Freighter

Current Market

        Prior to the COVID-19 crisis, the market for the Boeing 777-200LRF was stable with low availability. AVITAS maintains this opinion despite the effects of the pandemic on the commercial aviation industry in general, with demand for cargo lift still robust. Strong demand for dedicated freighter aircraft has been driven by the widespread withdrawal of passenger widebodies from service, with increases in cargo traffic driven by the transportation of medical supplies and equipment and a surge in online retailing.

        The 777-200LRF began flying with Air France in 2009 and, as of April 2020, had built up a convincing market presence with 182 aircraft in commercial service with a further 48 units remaining on order backlog. At this time the top five operators of the type were FedEx, Qatar Air Cargo, Aerologic, China Southern Airlines and Korean Airlines.

Fleet Profile (as of April 2020)

Production Run:	Since 2008
In-service Fleet Size:	182
Firm Orders:	48 (Largest: FedEx and Airbridge Air Cargo with 9 each)
Operators:	18 (Largest: FedEx with 43)
Stored/Retired/Parked:	0/0/1
Available (as of July):	0

Strengths

  •
  In production twinjet widebody freighter

  •
  Regionally diverse operator base

  •
  No aircraft in storage and none listed as available for sale or lease

Weaknesses

  •
  Some degree of fleet concentration

  •
  Relatively small operator base

  •
  An expensive freighter choice for some operators

Historic Market Development

        In the 300-seat long-range class, the Boeing 777 initially competed with the A340 and MD-11 and to a lesser degree with the smaller A330. Although these competitors enjoyed a significant head start in

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the market, the 777 has won the majority of new aircraft orders for this class of aircraft over the past several years because the 777 was first to offer operators the twin-engine economic advantage for a truly full sized long-range widebody transport. Also, AVITAS believes that during the early years of the 777 program, aggressive competition between engine manufacturers produced substantial price discounts for the type.

Recent Fleet Developments

2020

*      Special Note*:

        AVITAS continues to closely monitor developments affecting the world's commercial aircraft fleet. However, the industry has been impacted severely by the COVID-19 pandemic and this will result in widespread changes to the fleet plans and networks of operators everywhere. We will be including mention of these changes as the need arises, and when more specific decisions are announced by airlines, lessors and manufacturers relating to individual aircraft types.

June

  •
  As part of a wider fleet restructuring, Qatar Airways cancelled orders held with Boeing for five 777 Freighters.

April

  •
  British Airways has removed the seats and stripped the interiors of two of its grounded 777-200 fleet so the aircraft can operate as freighters and carry even more cargo around the world. By removing all passenger seats and stripping the interiors, these aircraft now have space for an extra 100m3 of cargo on each flight.

2019

November

  •
  Lufthansa Cargo planned to order two 777Fs as part of a plan to phase out all its MD-11Fs.

September

  •
  China Airlines finalized an order for an additional three 777Fs to the order from July 2019.

August

  •
  China Airlines finalized an order for three 777Fs with an option for three more.

July

  •
  Qatar Airways finalized an order for 10 777Fs.

June

  •
  China Airlines committed to ordering 10 777Fs.

May

  •
  China Airlines signed an MOU to order three 777Fs with an option for an additional three. The aircraft have GE90 engines.

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January

  •
  Lufthansa Cargo will lease a second 777F from Boeing in late 2019 to be used for Aerologic.

2018

November

  •
  Turkish Airlines placed an order for three more 777 Freighters. Of the eight total on firm order, three have been delivered.

  •
  Ethiopian Cargo took delivery of its eighth 777 Freighter.

August

  •
  Lufthansa Cargo will lease one new 777F for Aerologic beginning in 2019.

March

  •
  All Nippon Airways finalized an order for two 777-200LRF aircraft. The aircraft will be flown on international routes with a focus on Asia, China and North America.

January

  •
  It was reported that Saudia Cargo returned four of its owned 777 freighter aircraft to service that had been in storage throughout most of 2017.

Availability

        As of July, AVITAS is not aware of any Boeing 777-200LRF aircraft being advertised as available for sale or lease except from the manufacturer. In addition, and as of April, no Boeing 777-200LRF aircraft were stored and no aircraft had been permanently retired.

Transactions and Lease Rates

        The transactions and lease rates stated in the following Figure have been publicly reported; however, AVITAS may be aware of additional proprietary transactions and lease rates, which we use in formulating our value opinion but cannot disclose in this report.

  •
  In 2019, we were aware of monthly lease rates of about $1,200,000 for a new 777-200LRF on lease to an operator.

  •
  In 2016, two ex-Kenya Airways 777-200ERs sold for upper $20 to mid-$30 million apiece.

  •
  In 2016, one new 777-200LRF was offered at around $165M with a lease attached.

        Regarding current market lease rates, AVITAS expects that rentals for 777-200LRF would likely be in the range of $800,000 to $1,100,000 per month depending on aircraft vintage, term and lessee credit.

Current Operator Base and Backlog

        Displayed in the following Figure are the current fleet and backlog by model as of April 2020. Among the different 777-200 variants, the –200ER has by far the largest current fleet and the greatest number of operators; however, no new 777-200ER aircraft have been delivered since 2013.

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Figure 26

Boeing 777 Current Fleet & Backlog by Variant

as of April 2020

Model	In Service	Firm Orders	Options	Retired	In Storage	Parked	Grand Total
777-200	36			39	2	9	86
777-200ER	212			48	73	82	415
777-200LR	26	1		5	3	23	58
777-200LRF	182	48	1			1	232
777-300	34			6	5	14	59
777-300ER	630	18			14	171	833
777-8		45					45
777-9		223	44				267

Grand Total	1,120	335	45	98	97	300	1,995

Source: Aviation Week Fleet Discovery

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Figure 27

Boeing 777-200/-200ER/-200LR/-200LRF Aircraft In Service

Major Operators as of April 2020

Operator	777-200	777-200ER	777-200LR	777-200LRF	Grand Total
UNITED AIRLINES	17	37			54
FEDERAL EXPRESS				43	43
BRITISH AIRWAYS	1	38			39
ALL NIPPON AIRWAYS	8	11		2	21
QATAR AIR CARGO				21	21
KOREAN AIR LINES		8		12	20
AIR FRANCE		16		2	18
AMERICAN AIRLINES		18			18
JAPAN AIRLINES	9	9			18
ETHIOPIAN AIRLINES			5	10	15
KLM ROYAL DUTCH AIRLINES		15			15
AEROLOGIC				14	14
EMIRATES			3	11	14
CHINA SOUTHERN AIRLINES				12	12
AIR CHINA CARGO				8	8
DELTA AIR LINES		5	3		8
SOUTHERN AIR				8	8
TURKISH AIRLINES				8	8
LUFTHANSA CARGO				7	7
THAI AIRWAYS INTERNATIONAL	1	6			7
ALITALIA		6			6
CHINA CARGO AIRLINES				6	6
ETIHAD AIRWAYS				6	6
NORDWIND AIRLINES		6			6
QATAR AIRWAYS			6		6
ALL OTHER OPERATORS	—	37	9	12	58

Grand Total	36	212	26	182	456

Source: Aviation Week Fleet Discovery

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        The following Figure shows the firm order backlog for the Boeing 777-200LRF aircraft as of April 2020.

Figure 28

Boeing 777-200LRF Firm Orders

as of April 2020

Orderholder	Total
AIRBRIDGE CARGO AIRLINES	9
FEDERAL EXPRESS	9
DHL AVIATION	7
CHINA AIRLINES	6
HONG KONG INTERNATIONAL AVIATION LEASING	6
QATAR AIR CARGO	5
CHINA SOUTHERN AIRLINES	2
LUFTHANSA CARGO	2
AEROLOGIC	1
TAM LINHAS AEREAS	1

Grand Total	48

Source: Aviation Week Fleet Discovery

        The 777-200ER has been a very popular widebody twinjet that has approached the end of its production life with orders for the 777-200ER no longer appearing on Boeing's Orders & Deliveries webpage. However, the production line for 777-200 models has been extended by the production of the 777-200LRF, a popular widebody freighter with a healthy backlog remaining.

Engine Choices

        The following Figure shows the number of aircraft currently in service and on firm order by engine manufacturer as of April 2020. The 777-200LRs and 777-200LRFs are exclusively powered by General Electric engines.

Figure 29

Boeing 777-200/-200ER/-200LR/-200LRF In Service & On Firm Order by Engine

Manufacturer as of April 2020

Engine Manufacturer	Boeing 777-200	Boeing 777-200ER	Boeing 777-200LR	Boeing 777-200LRF	Grand Total
General Electric	1	95	27	230	353
Pratt & Whitney	34	53			87
Rolls-Royce	1	64			65

Grand Total	36	212	27	230	505

Source: Aviation Week Fleet Discovery

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Outlook and Future Asset Risk Analysis

        AVITAS is of the opinion that the market for the 777-200ERF should remain stable for the medium term and is likely to remain so. Dedicated freighter aircraft have been enjoying robust demand and this is likely to continue while passenger schedules remain disrupted during the current crisis. Widebody aircraft with their increased belly freight capacity have been widely deployed while many other passenger units have had their cabins modified in order to handle low-density cargo.

        AVITAS is of the opinion that most 777-200LRF aircraft are likely to stay with their original owners for many years, although their fortunes will rise and fall with the freight market since they are exclusively dependent on cargo traffic. These large cargo aircraft are operated by relatively few carriers and, as a result, will have a limited secondary market.

        With the collapse in passenger traffic volumes around the world since March 2020, 777-200ER aircraft have been temporarily parked in significant numbers. Depending on the strength and timing of any recovery, these aircraft will begin returning to service, though older models and aircraft facing lease expirations are vulnerable to retirement. This will create an increase in feedstock for passenger units that will be eligible for cargo conversion, though how many aircraft might successfully achieve this transition is very uncertain.

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Covenants

        Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

        AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

        This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

Statement of Independence

        AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the value of the subject aircraft.

Douglas B. Kelly Senior Vice President—Asset Valuation ISTAT Certified Senior Appraiser

Martin P. O'Hanrahan Senior Consultant ISTAT Certified Senior Appraiser

Teresa Rothschild Senior Economist and Manager—Asset Valuation

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APPENDIX A—AVITAS VALUE DEFINITIONS

  •
  Base Value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

  •
  Market Value (or Current Market Value if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

  •
  Adjusted (Current) Market Value indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

  •
  Distress Value is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

  •
  Future Base Value is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.

  •
  Securitized Value or Lease—Encumbered Value is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease—Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.

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APPENDIX B—AVITAS APPRAISAL METHODOLOGY

        At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. While Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

        Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft sales, jetliner manufacturing, economic forecasting, market research, performance analysis, econometric modeling, fleet and financial planning, aircraft finance, the negotiation of aircraft acquisitions and dispositions, operating leases, repossessions, flight operations, engineering, and maintenance activities.

  •
  Market Value In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

        As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Through our statistical analysis of historical transactions, we have developed a quantitative modeling technique that allows us to predict the magnitude of the effects of the economy and traffic on aircraft values. Two variables of special relevance are traffic growth and aircraft surplus. By preparing forecasts for these two variables, we can assess their likely impact on Market Values.

        Other tools may assist us in our analysis as well. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. An example would be a passenger aircraft such as the 747-400 which can be converted into freighter configuration. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

        Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts—individuals in the fields of aircraft manufacturing, sales,

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remarketing, financing and forecasting who we know well and regard very highly—for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process.

  •
  Base Value The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by AVITAS and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

        We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.

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Mr. Greg Weidenhoffer
Manager—Corporate Finance
FedEx Corporation
942 South Shady Grove Road
Memphis, TN 38120

Sight Unseen Half Life and Maintenance Adjusted
Base Value Opinion
19 Aircraft FedEx Portfolio

AISI File No.: A0S067BVO-01

Report Date: 24 July 2020
Values as of: 01 July 2020

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324
TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

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24 July 2020

Mr. Greg Weidenhoffer
Manager—Corporate Finance
FedEx Corporation
942 South Shady Grove Road
Memphis, TN 38120
Email: greg.weidenhoffer@fedex.com
Mobile: 901-832-5654

Subject:	AISI File Number A0S067BVO-01: AISI Sight Unseen Half Life and Maintenance Adjusted Base Value Opinion for the 19 Aircraft FedEx Portfolio
Reference:	(a) FedEx e-mail messages; 24 June—24 July 2020

Dear Mr. Weidenhoffer:

        Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen half life and maintenance condition adjusted base values as of 01 July 2020, for the 19 Aircraft FedEx Portfolio as identified and defined in Table I and references (a) above (the 'Aircraft').

1.     Methodology and Definitions

        The standard terms of reference for commercial aircraft value are 'base value' and 'current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the actual market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current, 30 January 2013 definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of ISTAT and employs one ISTAT Certified Senior Appraiser and two ISTAT Certified Appraisers.

        AISI defines 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time.

        An 'average' aircraft is an operable airworthy aircraft (a) in average physical condition and with average accumulated flight hours and cycles, (b) with clear title and standard unrestricted certificate of airworthiness, (c) registered with an authority that does not represent a penalty to aircraft value or liquidity, and (d) with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an 'average' aircraft. AISI assumes average condition unless otherwise specified in this report.

Main Office: 1440 Dutch Valley Place, Suite 180, Atlanta, Georgia 30324
TEL: 404 870-AISI (2474) E-MAIL: mail@AISI.aero www.aisi.aero

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        AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

        'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

        'Full Life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is 100% of the total interval.

        An 'adjusted' appraisal reflects an adjustment from half-life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

        A 'new' aircraft is an aircraft with no utilization and is equipped with engines, buyer furnished equipment, seller furnished equipment and other equipment typical or required for the mission for which the aircraft is designed.

        It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price for a variety of reasons relating to an individual buyer or seller.

        AISI defines 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the actual market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

        AISI defines 'distressed market value' as that value which reflects the actual market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of 'current market value'.

        None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

        AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long-term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near-term values.

        AISI encourages the use of current market values to consider the probable near-term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near-term value of an aircraft when the seller is under duress.

        No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

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        It should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.     Market Analysis

  •
  Covid-19 Market Impact, 30 June 2020

        After months of unprecedented downward trends in travel and a near complete shutdown of commercial airline operations in April, data suggests air traffic has started to rebound even as the full impact of the global economic shutdown becomes clearer. New flight cancellations have effectively ceased and domestic markets have seen increased capacity of late, but additions to operating fleets appear to be tentative and spotty around the globe.

Worldwide Weekly Scheduled International and Domestic Flights

Index = 2019 Average total flight schedule Source: OAG Schedules Analyzer, J.P. Morgan

        Most developed countries have demonstrated downward trending Covid-19 infection rates and find themselves balancing the possibility of flare-ups against the known and growing economic devastation of continued national lockdowns. We see more economic re-openings occurring even though Covid-19 is not fully under control, however, there is increasing evidence that many countries now have the medical capacity to handle all but the most catastrophic levels of Covid-19 recurrence. As governments focus on vaccine development, testing apparatus, and contact tracing, confidence in the private sector has begun to creep upwards, as illustrated in the chart below.

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 Business confidence (PMI) indices

Source: IATA Economics using data from Markit

        While China was the only country to demonstrate economic expansion or positive manufacturing output in past weeks, the easing of the downturn in other countries could mean a turning point has been reached. Whether airlines are able to weather the recovery remains to be seen.

        As expected, airline bankruptcies have increased as some nations allow large carriers to fail. Thai Airways and LATAM join the growing list of bankrupt carriers, but even they continue to operate though at severely reduced levels. Virgin Australia, which entered voluntary administration in weeks prior, is already in the process of bidding and expects the takeover to be complete by June 30. Alitalia, while operating through bankruptcy since 2017, has been recently abandoned by its financial supporter in Qatar Airways. The government of Italy has announced they will renationalize the flag carrier as

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part of their larger Covid-19 economic rescue plan. Below is a comprehensive list of Covid-19 related bankruptcies to date.

Airline	Date of Bankruptcy	Nation
Alitalia	Ongoing	Italy
South African	December 2019	South Africa
Flybe	March 2020	United Kingdom
Trans States Airlines	March 2020	United States
Compass Airlines	March 2020	United States
Miami Air International	March 2020	United States
Air Mauritius	April 2020	Mauritius
RavnAir Group	April 2020	United States
Comair	April 2020	South Africa
German Airways	April 2020	Germany
Germanwings	April 2020	Germany
Virgin Australia	April 2020	Australia
Avianca	May 2020	Columbia
Thai Airways	May 2020	Thailand
LATAM	May 2020	Chile
TAME	May 2020	Ecuador

        Most governments have directly supported carriers, especially countries whose national airline is responsible for significant GDP contributions. The Netherlands and Singapore lead the world in aid provided to carriers as a percentage of the airlines' 2019 ticket revenue with 41% and 84% respectively, according to IATA. As illustrated in the chart below, a total of $123 billion had been promised by 15 May, 2020. That number continues to grow as these figures do not include Lufthansa, the latest major airline to receive massive government subsidies, or the $14 billion in short-term bonds issued in support of the Chinese majors.

	2019 Revenue ($ Billion)	Aid Promised ($ Billion)	% of 2019 Revenues
Global	$838	$123	14%
North America	$264	$66	25%
Europe	$207	$30	15%
Asia-Pacific	$257	$26	10%
Latin America	$38	$0.3	0.8%
Africa & ME	$72	$0.8	1.1%

Source: IATA Press release #46, 26 May 2020

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 Global Aid to Airlines by Type (USD billion)

Source: IATA Economics using public information and data from SRS Analyser, DDS, FlightRadar 24, TTBS, ACIC, Platts, Airline Analyst, annual reports. Government measure included up until 15 May 2020

        Demand remains strong for airline financing through both debt and equity offerings and we expect the total aid figures to continue to grow in the short-term. But as the graph above demonstrates, of the $123 billion in aid promised by 15 May 2020, $67 billion will need to be repaid. Contrast this with the $11 billion in equity financing and it's clear that the global airline industry will enter the recovery period holding significant debt. According to Airlines for America, U.S. carriers, which arguably entered the crisis in the best financial condition of all global airlines, have reversed years of progress as they will exit the current pandemic highly leveraged.

US Carriers Debt Summary

Source: Wolfe research and filings of Alaska, Allegiant, American, Delta, Hawaiian, JetBlue, Southwest, Spirit and United

*
Net debt divided by EBITDA (earnings before interest, taxes, depreciation and amortization)

        As airlines around the world develop creative solutions to reduce cash burn, some are looking to defer or cancel new deliveries of aircraft. In response, Boeing and Airbus have slashed production

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rates. Boeing had zero orders and 106 cancellations last month marking its worst April since 1962. Negotiations of deferrals for new deliveries entered the public sphere in recent days as Qatar Airways CEO Akbar al Baker has called on Boeing and Airbus to postpone deliveries or risk losing clients. Al Baker forecasted in the same interview that OEMs could expect a halt of new deliveries until "at least" 2022. Cancellations, deferrals and renegotiations of new aircraft deliveries are a certain, though hard to quantify, indicator of the distressed state of the current aircraft trading market

        On a brighter note, Boeing received $25 billion from a recent debt offering and does not see the need for direct US government subsidies. Boeing has also resumed production of the 737 MAX, indicating renewed hopes for MAX recertification. We could see political pressure increase on regulators to get the MAX aircraft line recertified and for Boeing to get back to producing and exporting aircraft. Still, there appears to be wide industry consensus that it will be two to three-years before traffic and aircraft demand will return to 2019 levels.

Source: Forecast International May 19, 2020

        Airlines have also sought to defer lease payments for equipment in order to chop their overhead. Lessors expect to see up to 75% declines in contracted lease revenue through the end of 2020. Lessors remain optimistic that lease deferrals will eventually be re-paid over the next two to three years. At some point however, lease payment deferrals begin to pressure rates on any new or transitioned leases. Declines in lease rates eventually causes declines in aircraft values.

  •
  Covid-19 Impact on AISI Values

        Some signs of non-distressed aircraft trading are emerging and insights on the value certain aircraft have retained can be drawn from the figures of in-storage fleets. Utilizing the increasing amount of

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data points and fleet grounding/activation trends, AISI has released updated aircraft values. Our newly released aircraft base and current market values do reflect the impact of the Covid-19 pandemic.

        Most aircraft base value declines have continued to be 8-10% annually for narrowbodies but declines have increased to 10-14% annually for most widebody aircraft. It is important to note that aircraft current market values show unprecedented declines due to near zero demand for any additional passenger lift in fleets that are already averaging less than 25% available capacity usage as shown in the following chart by Cirium:

        However, it is the spread between base and current market values that indicates AISI's analysis of the magnitude of the Covid-19 pandemic impact on any particular aircraft's values.

        The freight market for both wide and narrowbody aircraft remains surprisingly strong and freighter values have remained steady. Levels of purpose-built widebody freighters in storage are nearing record lows as almost all of the 747-400F/ERF stored fleet (8% of the operating fleet) is back in operation. All available narrowbody 737 and A321 freighter conversion slots are also fully booked. But the impact of this good news on the airline industry is relatively small as the air cargo market is only 8% of the size of the total passenger aircraft market.

        We note that some operators have removed passenger seats from both wide and narrowbody aircraft to facilitate the use of those aircraft as freighters. Removing passenger aircraft seats is a near term and incremental path to income using aircraft that are presently parked. But as the demand for passenger aircraft increases, the cargo belly space that will return to the market will eventually make this practice unprofitable.

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Source: IATA Monthly Statistics

        Fuel prices and interest rates remain low reflecting the anemic state of the world economy. Absent complete economy shutdowns due to the resurgence of Covid-19 this fall, it is possible that world passenger traffic could recover to 75% of pre-Covid-19 levels by the end of 2020. However, it is more likely that 75% of pre-Covid-19 traffic levels will not return until mid-2021. There also remains the ever-present danger of other events such as wars or trade disruptions which could further add to the length of any airline industry recovery.

        Looking ahead, aircraft current market values should roughly follow overall passenger traffic rebounds. There will be supply pressure from both Airbus and Boeing as they attempt to deliver aircraft into already soft markets. Supply-side pressure will most likely doom value recoveries for aircraft such as the B717, A319, and even early-build A320 and B737 NG aircraft.

        Widebody value recoveries on newer model aircraft will lag narrowbody rebounds as international traffic will probably be the last market sector to get back on track. A330-200 and –300 values will be pressured by B787, A330-900 and A350 production. B777-300ER values will be pressured by both B777-9X and B787 production. We see the B787-9 and the A350-900 being the best widebody value recovery performers and the B777-200 and the A380 performing the worst.

        Unfortunately some aircraft types will be permanently retired; B777-200, B767/757 (passenger) along with A340s and a large number of fairly young A380s. Even with very low oil prices, all of these widebody aircraft face severe value and performance headwinds.

        AISI believes that the worst is behind us but the recovery will be slower than we had hoped for. The good news is that the world remains awash in available investment capital which does bode well for an industry recovery. We will update our coronavirus guidance as conditions warrant.

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  •
  Macro-Economic Impact on Aircraft ValuesIncluding the huge impact of the coronavirus, AISI tracks two key metrics while valuing and attempting to predict the future value retention performance of aircraft in today's world-wide aircraft market. We believe that Gross Domestic Product (GDP) growth (or decline) on a global and national scale is a good indicator of the ability of growing numbers of new and used aircraft to be financed and placed into operation. We also believe, more specifically, that the health of world-wide and national passenger aircraft markets is correlated to GDP growth and provides key validation of GDP performance-related trends.

Source: World Bank, IMF, IATA, 2020 values are estimates

        The above chart indicates that the industry has experienced, up until 2020, a positive margin between airline passenger traffic growth and GDP growth since 2012. The recent drastic reductions in passenger aircraft capacity will have a large impact on 2020 World GDP growth. The net result will be negative 2020 passenger traffic levels and those passenger traffic declines will be more than World GDP declines. For the first time since the financial crisis in 2009, World GDP will decline less than world passenger traffic declines, which AISI believes is a very bearish indicator for future aircraft value retention in late 2020 and into 2021.

        AISI also tracks interest rate trends as a proxy for continued demand for aircraft financing.

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        The previous chart shows the results of the low interest rate policy of the U.S. Federal Reserve since the 2008 financial crisis including the recent impact on rates from the coronavirus. AISI believes that this low interest rate environment is, overall, a positive driver for aircraft financing opportunities. Aircraft leases often support internal rates of return for owners in the 7-10% rate range, dependent, of course, on the level of operator risk. In our view, this leaves plenty of margin for financiers between the cost of acquisition and the actual rate of return on aircraft leases. As investors clamor for the aforementioned market returns, we believe demand for aircraft asset-backed financing will quickly return after markets normalize. We have seen large amounts of liquidity injections by governments world-wide in reaction to the coronavirus and we hope that increased liquidity will stimulate demand enough to preserve aircraft financing opportunities in the near to intermediate term.

  •
  Aircraft Industry Specific Drivers of Aircraft ValuesAISI also tracks aviation jet fuel prices and aircraft manufacturer production rate trends while valuing and attempting to predict the future value retention performance of aircraft in today's world-wide aircraft market.

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Source: Energy Information Administration

        The above chart shows the sharp drop in jet fuel prices that began in late 2014 and which are now re-occurring due to the Covid-19 crisis and the oil price war between Russia and Saudi Arabia. Low fuel prices can be a double-edged sword for aircraft demand; generally positive for older aircraft, but low fuel prices can lessen demand for new aircraft.

        AISI believes that as national economies recover from the Covid-19 pandemic, operators and their lessors will benefit from lower jet fuel prices. Lower fuel prices make it easier for operators to make lease payments. But for aircraft and engine manufacturers (OEMs), low fuel prices erase most of the benefits of their products' newer technologies and OEMs sales are pressured accordingly. However, the recent sharp drops in oil prices are expected to be short-lived as more expensive producers will exit the market and their departures will significantly reduce oil market over-supply.

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        Both the Boeing Company (Boeing) and Airbus S.A.S. (Airbus) are predicted to markedly decrease monthly production rates over the coming years as shown below:

*
AISI estimates

Sources:    Airbus Global Market Forecast for 2018-2037, Boeing Commercial Market Outlook 2019-2038

        The decreased supply of new aircraft will have a generally positive effect on existing aircraft values because we feel that Boeing and Airbus will not be able to produce and deliver new aircraft at pre-Covid-19 rates for the near to intermediate term. This is mainly due to the large amount of delivery deferrals and outright cancellations that have occurred, and will continue to occur, in 2020.

        The Boeing MAX family of aircraft remains grounded and this has had a huge impact (50% reduction) on new, narrowbody aircraft supply. In our view, the MAX will be recertified during the third quarter of 2020. However, the delivered and grounded fleet and the produced and not delivered MAX aircraft fleets, will return to passenger service at very low monthly rates. It will take at least two years for all grounded MAX aircraft to return to service due to reductions in passenger demand. Reductions in passenger demand have superseded earlier fears of industrial constraints limiting the return to service of grounded MAX aircraft.

        Boeing's eventual MAX production rate will also be constrained by supply chain ramp-up. Accordingly, it will take several years for Boeing to regain its pre-grounding MAX production rate of 52 aircraft per month.

        Though painful for MAX operators and those counting on early MAX deliveries, the overall impact of the MAX grounding has been positive for the installed narrowbody commercial aircraft fleet. The lack of new aircraft supply has supported delivered aircraft lease rates and market values. Older aircraft that might have been retired have instead remained in service with extended leases.

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        Going forward, it will be the gradual recovery of passenger demand after the Covid-19 pandemic that will have the most impact on the MAX return to service, replacing earlier fears of continued FAA recertification delays.

  •
  The B767-300F MarketThe B767-300F is a Boeing produced, twin engine, wide body, two pilot aircraft, typically carrying 24 main deck pallets and 30 lower deck LD3 containers. Typical range with 127,000 pound maximum payload is approximately 3,200 nautical miles.

        The major competitors to the B767-300F are the A330-200F, the Boeing authorized B767-300BCF and B767-200ERF, the MD11F, the Bedek B767-200BDSF, and the Bedek B767-300BDSF. The most direct competitors to the B767-300F in capacity are either the Bedek B767-300BDSF or the B767-300BCF passenger aircraft modified to cargo configuration. Both aircraft offer approximately the same cargo load and volume but with slightly less range.

        The MD11F, with a larger 160,000 pound payload and 3500 nm range, offers lower ton mile costs, as do the much larger new B777-200F, the existing B747-400F/400ERF, and the B747-8F. The narrowbody B757-200F/PF models offer considerably lower payloads but also have significantly lower plane-mile or trip costs.

        In early 2012, Airbus announced their A330 Passenger to Freighter (P2F) conversion program. While the A330-300P2F may be a competitor to all B767 freighter models, the A330-200P2F will not be nearly as competitive as the factory built A330-200F due to cargo handling and floor reinforcement/weight issues. However, declining numbers of suitable B767 cargo conversion have worked to support the A330-300P2F program.

        The freight market, especially the e-commerce freight market, has shown a growing preference for B767-300F and converted B767-300ER passenger aircraft. Almost all of the B767-300ER passenger aircraft coming out of the fleets of large operators (American, United and Delta) are being converted to freighters and are destined to serve the vibrant e-commerce freight market.

        Atlas Air and ATSG have agreed to provide 30 or more B767-200BCF/BDSF and B767-300F/BCF/BDSF freighters to Amazon Prime Air. FedEx has announced an additional 25 aircraft purchase, on top of their existing 50 B767-300F aircraft order, plus options to purchase 50 additional new aircraft. These orders and ACMI commitments to Amazon Prime Air clearly establishes the B767-300F as the dominant mid-market freighter for at least the next decade.

        The Boeing 787 family of widebody passenger aircraft is intended to supplant the B757, B767 and possibly the smallest B777 aircraft. In time, there could be a freighter version of the B787, but it is not expected to arrive until 2026 at the earliest. So in our view, Boeing will remain the dominant player in the freighter market. However, Airbus does have competitive, A321-200 aircraft available for conversion and those aircraft could make meaningful inroads into that segment of the freighter market.

        The B767-300F has been in production since 1995, although there were no deliveries in 2003 and 2004. A total of 179 B767-300F's have been delivered, 75 with winglets. All, except one PW powered aircraft, are GE CF6-80 powered versions. Fifty-nine UPS aircraft have no powered convey/restraint systems while 120 with powered convey/restraint systems, have been delivered to 14 operators.

        There are 10 GE powered B767-300BCF conversion aircraft with five operators, and 11 GE powered B767-300BDSF with six operators. There are three PW powered B767-300BDSF with one operator.

        Values of all B767 aircraft were depressed since 2007 partly due to the introduction of the B787 aircraft and partly due to Boeing's reported lowering of new aircraft prices in an attempt to keep the B767 production line open while the US Air Force tanker contract competition took place. Boeing was

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awarded the contract for 179 tanker aircraft which will keep the B767 in production for the foreseeable future. In fact, the B767-300F production line is sold out through 2022.

        In spite of the Covid-19 pandemic, the B767-300F fleet is growing and remains in huge demand. Current market values were above base values due to surges in mid-market, e-commerce market demand, but that could change as the pandemic plays out. But as B767-300ER freighter conversion feed stock dries up, values for new and converted B767 freighter aircraft should remain firm for the near to medium term.

        Reflecting the above, AISI's most recent July 2020 values update shows half life base values remaining relatively flat while half life current market values declined 1% over the last 6 months.

  •
  The B777-200F MarketThe B777-200F is in the second-best best-selling twin engine, wide-body freighter (after the B767-300F) in the Boeing aircraft family. It is a single deck, two man cockpit crew aircraft capable of carrying 102 metric tons of freight in 27 main deck and ten lower lobe standard pallet positions with an approximate 4,885 nautical mile range. The aircraft is offered only with the GE90 engine and is designed to fill the capacity gap between the B767-300F and the larger B747-8F. Boeing dominates this segment of the freighter market.

        The B777-200F comes from a large family of B777 aircraft as summarized in the table below:

Model	In Service	On Order	In Storage	Number of Operators
B777-200	21	—	66	16
B777-200ER	94	—	319	54
B777-200LR	27	—	25	12
B777-300	23	—	34	128
B777-300ER	538	5	245	43
B777-200F	148	9	—	19
B777-8X	—	18	—	—
B777-9X	—	262	—	—

        The current B777-200F market is in average market condition, it being the best aircraft in its class. However, the chart above does indicate a B777 family backlog covering production only out to 2021 as Boeing has cut production rates from five aircraft to as little as two aircraft per month. It looks like Boeing will continue to aggressively seek new orders for the B777-200F, similar to the recent orders from Qatar Airways, FedEx and DHL.

        Recent B777 orders are for freighter aircraft only because passenger aircraft supply chain constraints require up to 18 month production lead times. We suspect that recent orders were heavily discounted as Boeing seeks to continue some levels of production in 2020

        It follows that values for new B777-200Fs are under some pressure especially in the Covid-19 impacted air freight market of 2020. But in our view, the lack of passenger aircraft freight belly space this will help to preserve B777-200F values until meaningful levels of international passenger travel returns to the market.

        Concurrently, AISI's most recent July 2020 values update reflects a very modest decline over the last 6 months for B777-200F aircraft of 1% for half life base values and also 1% for half life current market values, reflecting the above analysis.

        We do expect B777-200F values to remain relatively firm in the Aircraft's previously-described, average market. The entire B777 aircraft family does have financially strong owners and operators and the family does enjoy a world-wide, evenly-distributed operator base.

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        Currently, early year-of build B777-200 and B777-200ER aircraft are beginning to be parted out. This development reflects an average, 25 year wide-body aircraft economic useful life and is also an indication that these early-build passenger aircraft are indeed, falling out of favor. The costs of major airframe checks and the readily available sources of new-aircraft financing make replacing the oldest B777s with new aircraft, very compelling. Unfortunately for Boeing however, the number of B777 passenger aircraft nearing the end of their operating lives is not significant enough to stimulate demand for B777-8X and B777-9X aircraft.

        In conclusion, as major freight operators continue to opt for wide-body twins over four-engined aircraft on high-demand trunk routes, we see no systemic threats to the B777-200F market. Continued, Covid-19 driven demand for freighter capacity should help support B777-200F values and may even help Boeing make the case for current technology B777-200Fs over the higher cost B747-8F aircraft.

3. Valuation

        It is our considered opinion that the sight unseen half life and maintenance condition adjusted base values as of 01 July 2020, in July 2020 U.S. Dollars, of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

TABLE I

AISI File A0S067BVO-01

Report Dated: 24 July 2020

Values as of: 01 July 2020

No	Type	MSN	Reg #	DOM	Engine	MTOW	Half Life Base Value Jul-20 $MUS Dollars	Adjusted Base Value Jul-20 $MUS Dollars
1	767-300F	42718	N126FE	Sep-15	CF6-80C2B6F	408,000	59.00	65.94
2	767-300F	42720	N130FE	Feb-16	CF6-80C2B6F	408,000	60.89	68.06
3	767-300F	42722	N135FE	Jun-16	CF6-80C2B6F	408,000	60.89	70.27
4	767-300F	42723	N138FE	Jul-16	CF6-80C2B6F	408,000	60.89	69.09
5	767-300F	42726	N144FE	Feb-17	CF6-80C2B6F	408,000	62.21	70.91
6	767-300F	43630	N151FE	Oct-17	CF6-80C2B6F	408,000	62.21	72.06
7	767-300F	63095	N153FE	Dec-17	CF6-80C2B6F	408,000	62.21	72.04
8	767-300F	43631	N155FE	Feb-18	CF6-80C2B6F	408,000	62.70	72.91
9	767-300F	63100	N168FE	Nov-18	CF6-80C2B6F	408,000	62.70	73.70
10	767-300F	63103	N172FE	Jan-19	CF6-80C2B6F	408,000	63.22	74.75
11	767-300F	63111	N180FE	Nov-19	CF6-80C2B6F	408,000	63.22	75.98
12	767-300F	63114	N183FE	Feb-20	CF6-80C2B6F	408,000	63.41	77.97
13	767-300F	63115	N184FE	Mar-20	CF6-80C2B6F	408,000	63.41	78.48
14	777F	40675	N869FD	Sep-15	GE90-110B1	766,000	121.86	138.41
15	777F	42705	N897FD	Nov-17	GE90-110B1	766,000	126.71	138.94
16	777F	40683	N877FD	Mar-18	GE90-110B1	766,000	128.90	144.80
17	777F	41440	N891FD	Jun-18	GE90-110B1	766,000	128.90	146.38
18	777F	40682	N876FD	Jun-19	GE90-110B1	766,000	130.99	153.31
19	777F	66255	N845FD	Jun-20	GE90-110B1	766,000	131.65	161.68
TOTALS							1575.97	1,825.68

        Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject

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aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI's conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party's action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,
 AIRCRAFT INFORMATION SERVICES, INC.

Nick Miller
Appraiser

Shaun P. Halsor
Appraiser

Mark D. Halsor
Certified Appraiser, International Society of Transport Aircraft Trading

Dave Miller
Certified Appraiser, International Society of Transport Aircraft Trading

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Desktop Appraisal of:
Nineteen (19) Various Aircraft

Client:
FedEx Corporation

Date:
July 24, 2020

HQ—Washington D.C.
2101 Wilson Boulevard
Suite 1001
Arlington, Virginia 22201
USA
Tel: + 1703 276 3200
Fax: +1 703 276 3201

Dublin
Harcourt Centre,
Suite 511
Harcourt Road
Dublin 2
D02 HW77 Ireland
Tel: +353 1 477 3057

HongKong
Tel: + 852 2824 8414
Fax: + 852 3965 3222

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I.	INTRODUCTION AND EXECUTIVE SUMMARY	A-II-58
II.	DEFINITIONS	A-II-58
III.	CURRENT MARKET CONDITIONS	A-II-59
IV.	VALUATION	A-II-75
V.	COVENANTS	A-II-77

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I.  Introduction and Executive Summary

        mba Aviation ("mba") has been retained by FedEx Corporation (the "Client") to provide a Desktop Appraisal to determine the Current Base Value of 13 Boeing 767-300F aircraft and six Boeing 777F aircraft (collectively, the "Subject Aircraft") as of June 30, 2020. The Subject Aircraft are fully identified in Section IV of this Report.

        In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK—2Q 2020.

        Based on the information set forth in this Report, it is mba's opinion that the total Current Base Value of the Subject Aircraft is as follows and as set forth in Section IV.

Current Base Value (US$)
(19) Various Aircraft	$1,793,080,000

        Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II.  Definitions

Desktop Appraisal

        A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser's own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

        ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

        mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and

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its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba employs three ISTAT Certified Appraisers and three Candidates. mba's clients include most of the world's major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America, Europe, and Asia.

        mba publishes quarterly values updates on its online platform REDBOOK, which provides current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft in addition to engines and helicopters.

        mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

III.  Current Market Conditions

GENERAL FREIGHTER MARKET OBSERVATIONS 1H20

        An essential consideration in any appraisal is the condition of the market at the time the valuation is rendered. The following content defines prevailing conditions and highlights major factors currently influencing freighter values, as well as mba's view of the current market situation for any applicable freighter aircraft.

FREIGHTER TRAFFIC

        The current COVID-19 pandemic has upturned the market in ways never seen before. While passenger traffic crawled to a halt, cargo traffic remains essential to the world economy, but new complications, including tests and paperwork requisite to prove COVID-19 exemptions and charter permitting paperwork has resulted in severe blockages in both demand and capacity. Since January began to see impacts from the novel coronavirus originating from China, the International Air Transport Association (IATA) has called upon government and regulating bodies to take whatever measures necessary to cut the paperwork for charter operations, exempt cargo crew from quarantine rules that apply to the general population, ensure there is adequate staff and facilities to process cargo efficiently, mutually recognize agreed global standards (health certificates, licenses, etc.), and ensure alternate airports are available even if passenger flights are not operating.

        A major indicator of the health of the air freight market is the growth of Cargo Tonne Kilometers (CTKs),(1) which measures the weight, in tonnes, multiplied by the distance, in kilometers, of freight an airline has carried. In IATA's Air Freight Market Analysis, the last months of 2018 began exhibiting signs of growth softening after a strong 2017, and by December 2018, IATA forecasted cargo volumes to increase by only 3.7% in 2019. The data showed that the market went from slowed growth to a decline in CTKs in 2019, as CTK measures dropped nearly every month of 2019 and year-over-year (YoY) CTKs had decreased for 15 consecutive months by March 2020.

        The Asia-Pacific region, which had been a key driver of the previous years' CTK growth, has now become a key driver in the recent decline, accounting for 1.8 percentage points out of 4Q19's YoY 4.0% decline. Volatility in trade discussions between the U.S. and China and the addition of further tariffs drove global and regional air cargo levels down, but experts are optimistic that recent cooling of

(1)
As of January 2020 onwards, IATA has clarified the terminology of the Industry and Regional series from 'Freight' to 'Cargo' [the corresponding metrics being FTK (changed to 'CTK'), AFTK (changed to 'ACTK'), and FLF (changed to 'CLF')], in order to reflect that the series have been consisting of Cargo (Freight plus Mail) rather than Freight. The data series themselves have not been changed. Airline individual data retain the FTK metric.

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tensions between the two nations may signal stronger trade in the future. Currently, the global rates of change in the cargo market are very similar to those of the Asia-Pacific region, –15.8% for CTKs globally versus –15.9%.

        Historically, Available Cargo Tonne Kilometers (ACTKs), which measures capacity, and CTK growth have been highly correlated. With the exception of a few outliers, like the surge in CTK growth in 2009 following a strong economic recovery, the relationship between CTK and ACTK growth can give an indication of whether there is over or under capacity in the market.

        According to IATA, ACTKs had steadily grown since early 2018 while CTK growth started to decline, causing capacity to outpace demand despite airlines slowing capacity growth in 2H19. With the first quarter of 2020 marked sharply by the pandemic, it is unsurprising to have seen a steep decline in both measure, but March saw the most significant effects so far, with CTKs dropping 15.8% and ACTKs dropping 24.6%. With the novel coronavirus originating in China, and the first travel restrictions stemming from Asia-Pacific nations, it is unsurprising that cargo demand fell an even more substantial 17.7% YoY for February and 27.8% for March 2020.

Source: IATA Air Freight Market Analysis, 2016 - 2020 YTD

        The massive decrease in cargo capacity from parked passenger aircraft is leading to YoY declines in cargo traffic and volumes for most airlines, but operators have begun operating passenger aircraft in cargo-only operations, resulting in more capacity but also creating volatility in freight rates. According to IATA, a tentative recovery in passenger services is forecast to begin in the third quarter, which is in line with mba's forecasts, and more belly capacity will return to the market as the world grapples with a deep economic shock. The organization cites a World Trade Organization forecast that offers "little indication of a quick recovery" and sets out a range of scenarios that suggest global trade could contract anywhere from 13.0% to 32.0% in 2020.

FLEET

        As of April 2020, there are approximately 2,120 active and stored freighter aircraft with Boeing taking up 86.3% of the total freighter market share. Airbus aircraft comprise 12.8% of the total

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freighter market with a total of 272 aircraft. ATR and Bombardier compete in the regional and turboprop freighter market and together account for less than 1.0% of freighter aircraft in the market.

        According to Boeing's Commercial Market Outlook, the global cargo fleet will require 2,820 additional aircraft by 2038. Of the 2,820 aircraft, 1,040 are expected to be factory freighters while 1,780 would be converted freighters, indicating the conversion market is expected to remain strong in the long term. Boeing has benefited from more mature conversion programs, allowing the OEM to capture the vast majority of the market share, which Airbus is attempting to make inroads with A320/A321 and A330 conversion programs. Boeing and other conversion specialists like AEI and Precision Aircraft Solutions have also been busy marketing competing aircraft with the 767 and 737NG conversions and exploring the possibility of a 777 conversion, while most recently, a supplemental type certificate (STC) has been granted to convert A380s temporarily into freighters, with the possibility of permanent conversion.

NARROWBODY FREIGHTER MARKET

        After the recession in 2009, the freighter market tumbled, driving cargo operators to smaller variants, increasing demand for narrowbody freighters, which currently make up 36.6% of the total freighter fleet. Though narrowbody aircraft do not have the same range capabilities as widebodies, freight traffic can afford to make refueling stops as cargo does not demand the same non-stop service passengers expect. For this reason, cargo operators benefit from being able to fill narrowbody freighters to capacity and operate the same routes as small and medium widebody aircraft. This, paired with an increase in e-commerce, has led to a surge in demand for narrowbody conversions as no western-made factory narrowbody freighters are currently in production.

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        The narrowbody freighter market is currently controlled by Boeing, accounting for 100.0% of the narrowbody aircraft total freighter market share. As of April 2020, there are approximately 776 narrowbody freighters in service. The 757-200, consisting of the –200SF, –200PF, and the –200PCF, makes up 42.1% the total active freighter fleet, followed by the 737-300 and 737-400, which account for 34.9% between them.

        Currently there are active P2F conversion programs for the 737-300/-400/-700/-800, 757-200, and MD-80 family. The 757-200SF, the most common 757 freighter, is a Boeing-licensed freighter conversion offered by ST Aerospace Services. Although a large number of 757-200s have been converted to Special Freighter, the decline of feedstock and introduction of the A321 P2F may contribute to a decline in the type's conversion. A key trend in the narrowbody freighter market will be the transition away from converting the 737 classics and 757-200s to younger-generation types, such as the A321 and 737NG, once the feedstock becomes more economically viable to convert. The A321 P2F, due to enter service in 2020 with Vallair via conversions by EFW (the joint-venture of ST Aerospace and Airbus) and Precision Conversions, is uniquely designed to replace the aging 757-200F. The A321 P2F is designed to be the first aircraft to introduce a containerized lower deck to the narrowbody freight market. According to EFW, the A320P2F and A321P2F will both offer lower combined fuel and maintenance costs than existing similar-sized aircraft, such as the 737 Classics and 757-200s. While, the majority of A321s were delivered within the past decade which was expected to limit the available feedstock for conversion, the recent pandemic may provide viable feedstock in the immediate term.

        Similar to the 757F market, the 737-300/400F market value is tied to the availability of feedstock. The introduction of the 737-800 freighter in April 2018 may put negative pressure on the 737-400SF values in the medium to long term as more 737-800s become candidates for conversion. In December 2018, the 737-800 converted freighter received certification from the Civil Aviation Administration of China (CAAC) and are now able to be operated by Chinese carriers. Similarly, IAI-Bedek also received CAAC approval for its 737-700BDSF conversion. Chinese airlines, like China Southern Airlines, who carry a large fleet of potential feedstock, will be able to begin 737-800BCF and BDSF operations if they choose to do so. Though 737NG conversions are beginning to enter service, mba views the NGs as aircraft needed to meeting growing cargo demand rather than as immediate 737 Classic replacements in the near term.

WIDEBODY FREIGHTER MARKET

        The widebody freighter market is largely dominated by Boeing offering a mix solution of factory and passenger converted freighters. With the acquisition of McDonnell Douglas by Boeing in 1997,

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bringing the MD-11F into the Boeing family, Boeing has held a dominant market share accounting for 76.6% of all active widebody freighters.

        Boeing currently markets three factory freighters in the form of the 747-8F, 777F, and 767-300F with 17, 47, and 108 aircraft left on backlog, respectively, as of April 2020. In addition, Boeing has mature freighter conversion programs with conversion solutions for the 747 and 767 that can be completed under license by Boeing or through other conversion providers like ST Aerospace and IAI. In contrast, Airbus currently only markets one factory freighter in the form of the A330-200F, which attained a mere 41 orders and only has three aircraft remaining on backlog, as of April 2020. Although still in its infancy, Airbus also offers conversion solutions for the A330 family via EFW and ST Aerospace, and historically, Airbus saw success with its A310/A300 conversion programs.

        The large widebody freighter market continues to be a mainly operated by the 747 family of aircraft serving the segment. Despite its age, size, and higher fuel burn compared to the new generation of twin-engine widebody freighters like the 777F, the 747-400F remains the backbone of the large widebody fleet accounting for 41.8% of the total fleet, while its successor, the 747-8F, accounts for 31.0%. While the converted 747 saw a surge in popularity shortly after its introduction, the subsequent slowdown in the global freight traffic and the inferior operating economics of the 747-400BCF and 747-400BDSF compared to the factory freighters resulted in many aircraft being parked or scrapped

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after a only a few years in service. However, recent freight growth led to many of these aircraft being reinstated, and as of April 2020, 74 747-400s remain active out of the 96 that were converted.

        Despite the thinning backlog for the 747-8F, there may still be future demand for the aircraft as it remains the only western-built large widebody freighter capable of nose loading oversized freight. With the average age of the 747-400F reaching 17 years, operators looking to retain the nose-loading capability will result in a more stable market environment for the 747-8F.

        In contrast to the large widebody freighter segment, the medium widebody freighter market is much more diverse and dynamic with a reasonable mix of aircraft from both manufacturers and a constant evolution of factory freighters and converted aircraft.As operators start to retire older aircraft, such as the venerable MD-11F, A300-600RF, and A310-200F, a new generation of factory freighters, such as the A330-200F, 767-300F, and 777F, have become the mainstay of dedicated cargo operators, cargo arms of network carriers, and new carriers borne by the growth of e-commerce. The current backlog of factory freighters stands at 196 aircraft split between Airbus and Boeing, though Boeing holds a commanding lead of the factory freighter market with 98.0% of the backlog through the 767-300F and 777F. The A330-200F was conceived to fit a niche market between the 777F and the 767-300F; however, its economic efficiency appears to have fallen short in some operating scenarios.

        The converted freighter market in the medium widebody segment has seen the most change with a large number of variants being introduced. The 767 in particular has seen the most success with over 98 aircraft converted and conversion shops, such as ST Aerospace and IAI, lined up with conversion orders. With 401 active 767-300ERs still in service and the average age of the passenger fleet at close to 20 years, there remains a good amount of feedstock to keep the 767 conversion program running should demand for the type continue to increase. With the first A330-300P2F entering service with DHL in 2017 and the first A330-200P2F entering service with EgpytAir in 2018, Airbus is starting to move further into the market of next-generation converted freighters. However, while the A330-300P2F does bring performance improvements over converted 767s, its difficulties in becoming a good conversion platform is twofold. Firstly, early-build A330-300s had reduced performance over late-off-the-line A330-300s, resulting in a limited number of aircraft being viable for conversion. Secondly, the active A330-300 fleet being just over nine years younger than the A330-200 fleet results in a high residual value of the aircraft, which makes it economically unviable for conversion, though

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this may change due to the pandemic currently placing a large number of A330-300s on the secondary market.

OUTLOOK

        After a period of strong growth in 2017, a slowdown in in 2018, declining rates in 2019, and a global pandemic in 2020, the global cargo market has seen some extraordinary changes. There are some major hurdles for the freighter market in the short-run, including unanswered questions regarding global trade issues and potentially negative GDP growth in the coming year. While GDP and CTKs have retracted overall, the rise of e-commerce and demand for one to two day shipping has benefitted package carriers and elevated one side of the cargo market. Express carriers continue to show an appetite for 737s, 767s, 757s, and A321s, and values for narrowbodies and small widebodies are expected to remain stable in the near term. The demand for cargo aircraft remains, as witnessed by the current capacity crunch, and should level out by 2021. mba expects 2020 CTK growth to be in line with GDP growth and value declines to be particularly prevalent in large converted freighters in the near term, should passenger aircraft, in particular belly freight, come back into service quickly over the coming months.

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767-300F

OVERVIEW

        Based on the highly capable and commercially successful 767-300ER airframe, the 767-300F is a factory freighter first delivered by Boeing in 1995 to United Parcel Service (UPS). The 767-300F has the long-range and fuel efficiency advantages of its passenger counterpart, making it a staple aircraft for long-haul widebody freighter operations. The 767-300F has up to 24 main deck positions for standard pallets and up to 30 LD2 positions in the lower deck, with a MTOW of 412,000 lbs and a maximum payload of 116,200 lbs. The factory freighter aircraft is powered exclusively by the General Electric (GE) CF6-80C2 engine, while the passenger version also has the option of the Pratt & Whitney (PW) PW4000 series and the Rolls Royce (RR) RB211-524H. The success of the 767-300ER as a passenger aircraft has translated into its freighter success, with 231 orders and a current backlog of 56 aircraft. An additional 87 passenger aircraft have also undergone conversion to freighters and been delivered. A majority of aircraft, both factory and converted, are operated by dedicated cargo carriers that are likely to hold the aircraft for the majority of their economic and useful lives.

Positives

  +
  Young average age of the fleet despite 25 years of production.

  +
  Strong order book and backlog that ensures production for the next few years.

  +
  Dedicated cargo operators of the aircraft tend to hold onto aircraft for the majority of their useful lives, reducing the likelihood of entry into the secondary market.

  +
  Single engine option improves potential remarketability of the aircraft.

Negatives

  –
  Over 87.0% of the fleet is held by two carriers in the United States, potentially limiting geographic distribution and remarketing opportunities.

  –
  Competes with the 767-300ER converted freighter, which has slightly greater geographic distribution.

FLEET STATUS

        As of April 2020, all 175 delivered 767-300F aircraft were in active service. No aircraft have been parked or retired, as the fleet is relatively young, with an average fleet age of 9.23 years, and is a workhorse in its operators' fleets. Most aircraft are in service with North American dedicated freight operators that tend to hold and utilize aircraft until the end of economic life.

Net Orders	231
Backlog	56
Delivered	175
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	175
Number of Active Operators	10
Average Fleet Age (Yrs)	9.23

Source: mba STAR Fleet, April 2020

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NOTABLE DEVELOPMENTS

  •
  In January 2020, Boeing increased the production rate of the 767-300F from 2.5 units to 3 units per month, delivering its first aircraft to FedEx at the new production rate in February. (Boeing)

  •
  In November 2019, Boeing announced it is conducting a study to determine the viability of a 767-XF aircraft, which would be a re-engined version of the 767-400ER platform powered by GE's GEnx engines. This aircraft is being pursued primarily as a cargo aircraft but also a passenger aircraft and potential option in lieu of Boeing's proposed NMA aircraft and would enter service in the mid-2020s. (AirCargo News)

FLEET DEMOGRAPHICS

        FedEx is the largest operator of the type with 85 aircraft, or 48.6% of the fleet. UPS Airlines follows with 68 aircraft, or 38.9% of the fleet. The top two carriers operate over 87.0% of the fleet and are both located in United States, potentially limiting secondary market opportunities. However, these operators typically hold aircraft for the entirety of their useful lives, proving existing operators' acceptance of the type. The next largest operator, LATAM Cargo, has just nine aircraft in its fleet. The remaining seven operators of the type all have four aircraft or less.

Five Largest 767-300F Operators

Source: mba STAR Fleet April 2020

Current Fleet by Region

        Currently, 88.0% of all 767-300Fs are operating in North America with dedicated freight carriers in the region, primarily FedEx and UPS. Latin America is home to 5.1% of the fleet, with all examples

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of the type in the region operated by LATAM Cargo. The 767-300ER converted freighter, with 87 conversions, has seen similar success to the 767-300F in North America, though Asian carriers have shown preference for the converted freighter over the factory freighter, with over 16.0% of the converted freighter fleet based in the region. Considering the young average age of the fleet and its existing operators' tendency to hold the aircraft for the majority of their useful lives, the geographic distribution of the 767-300F is unlikely to change significantly in the near term.

Source: mba STAR Fleet April 2020

DELIVERIES BY YEAR

        A majority of the 767-300F fleet has been delivered since the Global Financial Crisis in 2009, with deliveries notably increasing from 2012 onward, contributing to the low average fleet age of 9.23 years, despite deliveries beginning in 1995. The 767-300F has a backlog of 56 aircraft, ensuring production will continue for the next several years.

767-300F Deliveries By Year

AIRCRAFT AVAILABILITY

        According to Airfax as of June 2020, there have been no 767-300F aircraft available for sale or lease for the past 12 months. This is largely due to the demand for freighters and the shortage of supply of converted freighters. The tendency for operators to hold the aircraft for the majority of its useful life is likely to reduce the number of 767-300Fs that may enter the secondary market in the

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future. The recent drive in freight demand due to COVID-19 and the rise of e-commerce is likely to help the 767-300F in the near term should any aircraft become available.

AIRCRAFT RANKING

        mba's Aircraft Ranking model takes into account numerous factors that affect an aircraft's market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba's overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba's REDBOOK publication or web-based valuation service.

        The 767-300F scores highly for amongst its peers of converted and factory freighters. Its strong order book and backlog, low availability, and active fleet support the aircraft's ranking. The young average age of the fleet and current production status also boost the aircraft's score. The aircraft is hurt by its limited operator base and regional distribution. mba expects the aircraft's score to remain steady in the medium term as production continues and its larger operators continue to hold onto their aircraft.

OUTLOOK

        mba has a positive outlook for the 767-300F and expects values for this type to remain stable in the short to medium term. The biggest factor that will determine the long-term outlook for the aircraft is global airfreight demand. If demand for air freight slows down in the next few years, cargo operators might retire older, converted aircraft and hold onto younger, more fuel efficient aircraft like the 767-300F. Continued demand and solid backlogs for the type, as well as its converted counterparts will buoy values in the short to medium term. Most aircraft are likely to remain in service with their original operators for the majority of their useful lives, as shown by the nonexistent availability of the type on the secondary market. Should the type enter the market, there could be some difficulty remarketing the type due to its small operator base and limited geographic distribution, though large cargo operators that rely on the type for their long-haul widebody freighter operations could absorb the few that might enter the secondary market in the next few years.

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        As of June 2020, COVID-19 has continued to slow air traffic, though some regions are beginning to rebound from the lows of March and April 2020. Limited aircraft trades have occurred during this time, so the immediate effect on Market Values is unclear. However, air cargo has grown into a hot market as demand for ecommerce and global distribution of medical supplies continues to remain strong during the pandemic. During historical downturns, older, out-of-production cargo aircraft and converted cargo aircraft have suffered moderate Market Value volatility. As the 767-300F is a current production aircraft and a staple in its operators' medium widebody cargo fleets, it is unlikely the type will see significant Market Value volatility in the short-term. These trends depend on the continued growth in demand for long-haul air cargo in the coming year, as well as the impacts from consumer demand for ecommerce.

777F

OVERVIEW

        The 777F is a factory freighter based on the 777-200LR. The aircraft was first introduced in 2009 and received its FAA and EASA certifications in the same year. The cargo variant utilizes many of the same components of the 777-200LR, with modifications to the floor and airframe to strengthen the fuselage. The main cargo deck accommodates 27 pallets (96" × 125") and the lower deck accommodates an additional ten pallets of the same size. The range and payload of the 777F makes it an ideal replacement of older cargo aircraft, such as the MD-11F and 747-200F.

Positives

  +
  The 777F is a very capable aircraft, with the ability to carry large freight on long-haul routes with significantly lower fuel burn than the MD-11F.

  +
  The proven 777 platform allows for fleet commonality between freight and passenger operations.

Neutral

  o
  The payload and relatively low fuel burn have made the aircraft a popular choice for package carriers, such as Federal Express (FedEx) and DHL; however, orders for the type have been canceled in favor of the smaller 767-300F, which is a less costly proposition during times of slow economic growth.

Negatives

  –
  The high cost of ownership makes the type prohibitive for many carriers in comparison to higher-load-carrying converted 747s at the same cost.

  –
  Orders have dropped off since their peak at 45 in 2018, with 17 aircraft ordered in 2019 and no new aircraft ordered this year, as of April 2020.

  –
  New competition in the form of IAI's 777-300ER conversion program, the 777-300ERSF, may impact the market for the 777F in the future.

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FLEET STATUS

        As of April 2020, there are 184 active 777F aircraft with 22 operators. The 777F is a young aircraft and has a relatively small operator base, with the top five operators owning more than half of the total active fleet. However, it is important to consider the 777F program's relatively young age and that the aircraft was introduced during the recession in 2009. With the lack of currently produced factory-freighters the same size as the 777F, the aircraft will likely remain the preferred aircraft for operators requiring large factory freighter widebody aircraft.

Net Orders	231
Backlog	47
Delivered	184
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	184
Number of Operators	22
Average Fleet Age (Yrs.)	5.7

Source: mba STAR Fleet, April 2020

NOTABLE DEVELOPMENTS

  •
  In Boeing's 1Q20 fact sheet, Boeing stated that the 777/777X production rate will decrease from five per month to three per month in 2021. (Boeing.com)

  •
  In May 2020, Taiwan's China Airlines placed three of its 21 747 freighters for sale in preparation for delivery of the first of its six ordered 777Fs. (ch-aviation)

  •
  In February 2020, DHL Express announced that it received one 777F aircraft to be operated by its partner airline, Kalitta. In 2018, DHL ordered 14 new Boeing 777F, with four delivered in 2019, six to come this year, and the remaining four to be taken into service in 2021. (CAPA)

  •
  In February 2020, Lufthansa Cargo announced plans to phase out their MD-11 freighters by early 2021 at the latest; however, due to the coronavirus, the airline has reevaluated the idea of phasing out the aircraft by June 2020. (aeronautics)

  •
  In November 2019, Lufthansa Cargo announced that it had ordered two more 777Fs, scheduled for delivery in 2020. (CH-aviation)

FLEET DEMOGRAPHICS

        The largest operator for the 777F is FedEx, with 24.0% of the current fleet. Qatar Air Cargo has the second largest fleet with 21 aircraft, or 11.7% of the total fleet. The fleet breakdown shows that the 777F is popular with both dedicated cargo operators and cargo divisions of network airlines. However, one concern about the 777F is its narrow operator base. The top five operators controlling 56.4% of the total fleet may limit remarketing opportunities in the future. The 777F also has high operating costs in comparison to smaller widebody freighters, such as the 767-300F, which may discourage smaller or more cost-sensitive operators from acquiring the 777F, and the lack of nose loading capabilities limits the number of 747Fs the aircraft can replace.

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Five Largest 777F Operators

Source: mba STAR Fleet, April 2020

Current Fleet by Region

        With the largest operator, FedEx, operating 24.0% of the fleet, it is not surprising that North America is home to the largest fleet of 777F aircraft, with 30.6% of the 777F fleet. Asia is home to 24.6% of the fleet, as China Southern is one of the largest operators of the 777F in Asia and uses the 777F's large freight capacity to take advantage of the Guangdong free trade zone as the airline has a strong presence in the province. The range of the 777F also makes it popular with cargo operators in the Middle East as the aircraft offers a similar range to the 747-400F but with greater fuel economy.

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Source: mba STAR Fleet, April 2020

AIRCRAFT AVAILABILITY

        According to Airfax, as of June 2020, there are no 777Fs available for sale or lease. There have been no 777Fs available over the past year. The 777F fleet is quite young, and given the lack of available aircraft, it remains to be seen how easily the aircraft can be placed on the secondary market post-COVID-19. As a widebody freighter, the 777F is a somewhat niche aircraft; combined with the age of the program, a lack of availability is not a surprise.

DELIVERIES BY YEAR

        The 777F has continued to be one of the more popular widebody freighters, outselling other in-production factory freighters, like the A330-200F and the 747-8F. The 777F has maintained popularity in part due to its lower operating costs compared to the 747-8F and its performance capabilities compared to the A330-200F. IATA reported that Cargo Tonne Kilometers (CTKs) grew by 8.0% in 2017 and 6.5% in 2018, and 777F orders and deliveries drastically increased, with 54 aircraft ordered and 16 delivered in 2018.

        The cargo market began its decline in CTKs in 2019 as CTK measures dropped nearly every month of 2019, and year over year (YoY) CTK growth had decreased for 16 consecutive months by April 2020. Currently, due to the various impacts of the COVID-19 pandemic, capacity, as measured by Available Cargo Tonne Kilometers (ACTKs), is far outstripped by demand, and all 777Fs are currently flying. It remains to be seen what the overall impact of the current COVID-19 crisis has on CTKs in the future.

        The increasing delivery rate in 2019 indicates strong demand for the aircraft over its competitors, despite the retraction in freight demand pre-COVID. The lower delivery rates in the previous years may have been a result of Boeing reducing the 777 family production rate in order to bridge the production gap between the current-generation 777 and the 777X family of aircraft that is due to be launched in 2021. Due to COVID-19 restrictions, Boeing temporarily ceased all its production lines in March and reopened the 777 line on April 20, 2020.

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Source: mba STAR Fleet, April 2020, IATA.org

AIRCRAFT RANKING

        mba's Aircraft Ranking model takes into account numerous factors that affect an aircraft's market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba's overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba's REDBOOK publication or web-based valuation service.

        The 777F has a very high score for a widebody freighter. The type benefits from its low availability and low percentage of parked aircraft. The 777F also scores high marks for its performance, with its impressive max payload range and payload/position ratio. There is some concern about the small operator base, which slightly brings down the ranking.

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OUTLOOK

        The 777F benefits from its superior operating economics compared to older aircraft, like the MD-11F, which is currently being phased out. While the large freight operators, such as FedEx and UPS, and new operators, like Amazon, continue to favor the 767-300F, the 777F does provide greater range and payload capabilities. The recently launched 777-300ER conversion program by IAI is likely to create additional competition for the factory built 777F in the future secondary market; however, entry to service is several years away, limiting any short-term value impact. mba expects values for the 777F to remain stable in the short to medium term as the freight market continues be vital to global trade. The long-term values for the aircraft will be dependent on how the cargo market fares in the coming years and the interest of operators to continue operating large freighters, like the 777F, rather than smaller types, like the 767-300F.

        Entering into June 2020, with COVID-19 causing distruption to air traffic globally, there are some major hurdles for the freighter market, including unanswered questions regarding global trade issues and potentially negative GDP growth in the coming year. The immediate outlook for Market Values remains uncertain, though mba does not anticipate the freighter market will be hit nearly as hard as passenger aircraft. Dedicated cargo has benefited from a lack of belly freight due to passenger aircraft being temporarily parked; however, the slowdown in production of goods, particularly in China, has caused a stall in available goods to ship.

IV.  Valuation

        In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

        The principal assumptions for the Subject Aircraft are as follows:

  1.
  The aircraft is in good overall condition.

  2.
  The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

  3.
  The historical maintenance documentation has been maintained to acceptable international standards.

  4.
  The specifications of the aircraft are those most common for an aircraft of its type and vintage.

  5.
  The aircraft is in a standard cargo configuration.

  6.
  The aircraft is current as to all Airworthiness Directives and Service Bulletins.

  7.
  Its modification status is comparable to that most common for an aircraft of its type and vintage.

  8.
  Its utilization is comparable to industry averages.

  9.
  There is no history of accident or incident damage.

  10.
  In the case of the Base Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

  11.
  Aircraft that are less than five years old have inherent maintenance included and are, therefore, valued above half-time.

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 Aircraft Portfolio

No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator
1	767-300F	42718	N126FE	Sep-15	408,000	CF6-80C2-BF6	FedEx
2	767-300F	42720	N130FE	Feb-16	408,000	CF6-80C2-BF6	FedEx
3	767-300F	42722	N135FE	Jun-16	408,000	CF6-80C2-BF6	FedEx
4	767-300F	42723	N138FE	Jul-16	408,000	CF6-80C2-BF6	FedEx
5	767-300F	42726	N144FE	Feb-17	408,000	CF6-80C2-BF6	FedEx
6	767-300F	43630	N151FE	Oct-17	408,000	CF6-80C2-BF6	FedEx
7	767-300F	63095	N153FE	Dec-17	408,000	CF6-80C2-BF6	FedEx
8	767-300F	43631	N155FE	Feb-18	408,000	CF6-80C2-BF6	FedEx
9	767-300F	63100	N168FE	Nov-18	408,000	CF6-80C2-BF6	FedEx
10	767-300F	63103	N172FE	Jan-19	408,000	CF6-80C2-BF6	FedEx
11	767-300F	63111	N180FE	Nov-19	408,000	CF6-80C2-BF6	FedEx
12	767-300F	63114	N183FE	Feb-20	408,000	CF6-80C2-BF6	FedEx
13	767-300F	63115	N184FE	Mar-20	408,000	CF6-80C2-BF6	FedEx
14	777F	40675	N869FD	Sep-15	766,000	GE90-115B	FedEx
15	777F	42705	N897FD	Nov-17	766,000	GE90-115B	FedEx
16	777F	40683	N877FD	Mar-18	766,000	GE90-115B	FedEx
17	777F	41440	N891FD	Jun-18	766,000	GE90-115B	FedEx
18	777F	40682	N876FD	Jun-19	766,000	GE90-115B	FedEx
19	777F	66255	N845FD	Jun-20	766,000	GE90-115B	FedEx

 Portfolio Valuations
(US$ Million)

No.	Aircraft Type	Serial Number	BV w/ Newness	MTOW Adj.	Engine Adj.	CBV
1	767-300F	42718	$59.82	$(0.19)	$0.00	$59.63
2	767-300F	42720	$61.33	$(0.20)	$0.00	$61.13
3	767-300F	42722	$62.59	$(0.20)	$0.00	$62.39
4	767-300F	42723	$62.90	$(0.20)	$0.00	$62.70
5	767-300F	42726	$65.13	$(0.21)	$0.00	$64.92
6	767-300F	43630	$67.81	$(0.21)	$0.00	$67.60
7	767-300F	63095	$68.48	$(0.21)	$0.00	$68.27
8	767-300F	43631	$69.17	$(0.23)	$0.00	$68.94
9	767-300F	63100	$72.36	$(0.23)	$0.00	$72.13
10	767-300F	63103	$73.07	$(0.24)	$0.00	$72.83
11	767-300F	63111	$76.85	$(0.24)	$0.00	$76.61
12	767-300F	63114	$77.75	$(0.25)	$0.00	$77.50
13	767-300F	63115	$77.90	$(0.25)	$0.00	$77.65
14	777F	40675	$128.07	$0.00	$0.00	$128.07
15	777F	42705	$145.34	$0.00	$0.00	$145.34
16	777F	40683	$148.20	$0.00	$0.00	$148.20
17	777F	41440	$150.41	$0.00	$0.00	$150.41
18	777F	40682	$159.46	$0.00	$0.00	$159.46
19	777F	66255	$169.30	$0.00	$0.00	$169.30
Total			$1,795.94	$(2.86)	$0.00	$1,793.08

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Legend for Portfolio Valuation—
BV w/ Newness—	Base Value adjusted for Month of Build
MTOW Adj.—	Maximum Take-Off Weight Adjustment
Engine Adj.—	Adjustment for Engine Type
CBV—	Current Base Value

V.  Covenants

        This Report has been prepared for the exclusive use of FedEx Corporation and shall not be provided to other parties by mba without the express consent of FedEx Corporation. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba's and the signatory's opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have and does not expect to have any financial or other interest in the Subject Aircraft. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

        This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken or not taken by FedEx Corporation or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:
DRAFT
Sloane Churchill Analyst—Asset Valuations mba Aviation
July 24, 2020
REVIEWED BY:
DRAFT
Alex Cosaro Manager—Asset Valuations mba Aviation ISTAT Certified Appraiser

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APPENDIX III

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

        The following tables set forth the LTVs for the Equipment Notes to be issued in respect of each Aircraft as of the Issuance Date and each Regular Distribution Date thereafter. The following tables assume that an Aircraft ceases to be included in the collateral for the Equipment Notes as of the latest Final Maturity Date of the Equipment Notes issued in respect of such Aircraft.

        The LTVs for the Issuance Date and each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the Assumed Aircraft Value on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See "Description of the Aircraft and the Appraisals—The Appraisals" and "Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes."

        The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer, by approximately 4% per year thereafter for the next 5 years and with respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under "Prospectus Supplement Summary—Equipment Notes and the Aircraft" and "Description of the Aircraft and the Appraisals—The Appraisals."

        Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See "Risk Factors—Risk Factors Relating to the Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft."

A-III-1

A.    N126FE

	N126FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$59,630,000.00	$32,709,000.00	54.9%
February 20, 2021	58,577,706.00	31,834,482.07	54.3%
August 20, 2021	57,525,412.00	30,959,964.14	53.8%
February 20, 2022	56,473,118.00	30,085,446.21	53.3%
August 20, 2022	55,420,824.00	29,210,928.28	52.7%
February 20, 2023	54,368,529.00	28,336,410.35	52.1%
August 20, 2023	53,316,235.00	27,461,892.42	51.5%
February 20, 2024	52,263,941.00	26,587,374.49	50.9%
August 20, 2024	51,211,647.00	25,712,856.56	50.2%
February 20, 2025	50,159,353.00	24,838,338.63	49.5%
August 20, 2025	49,107,059.00	23,963,820.70	48.8%
February 20, 2026	48,054,765.00	23,089,302.77	48.0%
August 20, 2026	47,002,471.00	22,214,784.84	47.3%
February 20, 2027	45,950,176.00	21,340,266.91	46.4%
August 20, 2027	44,897,882.00	20,465,748.98	45.6%
February 20, 2028	43,845,588.00	19,591,231.05	44.7%
August 20, 2028	42,793,294.00	18,716,713.12	43.7%
February 20, 2029	41,741,000.00	17,842,195.19	42.7%
August 20, 2029	40,688,706.00	16,967,677.26	41.7%
February 20, 2030	39,636,412.00	16,093,159.33	40.6%
August 20, 2030	38,584,118.00	15,218,641.40	39.4%
February 20, 2031	37,181,059.00	14,344,123.47	38.6%
August 20, 2031	35,778,000.00	13,469,605.54	37.6%
February 20, 2032	34,374,941.00	12,595,087.61	36.6%
August 20, 2032	32,971,882.00	11,720,569.68	35.5%
February 20, 2033	31,568,824.00	10,846,051.75	34.4%
August 20, 2033	30,165,765.00	9,971,533.82	33.1%
February 20, 2034	28,762,706.00	—	0.0%

A-III-2

B.    N130FE

	N130FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$61,130,000.00	$33,532,000.00	54.9%
February 20, 2021	60,069,942.00	32,635,478.09	54.3%
August 20, 2021	59,009,884.00	31,738,956.18	53.8%
February 20, 2022	57,949,827.00	30,842,434.27	53.2%
August 20, 2022	56,889,769.00	29,945,912.36	52.6%
February 20, 2023	55,829,711.00	29,049,390.45	52.0%
August 20, 2023	54,769,653.00	28,152,868.54	51.4%
February 20, 2024	53,709,595.00	27,256,346.63	50.7%
August 20, 2024	52,649,538.00	26,359,824.72	50.1%
February 20, 2025	51,589,480.00	25,463,302.81	49.4%
August 20, 2025	50,529,422.00	24,566,780.90	48.6%
February 20, 2026	49,469,364.00	23,670,258.99	47.8%
August 20, 2026	48,409,306.00	22,773,737.08	47.0%
February 20, 2027	47,349,249.00	21,877,215.17	46.2%
August 20, 2027	46,289,191.00	20,980,693.26	45.3%
February 20, 2028	45,229,133.00	20,084,171.35	44.4%
August 20, 2028	44,169,075.00	19,187,649.44	43.4%
February 20, 2029	43,109,017.00	18,291,127.53	42.4%
August 20, 2029	42,048,960.00	17,394,605.62	41.4%
February 20, 2030	40,988,902.00	16,498,083.71	40.3%
August 20, 2030	39,928,844.00	15,601,561.80	39.1%
February 20, 2031	38,868,786.00	14,705,039.89	37.8%
August 20, 2031	37,455,376.00	13,808,517.98	36.9%
February 20, 2032	36,041,965.00	12,911,996.07	35.8%
August 20, 2032	34,628,555.00	12,015,474.16	34.7%
February 20, 2033	33,215,145.00	11,118,952.25	33.5%
August 20, 2033	31,801,734.00	10,222,430.34	32.1%
February 20, 2034	30,388,324.00	—	0.0%

A-III-3

C.    N135FE

	N135FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$62,390,000.00	$34,223,000.00	54.9%
February 20, 2021	61,326,534.00	33,308,003.30	54.3%
August 20, 2021	60,263,068.00	32,393,006.60	53.8%
February 20, 2022	59,199,602.00	31,478,009.90	53.2%
August 20, 2022	58,136,136.00	30,563,013.20	52.6%
February 20, 2023	57,072,670.00	29,648,016.50	51.9%
August 20, 2023	56,009,205.00	28,733,019.80	51.3%
February 20, 2024	54,945,739.00	27,818,023.10	50.6%
August 20, 2024	53,882,273.00	26,903,026.40	49.9%
February 20, 2025	52,818,807.00	25,988,029.70	49.2%
August 20, 2025	51,755,341.00	25,073,033.00	48.4%
February 20, 2026	50,691,875.00	24,158,036.30	47.7%
August 20, 2026	49,628,409.00	23,243,039.60	46.8%
February 20, 2027	48,564,943.00	22,328,042.90	46.0%
August 20, 2027	47,501,477.00	21,413,046.20	45.1%
February 20, 2028	46,438,011.00	20,498,049.50	44.1%
August 20, 2028	45,374,545.00	19,583,052.80	43.2%
February 20, 2029	44,311,080.00	18,668,056.10	42.1%
August 20, 2029	43,247,614.00	17,753,059.40	41.0%
February 20, 2030	42,184,148.00	16,838,062.70	39.9%
August 20, 2030	41,120,682.00	15,923,066.00	38.7%
February 20, 2031	40,057,216.00	15,008,069.30	37.5%
August 20, 2031	38,993,750.00	14,093,072.60	36.1%
February 20, 2032	37,575,795.00	13,178,075.90	35.1%
August 20, 2032	36,157,841.00	12,263,079.20	33.9%
February 20, 2033	34,739,886.00	11,348,082.50	32.7%
August 20, 2033	33,321,932.00	10,433,085.80	31.3%
February 20, 2034	31,903,977.00	—	0.0%

A-III-4

D.    N138FE

	N138FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$62,700,000.00	$34,393,000.00	54.9%
February 20, 2021	61,631,250.00	33,473,458.12	54.3%
August 20, 2021	60,562,500.00	32,553,916.24	53.8%
February 20, 2022	59,493,750.00	31,634,374.36	53.2%
August 20, 2022	58,425,000.00	30,714,832.48	52.6%
February 20, 2023	57,356,250.00	29,795,290.60	51.9%
August 20, 2023	56,287,500.00	28,875,748.72	51.3%
February 20, 2024	55,218,750.00	27,956,206.84	50.6%
August 20, 2024	54,150,000.00	27,036,664.96	49.9%
February 20, 2025	53,081,250.00	26,117,123.08	49.2%
August 20, 2025	52,012,500.00	25,197,581.20	48.4%
February 20, 2026	50,943,750.00	24,278,039.32	47.7%
August 20, 2026	49,875,000.00	23,358,497.44	46.8%
February 20, 2027	48,806,250.00	22,438,955.56	46.0%
August 20, 2027	47,737,500.00	21,519,413.68	45.1%
February 20, 2028	46,668,750.00	20,599,871.80	44.1%
August 20, 2028	45,600,000.00	19,680,329.92	43.2%
February 20, 2029	44,531,250.00	18,760,788.04	42.1%
August 20, 2029	43,462,500.00	17,841,246.16	41.0%
February 20, 2030	42,393,750.00	16,921,704.28	39.9%
August 20, 2030	41,325,000.00	16,002,162.40	38.7%
February 20, 2031	40,256,250.00	15,082,620.52	37.5%
August 20, 2031	39,187,500.00	14,163,078.64	36.1%
February 20, 2032	37,762,500.00	13,243,536.76	35.1%
August 20, 2032	36,337,500.00	12,323,994.88	33.9%
February 20, 2033	34,912,500.00	11,404,453.00	32.7%
August 20, 2033	33,487,500.00	10,484,911.12	31.3%
February 20, 2034	32,062,500.00	—	0.0%

A-III-5

E.    N144FE

	N144FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$64,253,477.73	$35,246,000.00	54.9%
February 20, 2021	63,176,604.00	34,303,652.05	54.3%
August 20, 2021	62,099,730.00	33,361,304.10	53.7%
February 20, 2022	61,022,856.00	32,418,956.15	53.1%
August 20, 2022	59,945,982.00	31,476,608.20	52.5%
February 20, 2023	58,869,108.00	30,534,260.25	51.9%
August 20, 2023	57,792,234.00	29,591,912.30	51.2%
February 20, 2024	56,715,360.00	28,649,564.35	50.5%
August 20, 2024	55,638,486.00	27,707,216.40	49.8%
February 20, 2025	54,561,612.00	26,764,868.45	49.1%
August 20, 2025	53,484,738.00	25,822,520.50	48.3%
February 20, 2026	52,407,865.00	24,880,172.55	47.5%
August 20, 2026	51,330,991.00	23,937,824.60	46.6%
February 20, 2027	50,254,117.00	22,995,476.65	45.8%
August 20, 2027	49,177,243.00	22,053,128.70	44.8%
February 20, 2028	48,100,369.00	21,110,780.75	43.9%
August 20, 2028	47,023,495.00	20,168,432.80	42.9%
February 20, 2029	45,946,621.00	19,226,084.85	41.8%
August 20, 2029	44,869,747.00	18,283,736.90	40.7%
February 20, 2030	43,792,873.00	17,341,388.95	39.6%
August 20, 2030	42,715,999.00	16,399,041.00	38.4%
February 20, 2031	41,639,125.00	15,456,693.05	37.1%
August 20, 2031	40,562,251.00	14,514,345.10	35.8%
February 20, 2032	39,485,377.00	13,571,997.15	34.4%
August 20, 2032	38,049,545.00	12,629,649.20	33.2%
February 20, 2033	36,613,714.00	11,687,301.25	31.9%
August 20, 2033	35,177,882.00	10,744,953.30	30.5%
February 20, 2034	33,742,050.00	—	0.0%

A-III-6

F.     N151FE

	N151FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$66,891,393.24	$36,693,000.00	54.9%
February 20, 2021	65,788,788.00	35,711,964.61	54.3%
August 20, 2021	64,686,182.00	34,730,929.22	53.7%
February 20, 2022	63,583,577.00	33,749,893.83	53.1%
August 20, 2022	62,480,972.00	32,768,858.44	52.4%
February 20, 2023	61,378,366.00	31,787,823.05	51.8%
August 20, 2023	60,275,761.00	30,806,787.66	51.1%
February 20, 2024	59,173,156.00	29,825,752.27	50.4%
August 20, 2024	58,070,550.00	28,844,716.88	49.7%
February 20, 2025	56,967,945.00	27,863,681.49	48.9%
August 20, 2025	55,865,339.00	26,882,646.10	48.1%
February 20, 2026	54,762,734.00	25,901,610.71	47.3%
August 20, 2026	53,660,129.00	24,920,575.32	46.4%
February 20, 2027	52,557,523.00	23,939,539.93	45.5%
August 20, 2027	51,454,918.00	22,958,504.54	44.6%
February 20, 2028	50,352,312.00	21,977,469.15	43.6%
August 20, 2028	49,249,707.00	20,996,433.76	42.6%
February 20, 2029	48,147,102.00	20,015,398.37	41.6%
August 20, 2029	47,044,496.00	19,034,362.98	40.5%
February 20, 2030	45,941,891.00	18,053,327.59	39.3%
August 20, 2030	44,839,286.00	17,072,292.20	38.1%
February 20, 2031	43,736,680.00	16,091,256.81	36.8%
August 20, 2031	42,634,075.00	15,110,221.42	35.4%
February 20, 2032	41,531,469.00	14,129,186.03	34.0%
August 20, 2032	40,428,864.00	13,148,150.64	32.5%
February 20, 2033	38,958,724.00	12,167,115.25	31.2%
August 20, 2033	37,488,583.00	11,186,079.86	29.8%
February 20, 2034	36,018,443.00	—	0.0%

A-III-7

G.    N153FE

	N153FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$67,108,059.91	$36,811,000.00	54.9%
February 20, 2021	66,019,821.00	35,826,809.73	54.3%
August 20, 2021	64,931,582.00	34,842,619.46	53.7%
February 20, 2022	63,843,343.00	33,858,429.19	53.0%
August 20, 2022	62,755,105.00	32,874,238.92	52.4%
February 20, 2023	61,666,866.00	31,890,048.65	51.7%
August 20, 2023	60,578,627.00	30,905,858.38	51.0%
February 20, 2024	59,490,388.00	29,921,668.11	50.3%
August 20, 2024	58,402,149.00	28,937,477.84	49.5%
February 20, 2025	57,313,911.00	27,953,287.57	48.8%
August 20, 2025	56,225,672.00	26,969,097.30	48.0%
February 20, 2026	55,137,433.00	25,984,907.03	47.1%
August 20, 2026	54,049,194.00	25,000,716.76	46.3%
February 20, 2027	52,960,955.00	24,016,526.49	45.3%
August 20, 2027	51,872,717.00	23,032,336.22	44.4%
February 20, 2028	50,784,478.00	22,048,145.95	43.4%
August 20, 2028	49,696,239.00	21,063,955.68	42.4%
February 20, 2029	48,608,000.00	20,079,765.41	41.3%
August 20, 2029	47,519,761.00	19,095,575.14	40.2%
February 20, 2030	46,431,523.00	18,111,384.87	39.0%
August 20, 2030	45,343,284.00	17,127,194.60	37.8%
February 20, 2031	44,255,045.00	16,143,004.33	36.5%
August 20, 2031	43,166,806.00	15,158,814.06	35.1%
February 20, 2032	42,078,567.00	14,174,623.79	33.7%
August 20, 2032	40,990,328.00	13,190,433.52	32.2%
February 20, 2033	39,902,090.00	12,206,243.25	30.6%
August 20, 2033	38,451,105.00	11,222,052.98	29.2%
February 20, 2034	37,000,120.00	—	0.0%

A-III-8

H.    N155FE

	N155FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$67,996,303.02	$37,299,000.00	54.9%
February 20, 2021	66,893,660.00	36,301,762.41	54.3%
August 20, 2021	65,791,018.00	35,304,524.82	53.7%
February 20, 2022	64,688,375.00	34,307,287.23	53.0%
August 20, 2022	63,585,732.00	33,310,049.64	52.4%
February 20, 2023	62,483,089.00	32,312,812.05	51.7%
August 20, 2023	61,380,447.00	31,315,574.46	51.0%
February 20, 2024	60,277,804.00	30,318,336.87	50.3%
August 20, 2024	59,175,161.00	29,321,099.28	49.5%
February 20, 2025	58,072,518.00	28,323,861.69	48.8%
August 20, 2025	56,969,876.00	27,326,624.10	48.0%
February 20, 2026	55,867,233.00	26,329,386.51	47.1%
August 20, 2026	54,764,590.00	25,332,148.92	46.3%
February 20, 2027	53,661,947.00	24,334,911.33	45.3%
August 20, 2027	52,559,304.00	23,337,673.74	44.4%
February 20, 2028	51,456,662.00	22,340,436.15	43.4%
August 20, 2028	50,354,019.00	21,343,198.56	42.4%
February 20, 2029	49,251,376.00	20,345,960.97	41.3%
August 20, 2029	48,148,733.00	19,348,723.38	40.2%
February 20, 2030	47,046,091.00	18,351,485.79	39.0%
August 20, 2030	45,943,448.00	17,354,248.20	37.8%
February 20, 2031	44,840,805.00	16,357,010.61	36.5%
August 20, 2031	43,738,162.00	15,359,773.02	35.1%
February 20, 2032	42,635,520.00	14,362,535.43	33.7%
August 20, 2032	41,532,877.00	13,365,297.84	32.2%
February 20, 2033	40,430,234.00	12,368,060.25	30.6%
August 20, 2033	38,960,044.00	11,370,822.66	29.2%
February 20, 2034	37,489,854.00	—	0.0%

A-III-9

I.     N168FE

	N168FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$70,812,754.03	$38,844,000.00	54.9%
February 20, 2021	69,682,763.00	37,805,454.81	54.3%
August 20, 2021	68,552,773.00	36,766,909.62	53.6%
February 20, 2022	67,422,782.00	35,728,364.43	53.0%
August 20, 2022	66,292,791.00	34,689,819.24	52.3%
February 20, 2023	65,162,800.00	33,651,274.05	51.6%
August 20, 2023	64,032,809.00	32,612,728.86	50.9%
February 20, 2024	62,902,819.00	31,574,183.67	50.2%
August 20, 2024	61,772,828.00	30,535,638.48	49.4%
February 20, 2025	60,642,837.00	29,497,093.29	48.6%
August 20, 2025	59,512,846.00	28,458,548.10	47.8%
February 20, 2026	58,382,856.00	27,420,002.91	47.0%
August 20, 2026	57,252,865.00	26,381,457.72	46.1%
February 20, 2027	56,122,874.00	25,342,912.53	45.2%
August 20, 2027	54,992,883.00	24,304,367.34	44.2%
February 20, 2028	53,862,893.00	23,265,822.15	43.2%
August 20, 2028	52,732,902.00	22,227,276.96	42.2%
February 20, 2029	51,602,911.00	21,188,731.77	41.1%
August 20, 2029	50,472,920.00	20,150,186.58	39.9%
February 20, 2030	49,342,930.00	19,111,641.39	38.7%
August 20, 2030	48,212,939.00	18,073,096.20	37.5%
February 20, 2031	47,082,948.00	17,034,551.01	36.2%
August 20, 2031	45,952,957.00	15,996,005.82	34.8%
February 20, 2032	44,822,967.00	14,957,460.63	33.4%
August 20, 2032	43,692,976.00	13,918,915.44	31.9%
February 20, 2033	42,562,985.00	12,880,370.25	30.3%
August 20, 2033	41,432,994.00	11,841,825.06	28.6%
February 20, 2034	39,926,340.00	—	0.0%

A-III-10

J.     N172FE

	N172FE
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$71,854,111.00	$39,415,000.00	54.9%
February 20, 2021	70,725,512.00	38,361,188.38	54.2%
August 20, 2021	69,596,914.00	37,307,376.76	53.6%
February 20, 2022	68,468,315.00	36,253,565.14	52.9%
August 20, 2022	67,339,717.00	35,199,753.52	52.3%
February 20, 2023	66,211,118.00	34,145,941.90	51.6%
August 20, 2023	65,082,519.00	33,092,130.28	50.8%
February 20, 2024	63,953,921.00	32,038,318.66	50.1%
August 20, 2024	62,825,322.00	30,984,507.04	49.3%
February 20, 2025	61,696,724.00	29,930,695.42	48.5%
August 20, 2025	60,568,125.00	28,876,883.80	47.7%
February 20, 2026	59,439,526.00	27,823,072.18	46.8%
August 20, 2026	58,310,928.00	26,769,260.56	45.9%
February 20, 2027	57,182,329.00	25,715,448.94	45.0%
August 20, 2027	56,053,731.00	24,661,637.32	44.0%
February 20, 2028	54,925,132.00	23,607,825.70	43.0%
August 20, 2028	53,796,533.00	22,554,014.08	41.9%
February 20, 2029	52,667,935.00	21,500,202.46	40.8%
August 20, 2029	51,539,336.00	20,446,390.84	39.7%
February 20, 2030	50,410,738.00	19,392,579.22	38.5%
August 20, 2030	49,282,139.00	18,338,767.60	37.2%
February 20, 2031	48,153,540.00	17,284,955.98	35.9%
August 20, 2031	47,024,942.00	16,231,144.36	34.5%
February 20, 2032	45,896,343.00	15,177,332.74	33.1%
August 20, 2032	44,767,745.00	14,123,521.12	31.5%
February 20, 2033	43,639,146.00	13,069,709.50	29.9%
August 20, 2033	42,510,547.00	12,015,897.88	28.3%
February 20, 2034	41,381,949.00	—	0.0%

A-III-11

K.    N897FD

	N897FD
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$139,437,145.99	$76,487,000.00	54.9%
February 20, 2021	137,176,003.00	74,442,019.93	54.3%
August 20, 2021	134,914,860.00	72,397,039.86	53.7%
February 20, 2022	132,653,717.00	70,352,059.79	53.0%
August 20, 2022	130,392,574.00	68,307,079.72	52.4%
February 20, 2023	128,131,431.00	66,262,099.65	51.7%
August 20, 2023	125,870,289.00	64,217,119.58	51.0%
February 20, 2024	123,609,146.00	62,172,139.51	50.3%
August 20, 2024	121,348,003.00	60,127,159.44	49.5%
February 20, 2025	119,086,860.00	58,082,179.37	48.8%
August 20, 2025	116,825,717.00	56,037,199.30	48.0%
February 20, 2026	114,564,574.00	53,992,219.23	47.1%
August 20, 2026	112,303,431.00	51,947,239.16	46.3%
February 20, 2027	110,042,288.00	49,902,259.09	45.3%
August 20, 2027	107,781,145.00	47,857,279.02	44.4%
February 20, 2028	105,520,002.00	45,812,298.95	43.4%
August 20, 2028	103,258,859.00	43,767,318.88	42.4%
February 20, 2029	100,997,717.00	41,722,338.81	41.3%
August 20, 2029	98,736,574.00	39,677,358.74	40.2%
February 20, 2030	96,475,431.00	37,632,378.67	39.0%
August 20, 2030	94,214,288.00	35,587,398.60	37.8%
February 20, 2031	91,953,145.00	33,542,418.53	36.5%
August 20, 2031	89,692,002.00	31,497,438.46	35.1%
February 20, 2032	87,430,859.00	29,452,458.39	33.7%
August 20, 2032	85,169,716.00	27,407,478.32	32.2%
February 20, 2033	82,908,573.00	25,362,498.25	30.6%
August 20, 2033	79,893,716.00	23,317,518.18	29.2%
February 20, 2034	76,878,859.00	—	0.0%

A-III-12

L.    N891FD

	N891FD
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$146,380,000.00	$80,295,000.00	54.9%
February 20, 2021	144,044,149.00	78,148,208.07	54.3%
August 20, 2021	141,708,298.00	76,001,416.14	53.6%
February 20, 2022	139,372,447.00	73,854,624.21	53.0%
August 20, 2022	137,036,596.00	71,707,832.28	52.3%
February 20, 2023	134,700,745.00	69,561,040.35	51.6%
August 20, 2023	132,364,894.00	67,414,248.42	50.9%
February 20, 2024	130,029,043.00	65,267,456.49	50.2%
August 20, 2024	127,693,191.00	63,120,664.56	49.4%
February 20, 2025	125,357,340.00	60,973,872.63	48.6%
August 20, 2025	123,021,489.00	58,827,080.70	47.8%
February 20, 2026	120,685,638.00	56,680,288.77	47.0%
August 20, 2026	118,349,787.00	54,533,496.84	46.1%
February 20, 2027	116,013,936.00	52,386,704.91	45.2%
August 20, 2027	113,678,085.00	50,239,912.98	44.2%
February 20, 2028	111,342,234.00	48,093,121.05	43.2%
August 20, 2028	109,006,383.00	45,946,329.12	42.2%
February 20, 2029	106,670,532.00	43,799,537.19	41.1%
August 20, 2029	104,334,681.00	41,652,745.26	39.9%
February 20, 2030	101,998,830.00	39,505,953.33	38.7%
August 20, 2030	99,662,979.00	37,359,161.40	37.5%
February 20, 2031	97,327,128.00	35,212,369.47	36.2%
August 20, 2031	94,991,277.00	33,065,577.54	34.8%
February 20, 2032	92,655,426.00	30,918,785.61	33.4%
August 20, 2032	90,319,574.00	28,771,993.68	31.9%
February 20, 2033	87,983,723.00	26,625,201.75	30.3%
August 20, 2033	85,647,872.00	24,478,409.82	28.6%
February 20, 2034	82,533,404.00	—	0.0%

A-III-13

M.   N876FD

	N876FD
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$153,310,000.00	$84,097,000.00	54.9%
February 20, 2021	150,939,227.00	81,848,556.62	54.2%
August 20, 2021	148,568,454.00	79,600,113.24	53.6%
February 20, 2022	146,197,680.00	77,351,669.86	52.9%
August 20, 2022	143,826,907.00	75,103,226.48	52.2%
February 20, 2023	141,456,134.00	72,854,783.10	51.5%
August 20, 2023	139,085,361.00	70,606,339.72	50.8%
February 20, 2024	136,714,588.00	68,357,896.34	50.0%
August 20, 2024	134,343,814.00	66,109,452.96	49.2%
February 20, 2025	131,973,041.00	63,861,009.58	48.4%
August 20, 2025	129,602,268.00	61,612,566.20	47.5%
February 20, 2026	127,231,495.00	59,364,122.82	46.7%
August 20, 2026	124,860,722.00	57,115,679.44	45.7%
February 20, 2027	122,489,948.00	54,867,236.06	44.8%
August 20, 2027	120,119,175.00	52,618,792.68	43.8%
February 20, 2028	117,748,402.00	50,370,349.30	42.8%
August 20, 2028	115,377,629.00	48,121,905.92	41.7%
February 20, 2029	113,006,856.00	45,873,462.54	40.6%
August 20, 2029	110,636,082.00	43,625,019.16	39.4%
February 20, 2030	108,265,309.00	41,376,575.78	38.2%
August 20, 2030	105,894,536.00	39,128,132.40	37.0%
February 20, 2031	103,523,763.00	36,879,689.02	35.6%
August 20, 2031	101,152,990.00	34,631,245.64	34.2%
February 20, 2032	98,782,216.00	32,382,802.26	32.8%
August 20, 2032	96,411,443.00	30,134,358.88	31.3%
February 20, 2033	94,040,670.00	27,885,915.50	29.7%
August 20, 2033	91,669,897.00	25,637,472.12	28.0%
February 20, 2034	89,299,124.00	—	0.0%

A-III-14

N.    N845FD

	N845FD
Date	Assumed Aircraft Value	Equipment Note Outstanding Balance	LTV
At Issuance	$163,992,739.21	$89,956,000.00	54.9%
February 20, 2021	161,532,848.00	87,550,908.60	54.2%
August 20, 2021	159,072,957.00	85,145,817.20	53.5%
February 20, 2022	156,613,066.00	82,740,725.80	52.8%
August 20, 2022	154,153,175.00	80,335,634.40	52.1%
February 20, 2023	151,693,284.00	77,930,543.00	51.4%
August 20, 2023	149,233,393.00	75,525,451.60	50.6%
February 20, 2024	146,773,502.00	73,120,360.20	49.8%
August 20, 2024	144,313,611.00	70,715,268.80	49.0%
February 20, 2025	141,853,719.00	68,310,177.40	48.2%
August 20, 2025	139,393,828.00	65,905,086.00	47.3%
February 20, 2026	136,933,937.00	63,499,994.60	46.4%
August 20, 2026	134,474,046.00	61,094,903.20	45.4%
February 20, 2027	132,014,155.00	58,689,811.80	44.5%
August 20, 2027	129,554,264.00	56,284,720.40	43.4%
February 20, 2028	127,094,373.00	53,879,629.00	42.4%
August 20, 2028	124,634,482.00	51,474,537.60	41.3%
February 20, 2029	122,174,591.00	49,069,446.20	40.2%
August 20, 2029	119,714,700.00	46,664,354.80	39.0%
February 20, 2030	117,254,809.00	44,259,263.40	37.7%
August 20, 2030	114,794,917.00	41,854,172.00	36.5%
February 20, 2031	112,335,026.00	39,449,080.60	35.1%
August 20, 2031	109,875,135.00	37,043,989.20	33.7%
February 20, 2032	107,415,244.00	34,638,897.80	32.2%
August 20, 2032	104,955,353.00	32,233,806.40	30.7%
February 20, 2033	102,495,462.00	29,828,715.00	29.1%
August 20, 2033	100,035,571.00	27,423,623.60	27.4%
February 20, 2034	97,575,680.00	—	0.0%

A-III-15

APPENDIX IV
EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

A.    N126FE

	N126FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$32,709,000.00
February 20, 2021	874,517.93	31,834,482.07
August 20, 2021	874,517.93	30,959,964.14
February 20, 2022	874,517.93	30,085,446.21
August 20, 2022	874,517.93	29,210,928.28
February 20, 2023	874,517.93	28,336,410.35
August 20, 2023	874,517.93	27,461,892.42
February 20, 2024	874,517.93	26,587,374.49
August 20, 2024	874,517.93	25,712,856.56
February 20, 2025	874,517.93	24,838,338.63
August 20, 2025	874,517.93	23,963,820.70
February 20, 2026	874,517.93	23,089,302.77
August 20, 2026	874,517.93	22,214,784.84
February 20, 2027	874,517.93	21,340,266.91
August 20, 2027	874,517.93	20,465,748.98
February 20, 2028	874,517.93	19,591,231.05
August 20, 2028	874,517.93	18,716,713.12
February 20, 2029	874,517.93	17,842,195.19
August 20, 2029	874,517.93	16,967,677.26
February 20, 2030	874,517.93	16,093,159.33
August 20, 2030	874,517.93	15,218,641.40
February 20, 2031	874,517.93	14,344,123.47
August 20, 2031	874,517.93	13,469,605.54
February 20, 2032	874,517.93	12,595,087.61
August 20, 2032	874,517.93	11,720,569.68
February 20, 2033	874,517.93	10,846,051.75
August 20, 2033	874,517.93	9,971,533.82
February 20, 2034	9,971,533.82	—

A-IV-1

B.    N130FE

	N130FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$33,532,000.00
February 20, 2021	896,521.91	32,635,478.09
August 20, 2021	896,521.91	31,738,956.18
February 20, 2022	896,521.91	30,842,434.27
August 20, 2022	896,521.91	29,945,912.36
February 20, 2023	896,521.91	29,049,390.45
August 20, 2023	896,521.91	28,152,868.54
February 20, 2024	896,521.91	27,256,346.63
August 20, 2024	896,521.91	26,359,824.72
February 20, 2025	896,521.91	25,463,302.81
August 20, 2025	896,521.91	24,566,780.90
February 20, 2026	896,521.91	23,670,258.99
August 20, 2026	896,521.91	22,773,737.08
February 20, 2027	896,521.91	21,877,215.17
August 20, 2027	896,521.91	20,980,693.26
February 20, 2028	896,521.91	20,084,171.35
August 20, 2028	896,521.91	19,187,649.44
February 20, 2029	896,521.91	18,291,127.53
August 20, 2029	896,521.91	17,394,605.62
February 20, 2030	896,521.91	16,498,083.71
August 20, 2030	896,521.91	15,601,561.80
February 20, 2031	896,521.91	14,705,039.89
August 20, 2031	896,521.91	13,808,517.98
February 20, 2032	896,521.91	12,911,996.07
August 20, 2032	896,521.91	12,015,474.16
February 20, 2033	896,521.91	11,118,952.25
August 20, 2033	896,521.91	10,222,430.34
February 20, 2034	10,222,430.34	—

A-IV-2

C.    N135FE

	N135FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$34,223,000.00
February 20, 2021	914,996.70	33,308,003.30
August 20, 2021	914,996.70	32,393,006.60
February 20, 2022	914,996.70	31,478,009.90
August 20, 2022	914,996.70	30,563,013.20
February 20, 2023	914,996.70	29,648,016.50
August 20, 2023	914,996.70	28,733,019.80
February 20, 2024	914,996.70	27,818,023.10
August 20, 2024	914,996.70	26,903,026.40
February 20, 2025	914,996.70	25,988,029.70
August 20, 2025	914,996.70	25,073,033.00
February 20, 2026	914,996.70	24,158,036.30
August 20, 2026	914,996.70	23,243,039.60
February 20, 2027	914,996.70	22,328,042.90
August 20, 2027	914,996.70	21,413,046.20
February 20, 2028	914,996.70	20,498,049.50
August 20, 2028	914,996.70	19,583,052.80
February 20, 2029	914,996.70	18,668,056.10
August 20, 2029	914,996.70	17,753,059.40
February 20, 2030	914,996.70	16,838,062.70
August 20, 2030	914,996.70	15,923,066.00
February 20, 2031	914,996.70	15,008,069.30
August 20, 2031	914,996.70	14,093,072.60
February 20, 2032	914,996.70	13,178,075.90
August 20, 2032	914,996.70	12,263,079.20
February 20, 2033	914,996.70	11,348,082.50
August 20, 2033	914,996.70	10,433,085.80
February 20, 2034	10,433,085.80	—

A-IV-3

D.    N138FE

	N138FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$34,393,000.00
February 20, 2021	919,541.88	33,473,458.12
August 20, 2021	919,541.88	32,553,916.24
February 20, 2022	919,541.88	31,634,374.36
August 20, 2022	919,541.88	30,714,832.48
February 20, 2023	919,541.88	29,795,290.60
August 20, 2023	919,541.88	28,875,748.72
February 20, 2024	919,541.88	27,956,206.84
August 20, 2024	919,541.88	27,036,664.96
February 20, 2025	919,541.88	26,117,123.08
August 20, 2025	919,541.88	25,197,581.20
February 20, 2026	919,541.88	24,278,039.32
August 20, 2026	919,541.88	23,358,497.44
February 20, 2027	919,541.88	22,438,955.56
August 20, 2027	919,541.88	21,519,413.68
February 20, 2028	919,541.88	20,599,871.80
August 20, 2028	919,541.88	19,680,329.92
February 20, 2029	919,541.88	18,760,788.04
August 20, 2029	919,541.88	17,841,246.16
February 20, 2030	919,541.88	16,921,704.28
August 20, 2030	919,541.88	16,002,162.40
February 20, 2031	919,541.88	15,082,620.52
August 20, 2031	919,541.88	14,163,078.64
February 20, 2032	919,541.88	13,243,536.76
August 20, 2032	919,541.88	12,323,994.88
February 20, 2033	919,541.88	11,404,453.00
August 20, 2033	919,541.88	10,484,911.12
February 20, 2034	10,484,911.12	—

A-IV-4

E.    N144FE

	N144FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$35,246,000.00
February 20, 2021	942,347.95	34,303,652.05
August 20, 2021	942,347.95	33,361,304.10
February 20, 2022	942,347.95	32,418,956.15
August 20, 2022	942,347.95	31,476,608.20
February 20, 2023	942,347.95	30,534,260.25
August 20, 2023	942,347.95	29,591,912.30
February 20, 2024	942,347.95	28,649,564.35
August 20, 2024	942,347.95	27,707,216.40
February 20, 2025	942,347.95	26,764,868.45
August 20, 2025	942,347.95	25,822,520.50
February 20, 2026	942,347.95	24,880,172.55
August 20, 2026	942,347.95	23,937,824.60
February 20, 2027	942,347.95	22,995,476.65
August 20, 2027	942,347.95	22,053,128.70
February 20, 2028	942,347.95	21,110,780.75
August 20, 2028	942,347.95	20,168,432.80
February 20, 2029	942,347.95	19,226,084.85
August 20, 2029	942,347.95	18,283,736.90
February 20, 2030	942,347.95	17,341,388.95
August 20, 2030	942,347.95	16,399,041.00
February 20, 2031	942,347.95	15,456,693.05
August 20, 2031	942,347.95	14,514,345.10
February 20, 2032	942,347.95	13,571,997.15
August 20, 2032	942,347.95	12,629,649.20
February 20, 2033	942,347.95	11,687,301.25
August 20, 2033	942,347.95	10,744,953.30
February 20, 2034	10,744,953.30	—

A-IV-5

F.     N151FE

	N151FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$36,693,000.00
February 20, 2021	981,035.39	35,711,964.61
August 20, 2021	981,035.39	34,730,929.22
February 20, 2022	981,035.39	33,749,893.83
August 20, 2022	981,035.39	32,768,858.44
February 20, 2023	981,035.39	31,787,823.05
August 20, 2023	981,035.39	30,806,787.66
February 20, 2024	981,035.39	29,825,752.27
August 20, 2024	981,035.39	28,844,716.88
February 20, 2025	981,035.39	27,863,681.49
August 20, 2025	981,035.39	26,882,646.10
February 20, 2026	981,035.39	25,901,610.71
August 20, 2026	981,035.39	24,920,575.32
February 20, 2027	981,035.39	23,939,539.93
August 20, 2027	981,035.39	22,958,504.54
February 20, 2028	981,035.39	21,977,469.15
August 20, 2028	981,035.39	20,996,433.76
February 20, 2029	981,035.39	20,015,398.37
August 20, 2029	981,035.39	19,034,362.98
February 20, 2030	981,035.39	18,053,327.59
August 20, 2030	981,035.39	17,072,292.20
February 20, 2031	981,035.39	16,091,256.81
August 20, 2031	981,035.39	15,110,221.42
February 20, 2032	981,035.39	14,129,186.03
August 20, 2032	981,035.39	13,148,150.64
February 20, 2033	981,035.39	12,167,115.25
August 20, 2033	981,035.39	11,186,079.86
February 20, 2034	11,186,079.86	—

A-IV-6

G.    N153FE

	N153FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$36,811,000.00
February 20, 2021	984,190.27	35,826,809.73
August 20, 2021	984,190.27	34,842,619.46
February 20, 2022	984,190.27	33,858,429.19
August 20, 2022	984,190.27	32,874,238.92
February 20, 2023	984,190.27	31,890,048.65
August 20, 2023	984,190.27	30,905,858.38
February 20, 2024	984,190.27	29,921,668.11
August 20, 2024	984,190.27	28,937,477.84
February 20, 2025	984,190.27	27,953,287.57
August 20, 2025	984,190.27	26,969,097.30
February 20, 2026	984,190.27	25,984,907.03
August 20, 2026	984,190.27	25,000,716.76
February 20, 2027	984,190.27	24,016,526.49
August 20, 2027	984,190.27	23,032,336.22
February 20, 2028	984,190.27	22,048,145.95
August 20, 2028	984,190.27	21,063,955.68
February 20, 2029	984,190.27	20,079,765.41
August 20, 2029	984,190.27	19,095,575.14
February 20, 2030	984,190.27	18,111,384.87
August 20, 2030	984,190.27	17,127,194.60
February 20, 2031	984,190.27	16,143,004.33
August 20, 2031	984,190.27	15,158,814.06
February 20, 2032	984,190.27	14,174,623.79
August 20, 2032	984,190.27	13,190,433.52
February 20, 2033	984,190.27	12,206,243.25
August 20, 2033	984,190.27	11,222,052.98
February 20, 2034	11,222,052.98	—

A-IV-7

H.    N155FE

	N155FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$37,299,000.00
February 20, 2021	997,237.59	36,301,762.41
August 20, 2021	997,237.59	35,304,524.82
February 20, 2022	997,237.59	34,307,287.23
August 20, 2022	997,237.59	33,310,049.64
February 20, 2023	997,237.59	32,312,812.05
August 20, 2023	997,237.59	31,315,574.46
February 20, 2024	997,237.59	30,318,336.87
August 20, 2024	997,237.59	29,321,099.28
February 20, 2025	997,237.59	28,323,861.69
August 20, 2025	997,237.59	27,326,624.10
February 20, 2026	997,237.59	26,329,386.51
August 20, 2026	997,237.59	25,332,148.92
February 20, 2027	997,237.59	24,334,911.33
August 20, 2027	997,237.59	23,337,673.74
February 20, 2028	997,237.59	22,340,436.15
August 20, 2028	997,237.59	21,343,198.56
February 20, 2029	997,237.59	20,345,960.97
August 20, 2029	997,237.59	19,348,723.38
February 20, 2030	997,237.59	18,351,485.79
August 20, 2030	997,237.59	17,354,248.20
February 20, 2031	997,237.59	16,357,010.61
August 20, 2031	997,237.59	15,359,773.02
February 20, 2032	997,237.59	14,362,535.43
August 20, 2032	997,237.59	13,365,297.84
February 20, 2033	997,237.59	12,368,060.25
August 20, 2033	997,237.59	11,370,822.66
February 20, 2034	11,370,822.66	—

A-IV-8

I.     N168FE

	N168FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$38,844,000.00
February 20, 2021	1,038,545.19	37,805,454.81
August 20, 2021	1,038,545.19	36,766,909.62
February 20, 2022	1,038,545.19	35,728,364.43
August 20, 2022	1,038,545.19	34,689,819.24
February 20, 2023	1,038,545.19	33,651,274.05
August 20, 2023	1,038,545.19	32,612,728.86
February 20, 2024	1,038,545.19	31,574,183.67
August 20, 2024	1,038,545.19	30,535,638.48
February 20, 2025	1,038,545.19	29,497,093.29
August 20, 2025	1,038,545.19	28,458,548.10
February 20, 2026	1,038,545.19	27,420,002.91
August 20, 2026	1,038,545.19	26,381,457.72
February 20, 2027	1,038,545.19	25,342,912.53
August 20, 2027	1,038,545.19	24,304,367.34
February 20, 2028	1,038,545.19	23,265,822.15
August 20, 2028	1,038,545.19	22,227,276.96
February 20, 2029	1,038,545.19	21,188,731.77
August 20, 2029	1,038,545.19	20,150,186.58
February 20, 2030	1,038,545.19	19,111,641.39
August 20, 2030	1,038,545.19	18,073,096.20
February 20, 2031	1,038,545.19	17,034,551.01
August 20, 2031	1,038,545.19	15,996,005.82
February 20, 2032	1,038,545.19	14,957,460.63
August 20, 2032	1,038,545.19	13,918,915.44
February 20, 2033	1,038,545.19	12,880,370.25
August 20, 2033	1,038,545.19	11,841,825.06
February 20, 2034	11,841,825.06	—

A-IV-9

J.     N172FE

	N172FE
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$39,415,000.00
February 20, 2021	1,053,811.62	38,361,188.38
August 20, 2021	1,053,811.62	37,307,376.76
February 20, 2022	1,053,811.62	36,253,565.14
August 20, 2022	1,053,811.62	35,199,753.52
February 20, 2023	1,053,811.62	34,145,941.90
August 20, 2023	1,053,811.62	33,092,130.28
February 20, 2024	1,053,811.62	32,038,318.66
August 20, 2024	1,053,811.62	30,984,507.04
February 20, 2025	1,053,811.62	29,930,695.42
August 20, 2025	1,053,811.62	28,876,883.80
February 20, 2026	1,053,811.62	27,823,072.18
August 20, 2026	1,053,811.62	26,769,260.56
February 20, 2027	1,053,811.62	25,715,448.94
August 20, 2027	1,053,811.62	24,661,637.32
February 20, 2028	1,053,811.62	23,607,825.70
August 20, 2028	1,053,811.62	22,554,014.08
February 20, 2029	1,053,811.62	21,500,202.46
August 20, 2029	1,053,811.62	20,446,390.84
February 20, 2030	1,053,811.62	19,392,579.22
August 20, 2030	1,053,811.62	18,338,767.60
February 20, 2031	1,053,811.62	17,284,955.98
August 20, 2031	1,053,811.62	16,231,144.36
February 20, 2032	1,053,811.62	15,177,332.74
August 20, 2032	1,053,811.62	14,123,521.12
February 20, 2033	1,053,811.62	13,069,709.50
August 20, 2033	1,053,811.62	12,015,897.88
February 20, 2034	12,015,897.88	—

A-IV-10

K.    N897FD

	N897FD
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$76,487,000.00
February 20, 2021	2,044,980.07	74,442,019.93
August 20, 2021	2,044,980.07	72,397,039.86
February 20, 2022	2,044,980.07	70,352,059.79
August 20, 2022	2,044,980.07	68,307,079.72
February 20, 2023	2,044,980.07	66,262,099.65
August 20, 2023	2,044,980.07	64,217,119.58
February 20, 2024	2,044,980.07	62,172,139.51
August 20, 2024	2,044,980.07	60,127,159.44
February 20, 2025	2,044,980.07	58,082,179.37
August 20, 2025	2,044,980.07	56,037,199.30
February 20, 2026	2,044,980.07	53,992,219.23
August 20, 2026	2,044,980.07	51,947,239.16
February 20, 2027	2,044,980.07	49,902,259.09
August 20, 2027	2,044,980.07	47,857,279.02
February 20, 2028	2,044,980.07	45,812,298.95
August 20, 2028	2,044,980.07	43,767,318.88
February 20, 2029	2,044,980.07	41,722,338.81
August 20, 2029	2,044,980.07	39,677,358.74
February 20, 2030	2,044,980.07	37,632,378.67
August 20, 2030	2,044,980.07	35,587,398.60
February 20, 2031	2,044,980.07	33,542,418.53
August 20, 2031	2,044,980.07	31,497,438.46
February 20, 2032	2,044,980.07	29,452,458.39
August 20, 2032	2,044,980.07	27,407,478.32
February 20, 2033	2,044,980.07	25,362,498.25
August 20, 2033	2,044,980.07	23,317,518.18
February 20, 2034	23,317,518.18	—

A-IV-11

L.    N891FD

	N891FD
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$80,295,000.00
February 20, 2021	2,146,791.93	78,148,208.07
August 20, 2021	2,146,791.93	76,001,416.14
February 20, 2022	2,146,791.93	73,854,624.21
August 20, 2022	2,146,791.93	71,707,832.28
February 20, 2023	2,146,791.93	69,561,040.35
August 20, 2023	2,146,791.93	67,414,248.42
February 20, 2024	2,146,791.93	65,267,456.49
August 20, 2024	2,146,791.93	63,120,664.56
February 20, 2025	2,146,791.93	60,973,872.63
August 20, 2025	2,146,791.93	58,827,080.70
February 20, 2026	2,146,791.93	56,680,288.77
August 20, 2026	2,146,791.93	54,533,496.84
February 20, 2027	2,146,791.93	52,386,704.91
August 20, 2027	2,146,791.93	50,239,912.98
February 20, 2028	2,146,791.93	48,093,121.05
August 20, 2028	2,146,791.93	45,946,329.12
February 20, 2029	2,146,791.93	43,799,537.19
August 20, 2029	2,146,791.93	41,652,745.26
February 20, 2030	2,146,791.93	39,505,953.33
August 20, 2030	2,146,791.93	37,359,161.40
February 20, 2031	2,146,791.93	35,212,369.47
August 20, 2031	2,146,791.93	33,065,577.54
February 20, 2032	2,146,791.93	30,918,785.61
August 20, 2032	2,146,791.93	28,771,993.68
February 20, 2033	2,146,791.93	26,625,201.75
August 20, 2033	2,146,791.93	24,478,409.82
February 20, 2034	24,478,409.82	—

A-IV-12

M.   N876FD

	N876FD
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$84,097,000.00
February 20, 2021	2,248,443.38	81,848,556.62
August 20, 2021	2,248,443.38	79,600,113.24
February 20, 2022	2,248,443.38	77,351,669.86
August 20, 2022	2,248,443.38	75,103,226.48
February 20, 2023	2,248,443.38	72,854,783.10
August 20, 2023	2,248,443.38	70,606,339.72
February 20, 2024	2,248,443.38	68,357,896.34
August 20, 2024	2,248,443.38	66,109,452.96
February 20, 2025	2,248,443.38	63,861,009.58
August 20, 2025	2,248,443.38	61,612,566.20
February 20, 2026	2,248,443.38	59,364,122.82
August 20, 2026	2,248,443.38	57,115,679.44
February 20, 2027	2,248,443.38	54,867,236.06
August 20, 2027	2,248,443.38	52,618,792.68
February 20, 2028	2,248,443.38	50,370,349.30
August 20, 2028	2,248,443.38	48,121,905.92
February 20, 2029	2,248,443.38	45,873,462.54
August 20, 2029	2,248,443.38	43,625,019.16
February 20, 2030	2,248,443.38	41,376,575.78
August 20, 2030	2,248,443.38	39,128,132.40
February 20, 2031	2,248,443.38	36,879,689.02
August 20, 2031	2,248,443.38	34,631,245.64
February 20, 2032	2,248,443.38	32,382,802.26
August 20, 2032	2,248,443.38	30,134,358.88
February 20, 2033	2,248,443.38	27,885,915.50
August 20, 2033	2,248,443.38	25,637,472.12
February 20, 2034	25,637,472.12	—

A-IV-13

N.    N845FD

	N845FD
Date	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$89,956,000.00
February 20, 2021	2,405,091.40	87,550,908.60
August 20, 2021	2,405,091.40	85,145,817.20
February 20, 2022	2,405,091.40	82,740,725.80
August 20, 2022	2,405,091.40	80,335,634.40
February 20, 2023	2,405,091.40	77,930,543.00
August 20, 2023	2,405,091.40	75,525,451.60
February 20, 2024	2,405,091.40	73,120,360.20
August 20, 2024	2,405,091.40	70,715,268.80
February 20, 2025	2,405,091.40	68,310,177.40
August 20, 2025	2,405,091.40	65,905,086.00
February 20, 2026	2,405,091.40	63,499,994.60
August 20, 2026	2,405,091.40	61,094,903.20
February 20, 2027	2,405,091.40	58,689,811.80
August 20, 2027	2,405,091.40	56,284,720.40
February 20, 2028	2,405,091.40	53,879,629.00
August 20, 2028	2,405,091.40	51,474,537.60
February 20, 2029	2,405,091.40	49,069,446.20
August 20, 2029	2,405,091.40	46,664,354.80
February 20, 2030	2,405,091.40	44,259,263.40
August 20, 2030	2,405,091.40	41,854,172.00
February 20, 2031	2,405,091.40	39,449,080.60
August 20, 2031	2,405,091.40	37,043,989.20
February 20, 2032	2,405,091.40	34,638,897.80
August 20, 2032	2,405,091.40	32,233,806.40
February 20, 2033	2,405,091.40	29,828,715.00
August 20, 2033	2,405,091.40	27,423,623.60
February 20, 2034	27,423,623.60	—

A-IV-14

PROSPECTUS

Federal Express Corporation

PASS THROUGH CERTIFICATES

        Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

  •
  Federal Express Corporation ("FedEx Express") to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us; or

  •
  one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction or otherwise.

        The pass through certificates will not represent interests in, or obligations of FedEx Express, or any of our affiliates.

        Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

        The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

        Our payment obligations in respect of any equipment notes we issue or, in the case of equipment notes issued by an owner trustee, our obligations under the leases related to such equipment notes, will be fully and unconditionally guaranteed by our parent corporation, FedEx Corporation ("FedEx").

        We may offer and sell the pass through certificates on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of pass through certificates. If any agents, dealers or underwriters are involved in the sale of any pass through securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of pass through certificates also will be set forth in the applicable prospectus supplement.

        This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement, as well as any information described under the heading "Where You Can Find More Information," carefully before you invest.

        Investing in the pass through securities involves certain risks.
See "Risk Factors" on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2020.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC, as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with only a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

        The prospectus supplement also will contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

        We have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus or any prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any sales of securities made in connection herewith. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        References in this prospectus to "we," "us," "our" and "FedEx Express" are to Federal Express Corporation. References to "FedEx" are to our parent company, FedEx Corporation.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to FedEx's and our financial condition, results of operations, cash flows, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words "will," "may," "could," "would," "should," "believes," "expects," "anticipates," "plans," "estimates," "targets," "projects," "intends" or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the risk factors referred to below under the heading "Risk Factors" and other factors that can be found in FedEx's and its subsidiaries' press releases and FedEx's filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        FedEx files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that FedEx files electronically with the SEC at sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto.

        The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and, where applicable, modify and supersede previous information contained in documents filed earlier with the SEC or contained or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and all future filings made by FedEx with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC) prior to the termination of the offering under this prospectus.

FedEx SEC Filings	Period
Annual Report of FedEx on Form 10-K	Fiscal year ended May 31, 2020
Current Reports of FedEx on Form 8-K	Filed on June 19, 2020

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting FedEx in writing, by telephone or email at:

FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com

        You can also access FedEx's SEC filings through the Investor Relations page of the FedEx website at investors.fedex.com. The information on the FedEx website, however, is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

ABOUT OUR COMPANY

        FedEx Express is a wholly owned subsidiary of FedEx. FedEx provides a broad portfolio of transportation, e-commerce and business services through companies competing collectively, operating independently and managed collaboratively, under the respected FedEx brand. FedEx Express, including TNT Express B.V., is the world's largest express transportation company, offering time-definite delivery to more than 220 countries and territories, connecting markets that comprise more than 99% of the world's gross domestic product.

        The mailing address of our principal executive offices is 3610 Hacks Cross Road, Memphis, Tennessee 38125. Our main telephone number is (901) 369-3600.

        The address of FedEx's website is fedex.com. The information on the FedEx website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.

RISK FACTORS

        Investing in any pass through certificates involves risks. In connection with any investment in pass through certificates, you should consider carefully (i) the factors identified under the heading "Risk Factors" in "Management's Discussion and Analysis of Results of Operations and Financial Condition" in FedEx's most recent annual report on Form 10-K, as updated by FedEx's quarterly reports on Form 10-Q, (ii) the other information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus and (iii) any risk factors set forth in the applicable prospectus supplement.

SUPPLEMENTAL FINANCIAL INFORMATION

        We are providing the following information in compliance with Rule 13-01 of Regulation S-X, "Financial Disclosures about Guarantors and Issuers of Guaranteed Securities." FedEx will fully and unconditionally guarantee the payment obligations of FedEx Express under the equipment notes issued by FedEx Express or, in the case of equipment notes issued by an owner trustee, the payment obligations of FedEx Express under the leases related to such equipment notes underlying any pass through certificates offered for sale by FedEx Express under this prospectus. See "Description of Pass Through Certificates—FedEx's Guarantee." The following tables present summarized financial information for FedEx (as Parent Guarantor) and FedEx Express (as Subsidiary Issuer) on a combined basis after transactions and balances within the combined entities have been eliminated.

Parent Guarantor and Subsidiary Issuer

        The following table presents the summarized balance sheet information as of May 31, 2020 (in millions):

Current Assets	$4,444
Intercompany Receivable	808
Total Assets	54,423
Current Liabilities	3,546
Intercompany Payable	4,743
Total Liabilities	42,132

        The following table presents the summarized statement of income information as of May 31, 2020 (in millions):

Revenue	$19,867
Intercompany Charges, net	(965)
Operating Income	488
Intercompany Charges, net	447
Net Income Before Income Taxes	1,191
Net Income	$1,151

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, the pass through trustee will use the proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft or other aircraft-related assets. See "Description of Pass Through Certificates" for a description of the equipment notes.

DESCRIPTION OF PASS THROUGH CERTIFICATES

        The pass through certificates covered by this prospectus will be issued pursuant to a pass through trust agreement (the "basic agreement"), to be entered into prior to the issuance of any such pass through certificates, between FedEx Express and Wilmington Trust Company, as pass through trustee.

        The following summary describes the general terms and provisions of the pass through certificates covered by this prospectus. Each series of pass through certificates will be issued by a separate trust and, when we offer to sell a particular series of pass through certificates, we will describe in a prospectus supplement the specific terms of, and the extent to which the terms of the basic agreement do not apply to, such pass through certificates. If any information set forth in a prospectus supplement regarding the terms and provisions of a particular series of pass through certificates is inconsistent with the information set forth in this prospectus, the information in the prospectus supplement will supersede and replace the information found herein.

        Because the following is a summary, it may not contain all the information that may be important to you. For further information, you should read the form of basic agreement, which is an exhibit to the registration statement of which this prospectus is a part. A copy of the form of basic agreement is also available from us upon request at the contact information specified in "Where You Can Find More Information." This summary is subject to, and qualified in its entirety by reference to, all the provisions of the basic agreement, including definitions of certain terms used in it.

Terms

        Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

  •
  FedEx Express to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us ("owned aircraft notes"); or

  •
  one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction or otherwise ("leased aircraft notes").

        The pass through certificates will not represent interests in, or obligations of FedEx Express, or any of our affiliates.

        Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

        The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

        Our payment obligations in respect of any equipment notes we issue or, in the case of equipment notes issued by an owner trustee, our obligations under the leases related to such equipment notes, will be fully and unconditionally guaranteed by our parent corporation, FedEx.

Property of the Trust

        The pass through trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

        Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by FedEx Express, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to FedEx Express.

        In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other aircraft related equipment or personal property owned or to be owned by, or leased or to be leased to, FedEx Express. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement. Also, to the extent set forth in the applicable prospectus supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

Issuance of Equipment Notes

        We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. An aircraft owned by us may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes, which will be described in the applicable prospectus supplement.

Ranking; Subordinated Rights

        A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the pass through trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, letter of credit, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the pass through trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

Miscellaneous

        If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

        We will describe any material United States federal income tax considerations in the applicable prospectus supplement.

Regarding the Pass Through Trustee

        We may conduct banking and other transactions with the pass through trustee and its affiliates in the ordinary course of business.

FedEx's Guarantee

  FedEx will fully and unconditionally guarantee

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  with respect to equipment notes secured by our owned aircraft, the full and prompt payment of all our payment obligations under such equipment notes when and as the same shall become due and payable; and

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  with respect to equipment notes secured by our leased aircraft, the full and prompt payment of all of our payment obligations under the related lease when and as the same shall become due and payable.

        FedEx's guarantee will be enforceable without any need first to enforce any equipment note or lease against us. FedEx's guarantee will be an unsecured obligation of FedEx.

Governing Law

        The basic agreement and the pass through certificates will be governed and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the pass through certificates in any of the following ways:

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  to or through underwriters;

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  to or through dealers;

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  through agents;

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  directly to purchasers through a specific bidding, ordering or auction process or otherwise;

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  through any combination of these methods of sale; or

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  through any other methods described in a prospectus supplement.

        The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:

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  the names of any underwriters, dealers or agents;

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  the purchase price of the pass through certificates and the proceeds to be received from the sale;

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  any underwriting discounts, selling commissions, agency fees and other items constituting underwriters', dealers' or agents' compensation; and

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  any discounts or concessions allowed or re-allowed or paid to dealers or agents.

        Underwriters, dealers and agents who participate in the distribution of the pass through certificates may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

        Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any pass through certificates on a national securities exchange. If pass through certificates are sold to or through underwriters, the underwriters may make a market in such pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, any pass through certificates.

        We will estimate our expenses associated with any offering of pass through certificates in the relevant prospectus supplement.

LEGAL MATTERS

        Davis Polk & Wardwell LLP will issue an opinion concerning the legality of the pass through certificates.

        Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

        The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation's Annual Report (Form 10-K) for the fiscal year ended May 31, 2020 (including the schedule appearing therein), and the effectiveness of FedEx Corporation's internal control over financial reporting as of May 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of FedEx Corporation's internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$690,000,000

Federal Express Corporation

2020-1AA Pass Through Trust
Pass Through Certificates, Series 2020-1AA

PRELIMINARY PROSPECTUS SUPPLEMENT

                , 2020